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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

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Filed by a Party other than the Registrant ☐
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☒	Definitive Proxy Statement
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☐	Soliciting Material under §240.14a-12

The Travelers Companies, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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485 Lexington Avenue New York, New York 10017

April 1, 2016

Dear Shareholders:

Please join us for The Travelers Companies, Inc. Annual Meeting of Shareholders on Thursday, May 19, 2016, at 9:30 a.m. (Eastern Daylight Time) at the Hartford Marriott Downtown, 200 Columbus Boulevard, Hartford, Connecticut 06103.

Attached to this letter are a Notice of Annual Meeting of Shareholders and Proxy Statement, which describe the business to be conducted at the meeting. We also will report on matters of current interest to our shareholders.

At this year's meeting, you will be asked to:

  (1)
  elect the 14 director nominees listed in the Proxy Statement;
  (2)
  ratify the appointment of our independent registered public accounting firm for 2016;
  (3)
  consider a non-binding vote to approve executive compensation;
  (4)
  approve an amendment to The Travelers Companies, Inc. 2014 Stock Incentive Plan;
  (5)
  consider a shareholder proposal on political contributions and expenditures, if presented at the meeting; and
  (6)
  consider a shareholder proposal relating to lobbying, if presented at the meeting.

The Board of Directors recommends that you vote FOR each of the nominees listed in item 1, FOR items 2, 3 and 4 and AGAINST items 5 and 6.

Your vote is important. Whether you own a few shares or many, and whether or not you plan to attend the Annual Meeting in person, it is important that your shares be represented and voted at the meeting. You may vote your shares by proxy on the Internet, by telephone, or by completing, signing and promptly returning a proxy card, or you may vote in person at the Annual Meeting.

Thank you for your continued support of Travelers.

Sincerely,

Alan D. Schnitzer Chief Executive Officer	Jay S. Fishman Executive Chairman of the Board

PROXY VOTING METHODS

If, at the close of business on March 21, 2016 (the "Record Date"), you were a shareholder of record or held shares through The Travelers Companies, Inc. (the "Company" or "Travelers") 401(k) Savings Plan or through a broker or nominee, you may vote your shares by proxy on the Internet, by telephone or by mail. For shares held of record or through a broker or nominee, you may also vote in person at the Annual Meeting of Shareholders to be held on May 19, 2016 (the "Annual Meeting"). For shares held through a broker or nominee, you may vote by submitting voting instructions to your broker or nominee. To reduce our administrative and postage costs, we ask that you vote on the Internet or by telephone, both of which are available 24 hours a day. You may revoke your proxies or change your vote at the times and as described on page 90 of this Proxy Statement.

If you are a shareholder of record or hold shares through a broker or bank and are voting by proxy, your vote must be received by 11:59 p.m. (Eastern Daylight Time) on May 18, 2016 to be counted.

If you hold shares through Travelers' 401(k) Savings Plan, your vote must be received by 11:59 p.m. (Eastern Daylight Time) on May 17, 2016 to be counted. Those votes cannot be changed or revoked after that time, and those shares cannot be voted in person at the Annual Meeting.

To vote by proxy:

BY INTERNET

•
Go to the website www.proxyvote.com and follow the instructions, 24 hours a day, seven days a week.

•
You will need the 16-digit number included on your Notice of Internet Availability of Proxy Materials (the "Notice") or on your proxy card.

BY TELEPHONE

•
From a touch-tone telephone, dial (800) 690-6903 and follow the recorded instructions, 24 hours a day, seven days a week.

•
You will need the 16-digit number included on your Notice of Internet Availability of Proxy Materials or on your proxy card.

BY MAIL

•
If you have not already received a proxy card, you may request a proxy card from us by following the instructions on your Notice of Internet Availability of Proxy Materials.

•
When you receive the proxy card, mark your selections on the proxy card.

•
Date and sign your name exactly as it appears on your proxy card.

•
Mail the proxy card in the postage-paid envelope that will be provided to you.

If you plan to attend the Annual Meeting and vote in person, you must present a form of personal identification (such as driver's license) along with your Notice, proxy card or proof of ownership (and if your shares are held in street name, a bank or brokerage account statement as proof of ownership). You may vote shares held in street name at the Annual Meeting only if you obtain a signed proxy from the recordholder (broker or other nominee) giving you the right to vote the shares.

Even if you plan to attend the Annual Meeting, we encourage you to vote in advance using one of the voting methods described above so that your vote will be counted if you later decide not to attend the meeting.

Shares held by current and former employees through the Company's 401(k) Savings Plan cannot be voted in person at the Annual Meeting.

YOUR VOTE IS IMPORTANT. THANK YOU FOR VOTING.

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS AND PROXY STATEMENT

Thursday, May 19, 2016
9:30 a.m. Eastern Daylight Time
Hartford Marriott Downtown, 200 Columbus Boulevard, Hartford, Connecticut 06103.

ITEMS OF BUSINESS

1.
Elect the 14 director nominees listed herein.
2.
Ratify the appointment of KPMG LLP as our independent registered public accounting firm for 2016.
3.
Consider a non-binding vote to approve executive compensation.
4.
Approve an amendment to The Travelers Companies, Inc. 2014 Stock Incentive Plan.
5.
Consider a shareholder proposal relating to political contributions and expenditures, if presented at the Annual Meeting.
6.
Consider a shareholder proposal relating to lobbying, if presented at the Annual Meeting.
7.
Consider such other business as may properly come before the Annual Meeting and any adjournments or postponements thereof.

RECORD DATE

You may vote at the Annual Meeting if you were a shareholder of record at the close of business on March 21, 2016.

VOTING BY PROXY

To ensure your shares are voted, you may vote your shares on the Internet, by telephone or by completing a paper proxy card and returning it by mail. Internet and telephone voting procedures are described on the preceding page and in the General Information section beginning on page 88 of the Proxy Statement and on the proxy card.

By Order of the Board of Directors,

Wendy C. Skjerven Corporate Secretary

This Notice of Annual Meeting and Proxy Statement are being distributed or made available, as the case may be, on or about April 1, 2016.

ITEM 1 – ELECTION OF DIRECTORS

ITEM 1 – ELECTION OF DIRECTORS
Nominees for Election of Directors

There are currently 13 members of the Board of Directors (the "Board"). On February 3, 2016, the Board, upon recommendation of its Nominating and Governance Committee, unanimously nominated the 13 current directors listed below for re-election to the Board at the Annual Meeting. The Board also unanimously nominated Todd C. Schermerhorn, who is not currently a director, for election to the Board at the Annual Meeting.

The directors elected at the Annual Meeting will hold office until the 2017 annual meeting of shareholders and until their successors are duly elected and qualified. Unless otherwise instructed, the persons named in the form of proxy card (the "proxyholders") attached to this Proxy Statement as filed with the Securities and Exchange Commission ("SEC"), intend to vote the proxies held by them for the election of the 14 nominees named below. The proxies cannot be voted for more than 14 candidates for director. The Board of Directors knows of no reason why these nominees should be unable or unwilling to serve, but if that should be the case, proxies received will be voted for the election of such other persons, if any, as the Board of Directors may designate.

 Alan L. Beller
Age 66
Director Since 2007

Mr. Beller is Senior Counsel of the law firm of Cleary Gottlieb Steen & Hamilton LLP ("Cleary"), based in the New York City office. Mr. Beller joined Cleary in 1976 and was a partner in the firm from 1984 through 2001. From 2002 to 2006, he served as the Director of the Division of Corporation Finance of the U.S. Securities and Exchange Commission and as Senior Counselor to the Commission. He returned to Cleary in August 2006 and was a partner in the firm until 2014. Mr. Beller is a member of the Board of Trustees of the IFRS Foundation.

 John H. Dasburg
Age 73
Director Since 1994

Mr. Dasburg has been Chairman and Chief Executive Officer of ASTAR USA, LLC, a holding company investing in aviation operations, since April 2003. He served as Chief Executive Officer and President of Burger King Corporation from April 2001 through January 2003 and as Chairman of Burger King from April 2001 to March 2003. Mr. Dasburg served as President and Chief Executive Officer of Northwest Airlines from 1989 through March 2001. From 1980 to 1989, he held a number of positions at Marriott Corporation, including President of The Lodging Group, Chief Financial Officer and Chief Real Estate Officer. From 1973 to 1980, Mr. Dasburg was employed by KPMG Peat Marwick, serving as a Tax Partner from 1978 to 1980. Mr. Dasburg is currently a member of the Advisory Board of Trilantic Capital Partners and is a director of the Miami Cancer Institute.

 Janet M. Dolan
Age 66
Director Since 2001

Ms. Dolan has been President of Act 3 Enterprises, LLC, a consulting services company, since August 2006. She served as President and Chief Executive Officer of Tennant Company, a manufacturer of nonresidential floor maintenance equipment and products, from April 1999 until her retirement in December 2005, and she had served in a number of senior executive positions with Tennant Company from 1986 until April 1999. Prior to joining Tennant Company, Ms. Dolan was a director of the Minnesota Lawyers' Professional Responsibility Board. Ms. Dolan is also a director of Wenger Corporation. Ms. Dolan also served as a director of Donaldson Company, Inc. until November 2014.

ITEM 1 – ELECTION OF DIRECTORS

 Kenneth M. Duberstein
Age 71
Director Since 1998

Mr. Duberstein has been Chairman and Chief Executive Officer of The Duberstein Group, Inc., a strategic advisory and consulting firm, since 1989. Previously, Mr. Duberstein served as Chief of Staff to President Ronald Reagan from 1988 to 1989 and as Deputy Chief of Staff during 1987. From 1984 to 1986, Mr. Duberstein was Vice President of Timmons & Company in Washington, D.C. Prior to that, he held the White House position as Assistant to the President, Legislative Affairs from 1981 to 1983. From 1977 to 1980, Mr. Duberstein was Vice President of the Committee for Economic Development. He serves as Chairman of the Harvard Institute of Politics at the Kennedy School of Government, is a director of the Brookings Institution and the National Alliance to End Homelessness and is a lifetime trustee for the Kennedy Center for the Performing Arts. Mr. Duberstein is also a director of The Boeing Company and Mack-Cali Realty Corp. Mr. Duberstein also served as a director of ConocoPhillips until April 2012 and Dell Inc. until October 2013.

 Jay S. Fishman
Age 63
Director Since 2001

Mr. Fishman is Executive Chairman of the Board of Travelers, a position he has held since December 2015. He previously served as the Company's Chief Executive Officer since the April 1, 2004 merger of The St. Paul Companies, Inc. with Travelers Property Casualty Corp. that formed the Company, and he assumed the additional role of Chairman in September 2005. He held the additional title of President from October 2001 until June 2008. From October 2001 until April 2004, Mr. Fishman had been Chairman, Chief Executive Officer and President of The St. Paul Companies, Inc. Mr. Fishman held several key executive posts at Citigroup Inc. or its subsidiaries from 1998 to October 2001, including Chairman, Chief Executive Officer and President of the Travelers insurance business. Starting in 1989, Mr. Fishman worked as an executive for Primerica, which became part of Citigroup. Mr. Fishman is a director of Exxon Mobil Corporation. He also serves as Chairman of the Board of the New York City Ballet, a trustee of the University of Pennsylvania and a member and trustee of New York-Presbyterian Hospital. Mr. Fishman also served as a director of Carlyle Group Management L.L.C. until October 2015.

 Patricia L. Higgins
Age 66
Director Since 2007

Ms. Higgins served as President and Chief Executive Officer of Switch and Data Facilities, Inc., a provider of neutral interconnection and collocation services, from September 2000 until her retirement in February 2004. In 1999 and 2000, Ms. Higgins served as Executive Vice President of the Gartner Group and Chairman and Chief Executive Officer of the Research Board, a segment of the Gartner Group. From 1997 to 1999, she served as Corporate Vice President and Chief Information Officer of Alcoa Inc., and from 1995 to 1997, she served as Vice President and President (Communications Market Business Unit) of Unisys Corporation. From 1977 to 1995, she served in various managerial positions, including as Corporate Vice President and Group Vice President (State of New York) for Verizon (NYNEX) and Vice President, International Sales Operations (Lucent) for AT&T Corporation/Lucent. Ms. Higgins currently serves on the Board of Directors of Barnes & Noble, Inc., Internap Corporation and Dycom Industries.

ITEM 1 – ELECTION OF DIRECTORS

 Thomas R. Hodgson
Age 74
Director Since 1997

Mr. Hodgson served as President and Chief Operating Officer of Abbott Laboratories, a global diversified health care company, from 1990 until his retirement in 1998. Prior to that, he had been President of the Abbott International Division from 1983 to 1990 and President of the Hospital Products Division from 1978 to 1983. Mr. Hodgson held various other management positions with Abbott from 1972 to 1978. Mr. Hodgson served as a director of Idenix Pharmaceuticals until August 2014.

 William J. Kane
Age 65
Director Since 2012

Mr. Kane served as an audit partner with Ernst & Young for 25 years until his retirement in 2010, during which time he specialized in providing accounting, auditing and consulting services to the insurance and financial services industries. Prior to that he served in various auditing roles with Ernst & Young. Mr. Kane is currently a director of AIG Life Holdings, Inc.

 Cleve L. Killingsworth Jr.
Age 63
Director Since 2007

Mr. Killingsworth served as the President and Chief Executive Officer of Blue Cross Blue Shield of Massachusetts, Inc. from July 2005 until March 2010. He served as Chairman from January 2008 to March 2010. He joined the company in February 2004 as President and Chief Operating Officer. Before joining Blue Cross Blue Shield of Massachusetts, Mr. Killingsworth served the Henry Ford Health System as Senior Vice President of Insurance and Managed Care, as well as President and Chief Executive Officer of the Health Alliance Plan. He joined Henry Ford Health Systems in January 1998 after holding senior management positions with: the Kaiser Foundation Health Plan; Blue Cross Blue Shield of Rochester, NY; Group Health Cooperative of Puget Sound; The American Hospital Association; and the Hospital of the University of Pennsylvania. Mr. Killingsworth is currently a member of the Board of Trustees of The MITRE Corporation and the Board of Overseers of the Teachers Insurance and Annuity Association of America (TIAA) and the College Retirement Equities Fund (CREF).

 Philip T. (Pete) Ruegger III
Age 66
Director Since 2014

Mr. Ruegger served as Chairman of the Executive Committee of the law firm Simpson Thacher & Bartlett LLP ("Simpson Thacher") from 2004 until his retirement in 2013. He was a member of the firm's executive committee from 1993 through June 2013. Mr. Ruegger joined Simpson Thacher in 1974 and became a partner in 1981. At Simpson Thacher, he advised clients on mergers and acquisitions, corporate governance, investigations, corporate finance and general corporate and securities law matters. Mr. Ruegger is Chairman of the Executive Committee of the Henry Street Settlement, a New York City based not-for-profit.

ITEM 1 – ELECTION OF DIRECTORS

 Todd C. Schermerhorn
Age 55
Director Nominee

Mr. Schermerhorn served as Senior Vice President and Chief Financial Officer of C.R. Bard, Inc., a multinational developer, manufacturer and marketer of life-enhancing medical technologies, from 2003 until his retirement in 2012. Prior to that, he had been Vice President and Treasurer of C.R. Bard from 1998 to 2003. From 1985 to 1998, Mr. Schermerhorn held various other management positions with C.R. Bard. Mr. Schermerhorn is a director of The Spectranetics Corporation and previously served as a director of Thoratec Corporation until October 2015.

 Alan D. Schnitzer
Age 50
Director Since 2015

Mr. Schnitzer is Chief Executive Officer of Travelers. He was previously the Company's Vice Chairman and Chief Executive Officer, Business and International Insurance from July 2014 to December 2015. He was Vice Chairman—Financial, Professional and International Insurance and Field Management; Chief Legal Officer from May 2012 until July 2014. Prior to that, he was Vice Chairman and Chief Legal Officer since joining the Company in April 2007 and Executive Vice President—Financial, Professional and International Insurance since May 2008. Prior to joining the Company, he was a partner at the law firm of Simpson Thacher & Bartlett LLP. Mr. Schnitzer serves on the Advisory Board for the University of Pennsylvania's Institute for Urban Research and on the Board of Directors of the Connecticut Council for Education Reform.

 Donald J. Shepard
Age 69
Director Since 2009

Mr. Shepard served as Chairman of the Executive Board and Chief Executive Officer of AEGON N.V., an international life insurance and pension company, from April 2002 until his retirement in April 2008. Prior to that, he served as Chief Executive Officer of AEGON USA since 1989, and in 1992, he became a member of the Executive Board of AEGON N.V. Mr. Shepard currently serves as a member of the board of directors of PNC Financial Services Group, Inc. and CSX Corporation.

 Laurie J. Thomsen
Age 58
Director Since 2004

Ms. Thomsen served as an Executive Partner of New Profit, Inc., a venture philanthropy firm, from 2006 to 2010, and she served on its board from 2001 to 2006. Prior to that, from 1995 to 2004, she was a co-founder, General Partner and Retiring General Partner of Prism Venture Partners, a venture capital firm investing in healthcare and technology companies. From 1984 until 1995, she worked at the venture capital firm Harbourvest Partners in Boston, where she was a General Partner from 1988 until 1995. Ms. Thomsen was in commercial lending at U.S. Trust Company of New York from 1979 until 1984. Ms. Thomsen is a director of MFS Mutual Funds and Dycom Industries and an emeritus Trustee of Williams College.

YOUR BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE "FOR" THE
ELECTION OF EACH OF THE NOMINEES NAMED ABOVE.

BOARD OF DIRECTORS INFORMATION

BOARD OF DIRECTORS INFORMATION
Committees of the Board and Meetings

There are six standing committees of the Board: the Audit Committee; the Compensation Committee; the Executive Committee; the Investment and Capital Markets Committee; the Nominating and Governance Committee; and the Risk Committee.

The Board has adopted a written charter for each of these committees, copies of which are posted on our website at www.travelers.com under For Investors: Corporate Governance: Charter Documents. Each committee reviews its charter annually and, when appropriate, presents to the Nominating and Governance Committee and the Board any recommended amendments for consideration and approval.

The following table summarizes the current membership of the Board and of each of its committees, as well as the number of times the Board and each committee met during 2015.

	Board	Audit	Compensation	Executive	Investment and Capital Markets	Nominating and Governance	Risk

Mr. Beller	X	X					X

Mr. Dasburg	X	Chair		X			X

Ms. Dolan	X	X					X

Mr. Duberstein	X		X	X	X	Chair

Mr. Fishman	Chair			Chair

Ms. Higgins	X	X					X

Mr. Hodgson	X	X		X			Chair

Mr. Kane	X	X					X

Mr. Killingsworth	X		X		X	X

Mr. Ruegger	X	X					X

Mr. Schnitzer	X			X

Mr. Shepard	X		Chair	X	X	X

Ms. Thomsen	X		X	X	Chair	X

Number of 2015 meetings	5	9	5	0	5	4	4

Each of the directors is independent, other than Mr. Schnitzer who currently serves as our Chief Executive Officer and Mr. Fishman who serves in a key management position as Executive Chairman of the Board and served as our Chief Executive Officer until December 2015. Each committee of the Board, other than the Executive Committee on which Mr. Fishman and Mr. Schnitzer serve, is comprised solely of independent directors.

Each director attended 75% or more of the total number of meetings of the Board and of the committees on which each such director served during 2015. Directors are encouraged and expected, but not required, to attend each annual meeting of shareholders. Eleven of the 12 directors serving as directors at the time of last year's annual meeting attended last year's annual meeting.

BOARD OF DIRECTORS INFORMATION

Audit Committee

All members of the Audit Committee are "independent", consistent with our Governance Guidelines, the New York Stock Exchange ("NYSE") listing standards and SEC rules applicable to boards of directors in general and audit committees in particular. In addition, the Board has determined that the members of the Audit Committee meet the financial literacy requirements of the NYSE. The Board also has determined that Mr. Dasburg's experience with KPMG Peat Marwick from 1973 to 1980, his service as a KPMG Tax Partner from 1978 to 1980, his experience as Chief Financial Officer of Marriott Corporation, as Chief Executive Officer of Northwest Airlines, Burger King Corporation and ASTAR and his service on the audit committees of other public companies qualify him as an audit committee financial expert, and he has been so designated. The duties and responsibilities of the Audit Committee are set forth in its charter, which may be found at www.travelers.com under For Investors: Corporate Governance: Charter Documents: Audit Committee Charter; and include the following:

•
assist the Board in exercising its oversight of the Company's accounting and financial reporting process and audits of the Company's financial statements;

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select our independent registered public accounting firm and review its qualifications, performance and independence;

•
review and pre-approve the audit and permitted non-audit services and proposed fees of the independent registered public accounting firm;

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review reports from management, the internal auditors and the independent registered public accounting firm with respect to the adequacy of the Company's internal controls; and

•
review the adequacy of the work performed by our internal audit unit.

With respect to reporting and disclosure matters, the duties and responsibilities of the Audit Committee include reviewing our audited financial statements and recommending to the Board that they be included in our Annual Report on Form 10-K in accordance with applicable rules and regulations of the SEC.

Compensation Committee

All members of the Compensation Committee are "independent" consistent with our Governance Guidelines and the NYSE listing standards and SEC rules applicable to boards of directors in general and compensation committee members in particular. In addition, all members of the Compensation Committee qualify as "non-employee directors" for purposes of Rule 16b-3 of the Exchange Act, and as "outside directors" for purposes of Section 162(m) ("Section 162(m)") of the Internal Revenue Code of 1986, as amended (the "Internal Revenue Code"). The Compensation Committee has a charter, which may be found at www.travelers.com under For Investors: Corporate Governance: Charter Documents: Compensation Committee Charter.

Duties and Responsibilities

With respect to general compensation matters, the duties and responsibilities of the Compensation Committee include the following:

•
review and approve the performance goals and objectives for our Executive Chairman of the Board,

  Chief Executive Officer ("CEO") and those members of our Management Committee who are executive officers or direct reports of the CEO (together with the Executive Chairman and the CEO, the "Committee Approved Officers");

•
review the performance and approve the salaries and incentive compensation of the Committee Approved Officers;

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approve policies with respect to perquisites of the Committee Approved Officers;

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approve and monitor compliance with stock ownership guidelines applicable to the Executive Chairman, CEO and other members of management;

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develop our compensation philosophy and objectives and recommend to the Board for approval, compensation and benefit programs determined by the Compensation Committee to be appropriate;

BOARD OF DIRECTORS INFORMATION

•
review the operation of our overall compensation program to evaluate its objectives and execution and recommend to the Board amendments to our compensation programs to better conform them with the established compensation objectives;

•
review and approve, and, in certain cases, recommend to the Board for approval, all new equity compensation plans and material amendments to existing plans, and oversee management's administration of such plans;

•
review our regulatory compliance with respect to compensation matters;

•
review and approve, and, in certain cases, recommend to the Board for approval, any employment and severance contracts for the Executive Chairman, CEO and other members of management;

•
review and approve stock option, restricted stock, restricted stock unit, performance share and similar stock-based grants;

•
conduct an independence assessment prior to selecting any compensation consultant, legal counsel or other adviser that will provide advice to the Compensation Committee; and

•
evaluate, at least annually, whether any work provided by the Compensation Committee's compensation consultant raised any conflict of interest.

With respect to reporting and disclosure matters, the duties and responsibilities of the Compensation Committee include reviewing and discussing the Compensation Discussion and Analysis with management and authorizing its inclusion in our annual proxy statement and Annual Report on Form 10-K in accordance with applicable rules and regulations of the SEC.

Establishment of Annual Bonus and Equity Award Pools

The Compensation Committee approves the individual salary, annual bonus and equity awards for the Committee Approved Officers. In addition, the Compensation Committee approves the aggregate annual bonuses and all equity awards to employees who are not Committee Approved Officers.

The Compensation Committee considered recommendations from the Executive Chairman of the Board and the CEO regarding compensation for each of the other executive officers named in the Summary Compensation Table on page 49 (together with the CEO and the Executive Chairman of the Board, the "named executive officers") and other officers.

Delegation of Authority with Respect to "Off-Cycle" Equity Grants

The Compensation Committee has delegated limited authority to the CEO to make "off-cycle" equity grants outside of the annual equity grant process to employees and new hires who are not Committee Approved Officers. The delegation is subject to maximum grant date values of equity that can be granted to any one person. These grants can only be made on the grant dates established by our Governance Guidelines for "off-cycle" equity awards. Our Governance Guidelines are available on our website at www.travelers.com under For Investors: Corporate Governance: Corporate Governance: Governance Guidelines. Any grants made "off-cycle" are reported to the Compensation Committee at the next regularly scheduled quarterly meeting following such awards.

Compensation Consultant

The Compensation Committee has the authority under its charter to retain outside consultants or advisors, as it deems necessary or advisable. In accordance with this authority, the Compensation Committee has engaged Frederic W. Cook & Co. ("F. W. Cook") as its independent outside compensation consultant to provide it with objective and expert analyses, advice and information with respect to executive compensation. All executive compensation services provided by F. W. Cook are conducted under the direction or authority of the Compensation Committee, and all work performed by F. W. Cook must be pre-approved by the Compensation Committee or the Chair of the Compensation Committee. Neither F. W. Cook nor any of its affiliates maintains any other direct or indirect business relationships with the Company or any of its affiliates. In November 2015, the Compensation Committee evaluated whether any work provided by its Compensation Committee consultant raised any conflict of interest and determined that it did not.

F. W. Cook also advises the Nominating and Governance Committee with respect to director compensation.

BOARD OF DIRECTORS INFORMATION

As requested by the Compensation Committee, in 2015, F. W. Cook's services to the Compensation Committee included, among other things:

•
advising with respect to the Compensation Committee meeting materials;

•
evaluating potential changes to incentive plans;

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advising with respect to individual compensation for the Committee Approved Officers;

•
reviewing and discussing possible aggregate levels of corporate-wide bonus payments and equity awards;

•
preparing comparative analyses of executive compensation levels and design at peer group companies;

•
advising as to how actions taken by the Compensation Committee compare to the pay and performance of our peer group companies; and
•
advising in connection with the preparation of certain of the information included in this Proxy Statement.

An F. W. Cook representative participated in each of the five Compensation Committee meetings in 2015.

In addition to the independent, outside compensation consultant discussed above, our corporate staff (including Finance, Human Resources and Legal staff members) supports the Compensation Committee in its work. Other than the Executive Chairman of the Board and the CEO (with respect to compensation for all other executive officers) and other executive officers (with respect to executive officers who report to them), no executive officer determines or recommends to the Compensation Committee the amount or form of executive compensation paid to another executive officer.

Executive Committee

The Board has granted to the Executive Committee, subject to certain limitations set forth in its charter, the broad responsibility of exercising the authority of the Board in the oversight of our business during the intervals between Board meetings in order to provide a degree of flexibility and ability to respond to time-sensitive business and legal matters. The

Executive Committee meets only as necessary. The duties and responsibilities of the Executive Committee are set forth in its charter, which may be found at  www.travelers.com under For Investors: Corporate Governance: Charter Documents: Executive Committee Charter.

Investment and Capital Markets Committee

The Investment and Capital Markets Committee assists the Board in exercising its oversight of the Company's management of its investment portfolios (including credit risk monitoring) and certain financial affairs of the Company (including capital management, such as dividend policy and actions, stock splits, repurchases of stock or other securities, financing arrangements, debt and equity financing and liquidity).

The Investment and Capital Markets Committee also reviews and either approves, or recommends appropriate Board action with respect to, among other matters, the issuance of securities, the establishment of bank lines of credit and certain purchases and dispositions of real property, capital expenditures and acquisitions and divestitures of assets.

The duties and responsibilities of the Investment and Capital Markets Committee are set forth in its charter, which may be found at www.travelers.com under For Investors: Corporate Governance: Charter Documents: Investment and Capital Markets Committee Charter.

BOARD OF DIRECTORS INFORMATION

Nominating and Governance Committee

Each member of the Nominating and Governance Committee is "independent", consistent with our Governance Guidelines and the NYSE listing standards. The duties and responsibilities of the Nominating and Governance Committee are set forth in its charter, which may be found at www.travelers.com under For Investors: Corporate Governance: Charter Documents: Nominating and Governance Committee Charter, and include the following:

•
establish criteria for the selection of candidates to serve on the Board;

•
identify and select director candidates for election or re-election to the Board;

•
identify and select directors for appointment to serve on the committees of the Board and as chairperson of such committees;

•
recommend adjustments, from time to time, to the size of the Board or of any Board committee;

•
establish procedures for the evaluation of Board and director performance;
•
oversee continuing education of directors in light of the Governance Guidelines;

•
review and recommend changes to the Board's director compensation programs and policies;

•
establish and review our Governance Guidelines and standards for determining the independence of directors and the absence of material relationships between the Company and a director;

•
review succession plans for our senior management;

•
review and approve or ratify all related person transactions under our Related Person Transaction Policy;

•
review the Company's public policy initiatives; and

•
recommend to the Board any guidelines for the removal of directors, as it determines appropriate.
Risk Committee

The purpose of the Risk Committee is to assist the Board in exercising its oversight of the Company's operational activities and the identification and review of those risks that could have a material impact on us. The duties and responsibilities of the Risk Committee are set forth in its charter, which may be found at www.travelers.com and include oversight of management's risk management activities in the following areas:

•
our enterprise risk management program;

•
the underwriting of insurance;

•
the settlement of claims;
•
the management of catastrophe exposure;

•
the retention of insured risk and appropriate levels and types of reinsurance;

•
the credit risk in our insurance operations and ceded reinsurance program;

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our information technology operations, including cyber risk; and

•
the business continuity and executive crisis management for the Company and its business operations.

GOVERNANCE OF YOUR COMPANY

GOVERNANCE OF YOUR COMPANY

Our Governance Guidelines, our Code of Business Conduct and Ethics, Board Committee charters and other corporate governance information can be found on the Corporate Governance page of the "For Investors"

section on our website at www.travelers.com. Corporate governance practices that the Board has implemented are described further below.

Governance Guidelines

Our commitment to good corporate governance is reflected in our Governance Guidelines, which describe the Board's views on a wide range of governance topics. These Governance Guidelines are reviewed annually by the Nominating and Governance Committee and, to the extent deemed appropriate in light of emerging practices, revised accordingly, upon recommendation to and approval by the full Board.

Code of Business Conduct and Ethics

We maintain a Code of Business Conduct and Ethics (the "Code of Conduct"), which is applicable to all of our directors, officers and employees, including our CEO, Chief Financial Officer, Controller and other senior financial officers. The Code of Conduct provides a framework for sound ethical business decisions and sets forth our expectations on a number of topics, including conflicts of interest, compliance with laws, use of our assets and business ethics.

The Code of Conduct may be found on our website at www.travelers.com under For Investors: Corporate Governance: Code of Conduct.

Our Chief Ethics and Compliance Officer is responsible for overseeing compliance with the Code of Conduct as part of fulfilling her responsibility for overseeing our ethics and compliance functions throughout the organization. Our Chief Ethics and Compliance Officer also assists in the communication of the Code of Conduct and oversees employee education regarding its requirements through the use of global, computer-based training, supplemented with focused in person sessions where appropriate. All employees and directors are required to certify annually that they have reviewed, understand and agree to comply with the contents of the Code of Conduct.

Ethics Helpline

We maintain an Ethics Helpline through which employees can report integrity concerns or seek guidance regarding a policy or procedure. The Ethics Helpline is serviced by an independent company, is available seven days a week, 24 hours a day and can be accessed by individuals through a toll-free number. Employees may also access the helpline system and report integrity concerns via the Internet. In either case, employees can report concerns anonymously. We maintain a formal no retaliation policy that prohibits retaliation against, or discipline of, an employee who raises an ethical concern in good faith. Once an Ethics Helpline report is filed, the report is forwarded to the

Ethics and Compliance Office, which is responsible for oversight of the helpline. Our Chief Ethics and Compliance Officer or her designee coordinates with management and outside resources, as appropriate, to investigate the matter, and address any ethical or compliance-related issues. The Audit Committee receives quarterly summaries of matters reported through the Ethics Helpline. In addition, any matter reported to the Chief Ethics and Compliance Officer that involves accounting, internal control or audit matters, or any fraud involving persons with a significant role in our internal controls, is reported to the Audit Committee.

Compliance Policy Review

We have established a Companywide ethics and compliance function, with a view to ensuring compliance with evolving laws, regulations and policies and to encourage and reinforce ongoing ethical and lawful business conduct. Our Chief Ethics and Compliance Officer meets regularly with members of senior management and business unit compliance officers to oversee the implementation of various

GOVERNANCE OF YOUR COMPANY

compliance initiatives and functions in each of the business units and to promote better coordination and effectiveness through corporate compliance policies and initiatives, program design and promotion of a culture of compliance.

Director Stock Ownership

The Board believes its non-management directors should accumulate and retain a level of ownership of our equity securities to align the interests of the non-management directors and the shareholders. Accordingly, the Board has established an ownership target for each non-management director equal to four times the director's most recent annual deferred stock award. Each new director is expected to meet or exceed this target within four years of his or her initial election to the Board, provided that, if the annual deferred stock award for any of such four years is less than the most recent annual deferred stock award, such director is expected to meet or exceed the target within five years of his or her election to the Board. All of our current non-management directors have achieved stock ownership levels in excess of the amount required. Non-employee directors receive over 50% of their annual compensation in the form of deferred stock units. The shares underlying these units are not distributed to a director until at least six months after the director leaves the Board. Accordingly, all of our non-management directors hold equity interests that they cannot sell for so long as they serve on the Board and at least six months afterwards.

Director Age Limit

The Governance Guidelines provide that no person who will have reached the age of 74 on or before the date of the next annual shareholders' meeting will be nominated for election at that meeting without an express waiver by the Board.

The Board believes that waivers of this policy should not be automatic and should be based upon the needs of the

Company and the individual attributes of the director. The Board approved a waiver of this policy in February 2016 with respect to the nomination of Mr. Hodgson for election as a director at the 2016 Annual Meeting. See, "Specific Considerations Regarding 2016 Nominees" on page 12.

Director Nominations
Process and Criteria Generally

Pursuant to our Governance Guidelines, the Nominating and Governance Committee is responsible for recommending to the Board nominees for election as director, and the Board is responsible for selecting nominees for election.

As required by our Governance Guidelines, the Board, based on the Nominating and Governance Committee's recommendation, selects nominees after considering the following criteria:

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personal qualities and characteristics, accomplishments and reputation in the business community;

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current knowledge and contacts in the communities in which the Company does business and in the Company's industry or other industries relevant to the Company's business;
•
ability and willingness to commit adequate time to Board and committee matters;

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the fit of the individual's skill and personality with those of other directors and potential directors in building a Board that is effective, collegial and responsive to the needs of the Company; and

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diversity of viewpoints, background, experience and other demographics.

The evaluation of these criteria involves the exercise of careful business judgment. Accordingly, although the Nominating and Governance Committee and the Board at a minimum assess each candidate's ability to satisfy any applicable legal requirements or listing standards, his or her strength of character, judgment, working style, specific areas of expertise and his or her ability and willingness to commit adequate time to Board and committee matters, they do not have specific minimum qualifications that are applicable to

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all director candidates. The Board seeks to ensure that the Board is composed of members whose particular expertise, qualifications, attributes and skills, when taken together, allow the Board to satisfy its oversight responsibilities effectively.

As mentioned above, the Nominating and Governance Committee and the Board include diversity of "viewpoints, background, experience and other demographics" as one of several criteria that they consider in connection with selecting candidates for the Board. While neither the Board nor the Nominating and Governance Committee has a formal diversity policy, one of many factors that the Board and the Nominating and Governance Committee carefully considers is the importance to the Company of racial and gender diversity in board composition. Moreover, when considering director candidates, the Nominating and Governance Committee and the Board seek individuals with backgrounds and qualities that, when combined with those of our incumbent directors, enhance the Board's effectiveness and, as required by the Governance Guidelines, result in the Board having "a broad range of skills, expertise, industry knowledge, diversity of opinion and contacts relevant to the Company's business". As part of its annual self-evaluation, the Board assesses and confirms compliance with this Governance Guideline.

In identifying prospective director candidates for the Board, the Nominating and Governance Committee may seek referrals from other members of the Board, management, shareholders and other sources. The Nominating and Governance Committee also may, but need not, retain a professional search firm in order to assist it in these efforts. The Nominating and Governance Committee and the Board utilize the same criteria for evaluating candidates regardless of the source of the referral. Mr. Schermerhorn, who has been nominated by the Board for election at the Annual Meeting, was initially identified as a candidate for the Board of Directors by our Chief Executive Officer. After reviewing Mr. Schermerhorn's qualifications, meeting with him several times and discussing his potential nomination at two separate meetings, the Nominating and Governance Committee voted unanimously to recommend Mr. Schermerhorn to the Board of Directors as a nominee. The entire Board met with Mr. Schermerhorn prior to nominating him for election by shareholders. No fees were paid with respect to the nomination of Mr. Schermerhorn.

The Nominating and Governance Committee will consider director candidates recommended by shareholders. Shareholders wishing to propose a candidate for consideration may do so by submitting the proposed candidate's full name and address, résumé and biographical information to the attention of the Corporate Secretary, The Travelers Companies, Inc., 485 Lexington Avenue, New York, New York 10017. All recommendations for nomination received by the Corporate Secretary that satisfy our bylaw requirements relating to such director nominations will be presented to the Nominating and Governance Committee for its consideration.

Specific Considerations Regarding 2016 Nominees

In considering the 14 director nominees named in this Proxy Statement and proposed for election by you at the Annual Meeting, the Nominating and Governance Committee and the Board evaluated and considered, among other factors:

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each nominee's experiences, qualifications, attributes and skills, in light of the Governance Guidelines' criteria for nomination discussed above, including the specific skills identified by the Board as relevant to the Company;

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the contributions of those directors recommended for re-election in the context of the Board self-evaluation process and other needs of the Board;

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the tenure of individual directors;

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the mix of long-serving and new directors on the Board; and

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the specific needs of the Company given its business and industry.

With respect to the individual and overall tenure of Board members, the Board and Nominating and Governance Committee:

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noted that the Company's industry is one where a long-term perspective is critical and a historical perspective on risk is important, and, accordingly, the Company benefits from having longstanding directors serve on the Board, including in leadership positions;

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considered the years of experience directors have had working together on the Board;

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•
considered that more than 50% of the independent directors have joined the Board since mid-2007, and three new directors have joined the Board in the last four years; and

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considered continuity of the Board in light of the CEO succession and transition at the end of 2015.

In light of the foregoing, the Board and the Nominating and Governance Committee concluded that there was an appropriate mix of long-serving and new directors.

The Board and the Nominating and Governance Committee, in considering each nominee, principally focused on the background and experiences of the nominee, as described in the biographies appearing on pages 1 through 4 of this Proxy Statement. The Board and the Nominating and Governance Committee considered that each nominee has experience serving in senior positions with significant responsibility, where each has gained valuable expertise in a number of areas relevant to the Company and its business. The Board and the Nominating and Governance Committee also considered that a number of directors have gained valuable experience and skills through serving as a director of other public and private companies. Specifically, among other things:

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With respect to Mr. Beller, the Board and the Nominating and Governance Committee considered in particular his senior-level public service and his significant experience and expertise in the areas of law, risk management oversight and corporate governance and as to financial, accounting and auditing matters and their regulation.

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With respect to Mr. Dasburg, the Board and the Nominating and Governance Committee considered in particular his experience as a public company CEO and his significant experience and expertise in areas of management, accounting and finance.

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With respect to Ms. Dolan, the Board and the Nominating and Governance Committee considered in particular her experience as a public company CEO and her significant experience and expertise in management and in legal and compliance matters.

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With respect to Mr. Duberstein, the Board and the Nominating and Governance Committee considered in particular his experience both in the highest levels of the U.S. government and as an outside strategic corporate advisor and his significant experience and expertise in public policy, public and government affairs and corporate governance.

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With respect to Mr. Fishman, the Board and the Nominating and Governance Committee considered in particular his experience as CEO of the Company and his significant experience and expertise in property and casualty insurance, management and finance.

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With respect to Ms. Higgins, the Board and the Nominating and Governance Committee considered in particular her experience as a public company Chief Information Officer and her significant experience and expertise in management as well as information technology strategy and operations.

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With respect to Mr. Hodgson, the Board and the Nominating and Governance Committee considered in particular his experience as a public company President and COO and his significant experience and expertise in management, business operations and finance. The Board and Nominating and Governance Committee also considered that Mr. Hodgson will have reached the age of retirement under the Governance Guidelines prior to the Annual Meeting and, accordingly, would not be eligible to be nominated for re-election to the Board at the Annual Meeting absent a waiver of the Governance Guidelines age limit. The Board and Nominating and Governance Committee considered Mr. Hodgson's expertise, his extensive experience with the Company and his leadership of the Risk Committee, as well as the needs of the Company and the benefit his continued service on the Board could provide, in particular providing continuity in connection with the Company's CEO transition, and decided to waive the age limit with respect to Mr. Hodgson this year to allow for his nomination for election at the 2016 Annual Meeting.

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With respect to Mr. Kane, the Board and the Nominating and Governance Committee considered in particular his experience as an audit partner of a registered public accounting firm and his significant experience and expertise in financial controls, financial reporting, management and the insurance industry.

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With respect to Mr. Killingsworth, the Board and the Nominating and Governance Committee considered in particular his experience as a health insurance CEO and his significant experience and expertise in management, insurance and regulation.

GOVERNANCE OF YOUR COMPANY

•
With respect to Mr. Ruegger, the Board and the Nominating and Governance Committee considered in particular his experience as the leader of a large international corporate law firm and his significant experience and expertise in mergers and acquisitions and other corporate transactional matters, as well as risk management.

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With respect to Mr. Schermerhorn, the Board and the Nominating and Governance Committee considered in particular his experience as a public company Chief Financial Officer and his significant experience and expertise in management, accounting and business operations, including international operations. They also considered the similarity of his experience to that of Mr. Hodgson, who has reached the retirement age under the Governance Guidelines and, in the absence of a waiver, will not be eligible to be nominated for re-election to the Board next year.
•
With respect to Mr. Schnitzer, the Board and the Nominating and Governance Committee considered in particular his position as CEO of the Company and his significant experience in the management of the Company in various roles, including as Chief Executive Officer of Business and International Insurance, the Company's largest business segment, as well as his significant experience and expertise in management, finance and law.

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With respect to Mr. Shepard, the Board and the Nominating and Governance Committee considered in particular his experience as a public insurance company CEO and his significant experience and expertise in management and international business.

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With respect to Ms. Thomsen, the Board and the Nominating and Governance Committee considered in particular her experience as a General Partner of a venture capital firm and her significant experience and expertise in investments, finance and the development of emerging businesses.
Director Independence and Independence Determinations

Under our Governance Guidelines and NYSE rules, a director is not independent unless the Board affirmatively determines that he or she does not have a direct or indirect material relationship with the Company. In addition, the director must meet the bright-line test for independence set forth by the NYSE rules.

The Board has established categorical standards of director independence to assist it in making independence determinations. These standards, which are included in our Governance Guidelines and may be found on our website at www.travelers.com under For Investors: Corporate Governance: Corporate Governance: Governance Guidelines, set forth certain relationships between the Company and the directors and their immediate family members, or entities with which they are affiliated, that the Board, in its judgment, has determined to be material or immaterial in assessing a director's independence. The Nominating and Governance Committee annually reviews the independence of all directors and reports its determinations to the full Board.

In the event a director has a relationship with the Company that is relevant to his or her independence and is not addressed by the categorical independence standards, the independent members of the Board determine in their judgment whether such relationship is material.

Our Governance Guidelines require that: (1) all members of the Audit Committee, the Compensation Committee and the Nominating and Governance Committee be independent; and (2) no more than two members of the Board may concurrently serve as officers of the Company.

The Board has determined that all of its directors and all of the persons proposed for election at the Annual Meeting are independent, other than our Chief Executive Officer, Mr. Alan Schnitzer, and our Executive Chairman of the Board, Mr. Jay Fishman, who are employees of the Company. Consequently, assuming election of all the nominees included in this proxy statement, approximately 86% of the directors on the Board will be independent.

In making its independence determinations, the Board considered and reviewed the various commercial, charitable and employment transactions and relationships known to the Board (including those identified through annual directors' questionnaires) that exist between us and our subsidiaries and the entities with which certain of our directors or members of their immediate families are, or have been, affiliated. Specifically, the Board's independence

GOVERNANCE OF YOUR COMPANY

determinations included reviewing membership dues, contributions and research fees paid to a trade association and affiliated entities where Mr. Donald Shepard serves as a director (but not as an executive officer or employee). Payments to the organization constituted less than 1% of such organization's consolidated gross revenues during its last completed fiscal year and were below the thresholds set forth under our categorical standards of director independence.

The Board determined that the transactions identified were not material and did not affect the independence of such director under either the Company's Governance Guidelines or the applicable NYSE rules.

Dating and Pricing of Equity Grants

The Board has adopted a Governance Guideline establishing fixed grant dates for the award of "off-cycle" equity grants, so as to avoid the appearance that equity grant dates have been established with a view to benefiting grantees due to the timing of material public announcements.

In addition, to further ensure the integrity of our equity awards process, the Compensation Committee requires that the exercise price of all stock options granted, and the fair value of all equity awards made, must be determined by reference to the closing price for a share of our common stock on the NYSE on the date of any such grant or award. Under the Company's stock plans, the Compensation Committee may not take any action with respect to any stock option that would be treated as a "repricing" of such stock option, unless such action is approved by the Company's shareholders in accordance with applicable rules of the NYSE.

Transactions with Related Persons and Certain Control Persons— Related Person Transaction Approval
General

The Board has adopted a written Related Person Transaction Policy to assist it in reviewing, approving and ratifying related person transactions and to assist us in the preparation of related disclosures required by the SEC. This Related Person Transaction Policy supplements our other policies that may apply to transactions with related persons, such as the Board's Governance Guidelines and our Code of Conduct.

The Related Person Transaction Policy provides that all related person transactions covered by the policy are prohibited, unless approved or ratified by the Board or by the Nominating and Governance Committee. Our directors and executive officers are required to provide prompt and detailed notice of any potential Related Person Transaction (as defined in the policy) to the Corporate Secretary, who in turn must promptly forward such notice and information to the Chairperson of the Nominating and Governance Committee and to our counsel for analysis, to determine whether the particular transaction constitutes a Related Person Transaction requiring compliance with the policy. The analysis and recommendation of counsel are then presented to the Nominating and Governance Committee for consideration at its next regular meeting.

In reviewing Related Person Transactions for approval or ratification, the Nominating and Governance Committee will consider the relevant facts and circumstances, including:

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the commercial reasonableness of the terms;

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the benefit (or lack thereof) to us;

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opportunity costs of alternate transactions;

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the materiality and character of the related person's interest, including any actual or perceived conflicts of interest; and

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with respect to a non-employee director or nominee, whether the transaction would compromise the director's (1) independence under the Board's Governance Guidelines, the NYSE rules (including those applicable to committee service) and Rule 10A-3 of the Exchange Act, if such non-employee director serves on the Audit Committee, (2) status as an outside director under Section 162(m), if such non-employee director serves on the Compensation Committee, or (3) status as a "non-employee director" under Rule 16b-3 of the Exchange Act, if such non-employee director serves on the Compensation Committee.

GOVERNANCE OF YOUR COMPANY

The Nominating and Governance Committee will not approve or ratify a Related Person Transaction unless, after considering all relevant information, it has determined that the transaction is in, or is not inconsistent with, the best interests of the Company and our shareholders.

Generally, the Related Person Transaction Policy applies to any current or proposed transaction in which:

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the Company was or is to be a participant;

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the amount involved exceeds $120,000; and

•
any related person had or will have a direct or indirect material interest.

A copy of our Related Person Transaction Policy is available on our website at www.travelers.com under For Investors: Corporate Governance: Corporate Governance: Related Person Transaction Policy.

In addition to the Related Person Transaction Policy, our Code of Conduct requires that all employees, officers and directors avoid any situation that involves or appears to involve a conflict of interest between their personal and professional relationships. Our Audit Committee provides oversight regarding compliance with our Code of Conduct and discusses any apparent conflicts of interest with senior management. The Code of Conduct also requires that all employees seek approval from both our General Counsel and our Chief Compliance Officer prior to accepting a position as a director or officer of any unaffiliated for-profit company or organization.

Employment Relationships

We employ approximately 30,900 employees, approximately 7,500 of whom work in and around Hartford, Connecticut. We employ several employees in the Hartford area who are related to the executive officers identified below:

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Mr. Brian MacLean is President and Chief Operating Officer of the Company. His daughter, Ms. Erin Cha, and his son-in-law, Mr. Junghwan Cha, have been employed by the Company since 2005 and 2009, respectively. In 2015, their combined total compensation, including salary, bonuses, equity awards and other benefits, totaled approximately $221,000. Their compensation is commensurate with that of their peers.
•
Mr. Jay Benet is Vice Chairman and Chief Financial Officer of the Company. His stepson, Jon-Paul Mucha, has been employed by the Company since 2003. In 2015, his total compensation, including salary, bonus, equity awards and other benefits, totaled approximately $121,000. His compensation is commensurate with that of his peers.
Third-Party Transactions

We engage several thousand law firms, nationally and internationally, to represent us and/or our insureds in connection with, among other things, corporate, litigation, regulatory, insurance coverage and claim matters. In 2015, one of the law firms we engaged was Litchfield Cavo LLP. Ms. Doreen Spadorcia is Vice Chairman and Chief Executive Officer, Personal Insurance and Bond & Specialty Insurance of the Company. Her husband, Mr. Richard Cavo, was a partner in the law firm Litchfield Cavo LLP until his retirement in 2015. In 2015, we paid this firm approximately $15.3 million in legal fees and disbursements for work performed by the firm. Litchfield Cavo LLP has been an approved firm of the Company for more than ten years and is retained by the Company from time to time in the ordinary course of business and on an arm's-length basis. Ms. Spadorcia has explicitly recused herself from any involvement with respect to our retention of, or payments to, this law firm.

From time to time, institutional investors, such as large investment management firms, mutual fund management organizations and other financial organizations become beneficial owners (through aggregation of holdings of their affiliates) of 5% or more of a class of voting securities of the Company and, as a result, are considered a "related person" under the Related Person Transaction Policy. These organizations may provide services to the Company or its benefit plans. In addition, the Company may provide insurance coverage to these organizations. In 2015, the following transactions occurred with investors who reported beneficial ownership of 5% or more of the Company's voting securities:

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In 2015, the Company had investments of approximately $211,000 in funds sponsored by an affiliate of BlackRock, Inc. ("BlackRock"). Separately, the Company's pension plan had investments of approximately $19,000 in a fund sponsored by BlackRock, which investment was made in 2005. The investments were entered into on an arm's-length basis. In 2015, BlackRock paid premiums of approximately $1.5 million for

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  insurance policies with Travelers in the ordinary course of business and on substantially the same terms as those offered to other customers.

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An affiliate of State Street Corporation ("State Street") provides investment management services to the Company's 401(k) Savings Plan. The participants in the 401(k) Savings Plan paid approximately $365,000 in management fees to State Street in 2015. The investment management agreement was entered into on an arm's-length basis. In 2015, State Street paid premiums of approximately $341,000 for insurance policies with Travelers in the ordinary course of business and on substantially the same terms as those offered to other customers.
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An affiliate of The Vanguard Group ("Vanguard") provides investment management services to the Company's 401(k) Savings Plan and the qualified and non-qualified pension plans. The participants in the 401(k) Savings Plan and the Company paid approximately $1.1 million and $819,000, respectively, in management fees to Vanguard in 2015. The investment management agreements were entered into on an arm's-length basis. In 2015, Vanguard paid premiums of approximately $1.6 million for insurance policies with Travelers in the ordinary course of business and on substantially the same terms as those offered to other customers.
Governance Structure of the Board—CEO, Chairman and Lead Director

Our Governance Guidelines provide for the position of Lead Director whenever the Chairman of the Board is also the CEO or is a director who does not otherwise qualify as an independent director. The Board considers its structure and leadership each year and, as provided in our Governance Guidelines, maintains the flexibility to determine whether the roles of Chairman and CEO should be combined or separated, based on what it believes is in the best interests of the Company at a given point in time. The Board believes that this flexibility is in the best interest of the Company and that a one-size-fits-all approach to corporate governance, with a mandated independent Chair, would not result in better governance or oversight.

In connection with the succession of Mr. Schnitzer to CEO in 2015, the Board elected to separate the roles of Chairman and CEO and also continue the position of independent Lead Director. This structure currently facilitates the continued strong communication and coordination between management and the Board and enables the Board to fulfill its risk oversight responsibilities, as described below.

Mr. Schnitzer, CEO.    Mr. Schnitzer assumed the role of CEO in December 2015. As CEO, Mr. Schnitzer serves as the Company's primary decision- and policy-maker and is responsible for the Company's day-to-day operations. Mr. Schnitzer also focuses on the Company's strategic priorities and long-term strategies, in collaboration with the Board.

Mr. Fishman, Chairman.    Mr. Fishman, our Executive Chairman of the Board, served as our CEO from April

2004 to December 2015, and has been Executive Chairman of the Board since September 2005. Mr. Fishman continues to serve as a full-time executive officer of the Company and as a member of the Management and Operating Committees. Mr. Fishman's continued service as an executive officer as well as Chairman of the Board enables us to continue to benefit, on a day-to-day basis, from Mr. Fishman's skills and expertise, including his extensive knowledge of the property and casualty insurance industry, and his relationships with our brokers and agents. In addition to service as Chairman of the Board, Mr. Fishman's primary responsibilities include, among other things:

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consulting with the CEO regarding the Company's business, operations and strategic plans;

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assisting executive management with investor and broker and agent relations; and

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representing and reinforcing the Company's special culture and tone at the top.

Mr. Dasburg, Lead Director.    Mr. Dasburg currently serves as our independent Lead Director. The Lead Director helps to assure the appropriate oversight of Company management by the Board and the optimal functioning of the Board. As Lead Director, Mr. Dasburg is responsible for coordinating the efforts of the independent and non-employee directors "in the interest of ensuring that objective judgment is brought to bear on sensitive issues involving the management of the Company and, in particular, the performance of senior management". Among other

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things, under our Corporate Governance Guidelines, the Lead Director has the authority to:

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convene, set the agendas for, and chair the regular executive sessions of the independent directors;

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convene meetings of the independent directors as he deems necessary;

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provide direction to the CEO and the Chairman of the Board regarding the meeting schedules, information to be sent to the Board and input regarding meeting agenda items;

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act as a liaison between the Chairman, the independent directors, committee chairs and senior management;

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receive and review correspondence sent to the Company's office addressed to the Board or independent directors and, together with the CEO and the Chairman of the Board, to determine appropriate responses if any; and
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recommend to the Board the retention of consultants and advisors who directly report to the Board, without consulting or obtaining the advance authorization of any officer of the Company.

A more complete description of the role of the Lead Director is set forth in our Governance Guidelines, which are available on our website at www.travelers.com. The independent directors elect the Lead Director from among the independent directors, and the effectiveness of the Lead Director is enhanced by the Board's independent character. The Board annually reviews the independence of our directors and has determined that 12 of the 14 director nominees are independent. See "Director Independence and Independence Determinations" on page 14 of this Proxy Statement. Each of the Compensation Committee, Audit Committee, Risk Committee, Nominating and Governance Committee and Investment and Capital Markets Committee is comprised solely of independent directors. In addition, at each in-person Board meeting, the non-employee directors are scheduled to meet in executive session with the Lead Director presiding at such meetings.

Executive Session

Non-employee members of the Board regularly meet in executive session with no members of management present. Each of the committees also meets regularly in executive session.

Board and Committee Evaluations

Every year, the Board and each of its committees evaluate and discuss their respective performance and effectiveness, as required by the Governance Guidelines. These evaluations cover a wide range of topics, including but not limited to, the fulfillment of the Board and committee responsibilities identified in the Governance Guidelines and committee charters.

Communications with the Board and Shareholder Engagement

As described on our website at www.travelers.com, interested parties, including shareholders, who wish to communicate with a member or members of the Board, including the Chairman of the Nominating and Governance Committee, the non-employee directors as a group, the Lead Director or the Audit Committee, may do so by addressing their correspondence as follows: if intended for the full Board or one or more non-employee directors, to the Lead Director; if intended for the Lead Director, to Mr. John Dasburg; and if intended for the Audit Committee, to the Chairman of the Audit Committee. All such correspondence should be sent to the following address: c/o Corporate Secretary, The Travelers Companies, Inc., 385 Washington Street, Saint Paul,

Minnesota 55102. The office of the Corporate Secretary will forward such correspondence as appropriate.

In addition to the general correspondence process above, the Nominating and Governance Committee oversees a shareholder engagement program relating to the Company's governance and compensation practices. Under this program, which started more than five years ago, at the direction of the Nominating and Governance Committee, management reaches out to the Company's largest shareholders at least once each year to facilitate a dialogue regarding governance and compensation matters. Management reports on the resulting conversations with those investors to the

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Nominating and Governance Committee and also, as appropriate, to the Compensation Committee. As noted under "2015 Shareholder Advisory Vote on Executive Compensation" in the Compensation Discussion and Analysis ("CD&A") section of this proxy statement, in 2015, the Company contacted shareholders representing approximately 35% of the Company's outstanding shares. In a number of cases, the shareholder engagement program has encouraged changes to the Company's practices. For example, in the past few years based in part on investor input: the Compensation Committee enhanced the disclosure in the CD&A and raised the Return on Equity thresholds for vesting of performance shares; our former CEO voluntarily agreed to relinquish certain rights under his employment agreement; and the Company made clarifying changes to its policy regarding participation in the political process and provided additional disclosure of political contributions on its website.

Board's Role in Risk Management

Enterprise Risk Management is a company-wide initiative that involves the Board and management identifying, assessing and managing risks that could affect our ability to fulfill our business objectives or execute our corporate strategy. Our Enterprise Risk Management activities involve the identification and assessment of a broad range of risks and the development of plans to mitigate their effects. The Risk Committee and the other committees of the Board, as well as our separate management-level enterprise risk and underwriting risk committees, are key elements of our enterprise risk management structure and help to establish and reinforce our strong culture of risk management. For example, having both a Board Risk Committee that oversees operational risks and the Company's Enterprise Risk Management activities, and a management-level enterprise risk committee that reports regularly to the Board Risk Committee, enables a high degree of coordination between management and the Board. We describe our Enterprise Risk Management function in more detail in our Annual Report on Form 10-K, under "Business—Enterprise Risk Management". We also discuss the alignment of our executive compensation with our risk management below under "Risk Management and Compensation".

While the Risk Committee has oversight responsibility generally for our Enterprise Risk Management activities, the Board has allocated and delegated risk oversight responsibility to various committees of the Board in accordance with the following principles:

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The Audit Committee is responsible for oversight of risks related to integrity of financial statements, including oversight of financial reporting principles and policies and internal controls, and oversight of the process for establishing insurance reserves.

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The Risk Committee is responsible for oversight of risks related to business operations, including insurance underwriting and claims, reinsurance, catastrophe risk, credit risk in insurance operations, information technology and business continuity plans.

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The Compensation Committee is responsible for oversight of risks related to compensation programs, including formulation, administration and regulatory compliance with respect to compensation matters.

•
The Investment and Capital Markets Committee is responsible for oversight of risks in the Company's investment portfolio (including valuation and credit risks), capital structure, financing arrangements and liquidity.

•
The Nominating and Governance Committee is responsible for oversight of risks related to corporate governance matters, including succession planning, director independence and related person transactions.

•
Each committee is responsible for monitoring reputational risk to the extent arising out of its allocated subject matter.

As a result, each committee charter contains specific risk oversight functions delegated by the Board, consistent with the principles set forth above. In that way, risk oversight responsibilities are shared by all committees of the Board and do not rest entirely with the Risk Committee. Further, we believe that allocating responsibility to a committee with relevant knowledge and experience improves the oversight of risk.

The allocation of risk oversight responsibility may change, from time to time, based on the evolving needs of the Company. On at least an annual basis, the Board reviews significant risks that management,

GOVERNANCE OF YOUR COMPANY

through its Enterprise Risk Management efforts, has identified. The Board then evaluates, and may change, the allocation among the various committees of oversight responsibility for each identified risk. Further, each committee periodically reports to the Board on its risk oversight activities. In addition, at least annually, the Company's chief risk officer conducts a review of the interrelationships of risks and reports the results to the Risk Committee and the Board. These reports and reviews are intended to inform the Board's annual evaluation of the allocation of risk oversight responsibility.

Risk Management and Compensation

Our compensation structure is intended to encourage a careful balance of risk and reward, both on an individual risk basis and in the aggregate on a Company-wide basis, and promote a long-term perspective.

As discussed in more detail under "Compensation Discussion and Analysis" in this Proxy Statement, consistent with our goal of achieving a return on equity in the mid-teens over time, the Compensation Committee selected adjusted operating return on equity as the quantitative performance measure for the performance share portion of our stock-based long-term incentive program and as a material factor in determining amounts paid under our annual bonus program. Because operating return on equity is a function of both operating income and shareholders' equity, it encourages senior executives, as well as other employees with management responsibility, to focus on a variety of performance objectives that are important for creating shareholder value, including the quality and profitability of our underwriting and investing activities and capital management.

In addition, the long-term nature of our stock-based incentive awards (which generally do not vest until three years after the award), our significant executive stock ownership requirements and the fact that more than 40% of our named executive officers' compensation in the aggregate was in the form of long-term, stock-based incentives in each of the last five years, including 2015, all encourage prudent enterprise risk management and discourage excessive risk taking to achieve short-term gains. Moreover, neither the long-term incentive awards nor annual bonuses require growth in revenues or earnings in order for our executives to be rewarded, and none of our executives are paid based on a formulaic percentage of revenues or profits. As a result of this and the mix of short- and long-term performance criteria, we believe that our executives are not incentivized to employ disproportionately risky growth strategies.

Furthermore, the Compensation Committee's independent compensation consultant evaluates and advises the Compensation Committee as to the design and risk implications of our incentive plans and other aspects of our compensation programs to ensure that the mix of compensation, the balance of performance metrics and the overall compensation framework all support our short- and long-term objectives.

ITEM 2

ITEM 2 – RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee is responsible for the appointment, compensation, retention and oversight of the independent registered public accounting firm retained to audit the Company's financial statements. The Audit Committee has selected KPMG LLP ("KPMG") to serve as our independent registered public accounting firm for 2016.

Although ratification is not required by our bylaws or otherwise, the Board is submitting the selection of KPMG to our shareholders for ratification because we value our shareholders' views on the Company's independent registered public accounting firm. If our shareholders fail to ratify the selection, it will be considered notice to the Board and the Audit Committee to consider the selection of a different firm. Even if the selection is ratified, the Audit Committee in its discretion may select a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of the Company and our shareholders.

KPMG has continuously served as the independent registered public accounting firm of the Company (including The St. Paul Companies, Inc. ("St. Paul")

and its subsidiaries prior to its merger with Travelers Property Casualty Corp. ("TPC") that formed the Company (the "Merger")) since 1968 and of TPC and its predecessors from December 1993 until the Merger.

As part of the evaluation of its independent registered public accounting firm, the Audit Committee periodically considers whether there should be a regular rotation of the independent registered public accounting firm. In addition, in conjunction with the mandated rotation of the independent registered public accounting firm's lead engagement partner, the Audit Committee and the Audit Committee Chairman are directly involved in the selection of KPMG's lead engagement partner. The Audit Committee and the Board of Directors believe that the continued retention of KPMG to serve as the Company's independent registered public accounting firm is in the best interests of the Company and its shareholders.

Representatives of KPMG are expected to be present at the Annual Meeting. They also will have the opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions.

Audit and Non-Audit Fees

In connection with the audit of the 2015 financial statements, we entered into an agreement with KPMG which set forth the terms by which KPMG would perform audit services for the Company.

The following table presents fees for professional services rendered by KPMG for the audit of our financial statements for 2015 and 2014 and fees billed for other services rendered by KPMG for those periods:

	2015	2014
Audit fees(1)	$8,852,600	$8,783,400
Audit-related fees(2)	857,900	753,100
Tax fees(3)	395,500	411,600
All other fees(4)	90,800	—

Total:	$10,196,800	$9,948,100

(1)
Fees paid were for audits of financial statements, reviews of quarterly financial statements and related reports and reviews of registration statements and certain periodic reports filed with the SEC.

(2)
Services primarily consisted of audits of employee benefit plans, actuarial attestations and reports on internal controls not required by applicable regulations.

(3)
Tax fees related primarily to tax return preparation and assistance services and occasionally to domestic and international tax compliance related services.

(4)
Other fees related to international regulatory and compliance advisory services.

The Audit Committee of the Board considered whether providing the non-audit services included in this table was compatible with maintaining KPMG's independence and concluded that it was.

Consistent with SEC policies regarding auditor independence and the Audit Committee's charter, the Audit Committee has responsibility for appointing,

ITEM 2

setting compensation for and reviewing the performance of the independent registered public accounting firm. In exercising this responsibility, the Audit Committee preapproves all audit and permitted non-audit services provided by the independent registered public accounting firm. Each year, the Audit Committee approves an annual budget for such permitted non-audit services and requires the independent registered public accounting firm and management to report actual fees versus the budget periodically throughout the year. The Audit Committee has authorized our Chief Auditor to approve KPMG's commencement of work on such permitted services within that budget, although the Chair of the Audit Committee must approve any such permitted non-audit service within the budget if the expected cost for that service exceeds $100,000. During the year, circumstances may arise that make it necessary to engage the independent registered public accounting firm for additional services that would exceed the initial budget. The Audit Committee has delegated the authority to the Chair of the Audit Committee to review such circumstances and to grant approval when appropriate. All such approvals are then reported by the Audit Committee Chair to the full Audit Committee at its next meeting.

YOUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "FOR" THE RATIFICATION OF KPMG AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2016.

Report of the Audit Committee

The Audit Committee operates pursuant to a charter which is reviewed annually by the Audit Committee. Additionally, a brief description of the primary responsibilities of the Audit Committee is included under the heading "Board of Directors Information—Audit Committee" in this Proxy Statement. Under the Audit Committee charter, management is responsible for the preparation, presentation and integrity of the Company's financial statements, the application of accounting and financial reporting principles and internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. The independent registered public accounting firm is responsible for auditing the Company's financial statements and expressing an opinion as to their conformity with U.S. generally accepted accounting principles. In addition, the independent registered public accounting firm is responsible for auditing and expressing an opinion on the Company's internal controls over financial reporting.

In the performance of its oversight function, the Audit Committee reviewed and discussed the audited financial statements of the Company with management and with the independent registered public accounting firm. The Audit Committee also received information regarding, and discussed with the independent registered public accounting firm, the matters required to be discussed by applicable standards adopted by the Public Company Accounting Oversight Board, including matters concerning the independence of the independent registered public accounting firm.

Based upon the review and discussions described in the preceding paragraph, the Audit Committee recommended to the Board that the audited financial statements of the Company be included in the Annual Report on Form 10-K for the year ended December 31, 2015 filed with the SEC.

Submitted by the Audit Committee of the Company's Board of Directors:

John H. Dasburg (Chair)	Thomas R. Hodgson
Alan L. Beller	William J. Kane
Janet M. Dolan	Philip T. Ruegger III
Patricia L. Higgins

ITEM 3

ITEM 3 – NON-BINDING VOTE TO APPROVE EXECUTIVE COMPENSATION

The Company is requesting that shareholders vote, on a non-binding basis, to approve the compensation of our named executive officers as disclosed on pages 24-67. The Company currently intends to hold such votes annually. The next such vote will be held at the Company's 2017 Annual Meeting of Shareholders. While the Board intends to consider carefully the results of this vote, the final vote is advisory only and is not binding on the Company or the Board.

The Board recommends that shareholders vote "FOR" the following resolution:

RESOLVED, that the compensation paid to the Company's named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and related narrative discussion, is hereby APPROVED.

As described in the Compensation Discussion and Analysis, our executive compensation programs are structured consistent with our longstanding pay for performance philosophy and utilize performance measures that are intended to align compensation with the creation of shareholder value and to reinforce a long-term perspective.

In deciding how to vote on this proposal, the Company encourages you to read the Compensation Discussion and Analysis, particularly the "2015 Overview". In making compensation decisions for the 2015 performance year, the Compensation Committee considered the Company's strong results in 2015 and over time on both an absolute basis and relative to our peers. These financial results as well as other factors considered by the Compensation Committee are described in the Compensation Discussion and Analysis.

YOUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "FOR" APPROVAL OF NAMED EXECUTIVE OFFICER COMPENSATION.

COMPENSATION DISCUSSION AND ANALYSIS

COMPENSATION DISCUSSION AND ANALYSIS
2015 Overview

By nearly every measure, 2015 was another great year for Travelers with industry-leading financial results that mark the latest in a decade-long run of financial success. In 2015, as a result of thoughtful succession planning over many years, the Company successfully implemented its CEO succession plan. Our leadership transition resulted in Mr. Alan Schnitzer's promotion to CEO from his prior role as the Company's Vice Chairman and Chief Executive Officer, Business and International Insurance, effective December 1, 2015. Mr. Fishman, our prior CEO for 14 years, transitioned to the role of Executive Chairman of the Board, where he will continue to support our leadership team in a key management role. Finally, Mr. Brian MacLean, the Company's Chief Operating Officer and President,

assumed direct leadership of the Business and International Insurance segment in addition to his existing responsibilities. This thoughtfully executed CEO succession was well received by the Company's senior leadership team, its more than 30,000 employees, its shareholders and its independent agents and brokers.

The following section summarizes a number of additional performance highlights in 2015 and how that performance impacted the amount of variable compensation awarded in February 2016 to the named executive officers with respect to the 2015 performance year.

Continued Strong Performance in 2015—Building on a Decade of Success

•
Operating income per diluted share* of $10.87 and net income per diluted share of $10.88 in 2015 were at record levels that meaningfully exceeded the goals in the Company's financial plan.

•
Operating income* and net income of $3.4 billion significantly exceeded the goals in the Company's financial plan, but, notwithstanding an increase in after-tax underlying underwriting margin*, were slightly down from very strong levels in 2014 primarily due to lower net investment income including the impact of the persistently low interest rate environment.

•
Return on equity of 14.2% and an operating return on equity* of 15.2% significantly exceeded the industry average return on equity for the 10th year in a row as well as our goals of 10.8% and 11.8%, respectively, contained in the Company's financial plan. This 15.2% operating return on equity is consistent with the Company's long-term objective of producing a mid-teens operating return on equity over time and only slightly down from the prior year level of 15.5%.

•
Total shareholder returns were at the 70th, 80th and 90th percentile of the Compensation Comparison Group for 1-year, 5-year and 10-year periods, respectively.

Resulting In . . .

Variable Compensation Awarded to the Named Executive Officers as Follows:

In recognition of, among other factors, (1) our very strong 2015 results but taking into consideration the slight decrease in operating income and operating return on equity as described above and (2) the successful implementation of the CEO succession, the Compensation Committee decided to pay our named executive officers slightly lower compensation for fiscal 2015 performance as compared to 2014, while at the same time repositioning certain executive compensation levels in connection with the CEO succession, as follows:

•
Mr. Schnitzer's annual cash bonus increased $250,000 or 8.3% compared to the 2014 performance year;

•
Mr. Fishman's annual cash bonus decreased $400,000 or 5.3% compared to the 2014 performance year;

•
Mr. MacLean's annual cash bonus was the same as for the 2014 performance year, while the average annual cash bonuses paid to the other named executive officers decreased approximately 6.2% compared to the 2014 performance year; and

•
Equity awards for performance year 2015 were consistent with those for 2014 other than with respect to Mr. Schnitzer and Mr. MacLean whose equity awards were increased by $2.38 million and $1.76 million, respectively.
*
See, "Reconciliation of Non-GAAP Measures to GAAP Measures and Selected Definitions" on page 93.

COMPENSATION DISCUSSION AND ANALYSIS

2015 Performance—Building on a Decade of Success

In 2015, Travelers successfully continued to deliver on its consistent and articulated financial strategy, which is to create shareholder value by earning a top tier operating return on equity through the: (1) generation of significant earnings; and (2) maintenance of a balanced approach to capital management, including growing book value per share over time and returning to shareholders capital not needed to support the Company's business. Over the last decade, we produced an industry-leading return on equity, returned over $35 billion of excess capital to our shareholders, grew dividends per share at an average annual rate of 10%, more than doubled our book value per share and delivered a total return of approximately 225% to our shareholders.

In 2015, the Company continued to successfully execute this long-term financial strategy, as demonstrated by the following:

•
Continued to Improve Profitability Through Active Use of Data and Analytics.  In 2015, the Company continued analyzing its business on an account-by-account or class-by-class basis using highly granular data and analytics with the objective of retaining its best performing business while seeking rate increases for lesser performing business. Due to the success of this strategy, in the past few years we have achieved significant compounded rate gains while at the same time maintaining very high levels of retention. In 2015, rate change continued to be positive and retention levels improved from what were already historically high levels.

  The execution of this strategy, which started in 2010, has resulted in improved pricing and underwriting profitability, as illustrated by the chart below of our after-tax (1) "underwriting margin" or "underwriting gain (loss)"* and (2) "underlying underwriting margin," which is our "underwriting margin" excluding the impact of catastrophes and net favorable prior year reserve development for each year since 2010.

*
For a definition of these terms and reconciliation to GAAP measures, see "Reconciliation of Non-GAAP Measures to GAAP Measures and Selected Definitions" on page 93.

COMPENSATION DISCUSSION AND ANALYSIS

•
Achieved a Superior Return on Equity.  In 2015, the Company produced a return on equity of 14.2% and an operating return on equity of 15.2%, the third consecutive year in which operating returns were at a mid-teens level. The Company's 2015 return on equity exceeded approximately two-thirds of the property and casualty companies in our Compensation Comparison Group (described on pages 32 and 33 of this proxy statement). In addition, in contrast to the Company's 2015 return on equity of 14.2%, the average return on equity for the domestic property and casualty industry in 2015 was approximately 7.6%, as estimated by the Insurance Information Institute. This market outperformance continues a consistent trend for the Company over the last decade. As demonstrated by the following chart, the Company's return on equity has meaningfully exceeded the average return on equity for the industry in each of the past ten years.

•
Increased Adjusted Book Value Per Share and Returned Significant Excess Capital to Our Shareholders.  During 2015, book value per share increased by 3% and adjusted book value per share, which excludes unrealized gains and losses on investments, increased by 6%. Over the last decade, the compound annual growth rate of the Company's adjusted book value per share was 9%. The Company was able to achieve this significant adjusted book value per share growth while, at the same time, returning substantial capital to shareholders. Since the Company began its current repurchase program in 2006, it has returned $35 billion of capital to shareholders through share repurchases and dividends, an amount that (1) exceeds the Company's market capitalization at the time the repurchase program was initially authorized in 2006 and (2) is greater than the capital returned by any other member of the Compensation Comparison Group during that period. During 2015, the Company returned to shareholders over $3.9 billion through over $3.2 billion of share repurchases and $744 million of dividends.

COMPENSATION DISCUSSION AND ANALYSIS

•
Achieved Superior Total Return to Shareholders Over Time.  Strong financial results have led to outstanding total returns to shareholders over time (measured as the change in stock price plus the cumulative amount of dividends, assuming dividend reinvestment).

•
For the one-year period ended December 31, 2015, our total shareholder return was 9.1%, which placed the Company at the 70th percentile of our Compensation Comparison Group.

•
For the three-year and five-year periods ended December 31, 2015, our shareholder returns of 68.4% and 129.7%, respectively, placed the Company at the 70th and 80th percentile, respectively, of our Compensation Comparison Group in each period.

•
For the ten-year period ended on December 31, 2015, our total shareholder return of 224.6% was greater than all but one member of our Compensation Comparison Group.

Moreover, in each of the periods mentioned above, the Company's total shareholder return exceeded the return on the Dow Jones Industrial Average (the Dow 30 Index, of which the Company is a member) and the S&P 500 Index.

The chart below shows total shareholder return for the period beginning January 1, 2006 and ending on December 31, 2015. For each year on the chart, total return is calculated with January 1, 2006 as the starting point and December 31 of the relevant year as the ending point. In contrast to many other members of the Compensation Comparison Group, the Company's level of shareholder returns over recent years reflected consistent strong performance rather than a recovery from a significant decline during the financial crisis. In assessing total shareholder return, the Compensation Committee generally gives greater weight to performance over a longer period of time, as a long-term perspective is necessary to execute the Company's strategy, particularly in light of the inherent potential in the property and casualty insurance industry for results to vary significantly year-to-year.

Based on the achievements discussed above and elsewhere in this Compensation Discussion & Analysis, and other factors, the Compensation Committee determined that the Company and the named executive officers had performed at superior levels on both an absolute basis and relative to our peers. Consistent with this determination, the Compensation Committee intended to position total direct compensation for each of the named executive officers significantly above the median (in the top quartile) of the Compensation Comparison Group (based on 2014 compensation data, the most recent year for which public information was available). Total direct compensation for a performance year consists of base salary and annual cash bonuses earned and long-term stock-based incentive awards granted to our named executive officers in February of each year with respect to their performance in the prior year.

COMPENSATION DISCUSSION AND ANALYSIS

Link Between Pay and Performance Over Time
Pay for Performance Philosophy

Our compensation program, the objectives and structure of which have been stable over time and aligned with our articulated financial strategy, is designed to, among other things, reinforce a long-term perspective and to align the interests of our executives with those of our shareholders. A long-term perspective is especially vital in the property and casualty insurance industry, where the periodic occurrence of catastrophes, changes in estimates of costs for claims and other economic conditions have historically produced results that vary significantly when measured year-to-year.

Consistent with the Company's longstanding pay for performance philosophy, the Compensation Committee believes that, when we generally exceed our performance goals and the named executive officers individually perform at superior levels in achieving that performance, total compensation for these executive officers should be set at superior levels compared to the compensation levels for equivalent positions in our Compensation Comparison Group. When we do not generally exceed our performance goals or the named executive officers individually do not perform at superior levels, total compensation for these executives should be set at lower levels. In addition, to a greater extent than many of the companies included in our Compensation Comparison Group, due to our providing more modest pension benefits and the absence of time-based restricted stock in our ongoing program, a substantial majority of the ultimate value of our named executive officer compensation is performance-based and is tied to, and is dependent upon, operating results and increases in shareholder value over time.

Relationship between CEO Compensation and Operating Return on Equity

While the objectives and structure of our compensation program have been stable over time, compensation levels for each performance year have often increased or decreased meaningfully from year to year based on Company performance.

The following two charts illustrate the directional relationship between total direct compensation for Mr. Fishman, our CEO through the end of November 2015, and Company performance, as reflected by operating return on equity, with respect to the past seven performance years (PY).

As indicated below, compensation levels vary significantly from year to year and correlate with returns. Further, as explained under "Objectives of Our Executive Compensation Program", the Compensation Committee believes that compensation levels should encourage a long-term perspective, and, therefore, while catastrophe losses (CATs) should impact compensation levels, compensation levels should not be as volatile, from year-to-year, as changes in financial results due to catastrophe losses.

(1)
The adjustment to the chart is intended to facilitate a year-to-year comparison of recent operating return on equity (ROE) by showing operating ROEs both as reported and as adjusted to reflect a consistent level of catastrophe losses for each year to eliminate the volatility that undermines the comparison of period-to-period results. The average annual catastrophe losses (after tax) for the seven-year period presented was $728 million. Actual catastrophe losses for each year are presented on page 95 of this Proxy Statement.

(2)
Return on Equity as reported for the seven-year period was as follows:

PY2009	PY2010	PY2011	PY2012	PY2013	PY2014	PY2015
13.5%	12.1%	5.7%	9.8%	14.6%	14.6%	14.2%

Differences between total direct compensation for each performance year presented above and the information included in the Company's Summary Compensation Table is discussed further below under "—Total Direct Compensation for 2013-2015 (Supplemental Table)" and "—Differences Between this Supplemental Table and the Summary Compensation Table" on page 48.

COMPENSATION DISCUSSION AND ANALYSIS

Use of Operating Return on Equity and Other Metrics

While the Compensation Committee evaluates a broad range of financial and non-financial metrics in awarding performance-based annual cash bonuses, operating return on equity, in particular, is a principal factor in our Compensation Committee's evaluation of the Company's performance. Moreover, as discussed below, the number of performance shares that a named executive officer will receive upon vesting, if any, depends on the Company's attainment of specific financial goals related to operating return on equity.

The Compensation Committee believes that operating return on equity should not be viewed as a single metric. Rather, by being a function of both (1) operating income and (2) shareholders' equity (excluding unrealized gains and losses on investments), operating return on equity reflects a number of separate areas of financial performance related to both the Company's income statement and balance sheet. Accordingly, senior executives, as well as other employees with management responsibility, are encouraged to focus on multiple performance objectives that are important for creating shareholder value, including the quality and profitability of our underwriting and investment decisions, the pricing of our policies, the effectiveness of our claims management and the efficacy of our capital and risk management.

As noted above, in addition to operating return on equity, the Compensation Committee also reviews a broad range of other financial and non-financial metrics, particularly with respect to the administration of the Company's performance-based annual cash bonus program. As discussed further below, in determining annual cash bonuses to be paid to the named executive officers, the Compensation Committee evaluates the Company's performance with respect to a wide range of metrics included in the financial plan approved by the Board, including, among others, operating income and operating income per diluted share along with other metrics that contribute to those results, such as written and earned premiums, investment income, insurance losses and expense management. In evaluating performance against the objectives, however, the Compensation Committee did not use a formula or pre-determined weighting, and no one objective was individually material other than operating return on equity. In addition to the metrics discussed above, the Compensation Committee also reviews per share growth in book value and adjusted book value over time in light of the Company's objective to create shareholder value by generating significant earnings and taking a balanced approach to capital management. However, because (1) book value can be volatile due to, among other things, the impact of changing interest rates on the fair value of the Company's fixed-income portfolio and (2) the Company's capital management strategy also emphasizes returning excess capital to shareholders, the Compensation Committee does not set a specific target for per share growth in book value or adjusted book value. Further, while it evaluates changes in book value and adjusted book value in the context of overall results, the Company does not believe such changes, by themselves, are always the most meaningful indicators of relative performance.

The Compensation Committee believes that a formulaic approach to compensation, particularly in the property and casualty insurance industry, could result in unintended consequences and is not an appropriate substitute for the Compensation Committee's thorough deliberation and business judgment. The Compensation Committee's current approach allows it to appropriately assess the quality of performance results and ensures that executives are not unduly rewarded, or disadvantaged, based purely on mechanical formulas.

Relationship between Mr. Fishman's Compensation and Relative Performance over the Last Decade

The following chart demonstrates the Company's performance as compared to the other companies in its Compensation Comparison Group over the ten-year period ended December 31, 2015 based on a number of different metrics that the Compensation Committee believes are relevant to consider in assessing performance over time. While the Compensation Committee considers both absolute and relative performance in respect of all of these metrics, no one metric is conclusive, especially given that differences in industry, business mix and capital structure can impact comparability.

The chart also shows total compensation for Mr. Fishman, our CEO through the end of November 2015, compared to total compensation paid to the CEOs of our Compensation Comparison Group for the ten-year period from 2005 through 2014, the most recent ten years for which comparative compensation information was available when the Compensation Committee approved this report.

For purposes of this chart, "total compensation" reflects total compensation as reported in the

COMPENSATION DISCUSSION AND ANALYSIS

summary compensation tables in the Company's and the peer group's proxy statements prepared for the relevant years. "Return of Capital" is the cumulative amount of dollars spent on share repurchases and cash dividend payments over the specified time period. For a definition of some of the other terms used in the chart below, see "Reconciliation of Non-GAAP Measures to GAAP Measures and Selected Definitions" on page 93 of this Proxy Statement.

Objectives of Our Executive Compensation Program

The Compensation Committee has approved the following five primary objectives of our executive compensation program.

1.
Link compensation to the achievement of our short- and long-term financial and strategic objectives

The Compensation Committee believes that a properly structured compensation system should measure and reward performance on multiple bases. To ensure an appropriate degree of balance in the program, the compensation system is designed to measure short- and long-term financial and operating performance, the efficiency with which capital is employed in the business, the effective management of risk, the achievement of strategic initiatives and the individual performance of each executive.

The Compensation Committee further believes that an executive's total compensation opportunity should be commensurate with his or her position and level of responsibility. Accordingly, the proportion of total compensation that is performance-based increases with successively higher levels of responsibility. Thus, the senior-most executives, who are responsible for the development and execution of our strategic and financial plans, have the largest portion of their compensation tied to performance-based incentives, including equity-based compensation, the ultimate value of which is completely or partly dependent on changes in stock price and operating return on equity.

COMPENSATION DISCUSSION AND ANALYSIS

In evaluating the Company's overall performance, the Compensation Committee recognizes that our business is subject to events outside of management's control, including natural and man-made catastrophic events, and takes those events into account when awarding compensation. The Compensation Committee believes that, while the impact of catastrophes in any given year can produce significant volatility, management should be focused on achieving the Company's long-term strategic goals. As a result, although the Compensation Committee believes that the impact of catastrophes on the Company's financial results should be reflected in its executive compensation decisions, the Compensation Committee does not believe it is appropriate for compensation levels to be subject to as much volatility year-to-year as may be caused by actual catastrophes.

2.
Provide competitive compensation opportunities to attract, retain and motivate high-performing executive talent

Our overall compensation levels are designed to attract and retain the best executives in light of the competition for executive talent. In addition, the Compensation Committee believes that, when we generally exceed our performance goals and the named executive officers individually perform at superior levels in achieving that performance, total compensation for these executive officers should be set at superior levels compared to the compensation levels for equivalent positions in our Compensation Comparison Group. When we do not generally exceed our performance goals or the named executive officers individually do not perform at superior levels, total compensation for these executives should be set at lower levels.

The Compensation Committee may also take into account other relevant facts and circumstances in awarding compensation in order to attract, retain and motivate high-performing talent.

3.
Align the interests of management and shareholders by paying a substantial portion of total compensation in equity-based incentives and ensuring that executives accumulate meaningful stock ownership stakes over their tenure

The Compensation Committee believes that the interests of executives and shareholders should be aligned. Accordingly, a significant portion of the total compensation for the named executive officers is in the form of stock-based compensation. The components of the stock-based compensation granted to the named executive officers in 2015 and 2016 were stock options and performance shares, other than with respect to a one-time grant of restricted stock units to Mr. MacLean. In addition, as discussed below, senior executives are expected to achieve specified stock ownership targets prior to selling any stock acquired upon the exercise of stock options or the vesting of performance shares or restricted stock units. Both the portion of total compensation attributable to stock-based programs and the expected level of executive stock ownership increase with successively higher levels of responsibility.

4.
Maximize, to the extent equitable and practicable, the financial efficiency of the overall compensation program from tax, accounting, cash flow and share dilution perspectives

We make reasonable efforts to maximize the tax deductibility of all elements of compensation. Section 162(m) of the Internal Revenue Code prohibits us from deducting compensation in excess of $1 million paid to most of the named executive officers unless specified requirements are met, including that such amounts be considered "qualified performance-based compensation" under Section 162(m). The Compensation Committee may also approve compensation that does not qualify for a deduction under Section 162(m) if it determines that it is appropriate to do so in light of other competing interests and goals, such as the attraction and retention of key executives.

As part of the process of approving the initial design of incentive plans, or any subsequent modifications made to such plans, and determining awards under the plans, the Compensation Committee also evaluates the aggregate economic costs and dilutive impact to shareholders of such compensation, the expected accounting treatment and the impact on our financial results. The Compensation Committee attempts to balance the various financial implications of each program to ensure that the system is as efficient as possible and that unnecessary costs are avoided.

COMPENSATION DISCUSSION AND ANALYSIS

5.     Reflect established and evolving corporate governance standards

The Compensation Committee, with the assistance of our Human Resources Department and the Compensation Committee's independent compensation consultant, stays abreast of current and developing corporate governance standards and trends with respect to executive compensation and adjusts the various elements of our executive compensation program, from time to time, as it deems appropriate. As a result of this process, the Compensation Committee has adopted the following practices, among others:

What We DO:

•

Maintain robust share ownership requirement

•

Maintain a clawback policy with respect to cash and equity incentive awards to our executive officers

•

Prohibit hedging transactions as specified in the Securities Trading Policy

•

Prohibit pledging without the consent of the Company (no pledges have been made)

•

Engage in outreach and maintain a dialogue with shareholders relating to the Company's governance and compensation practices

What We DO NOT Do:

•

No excise tax "gross-up" payments in the event of a change in control

•

No tax "gross-up" payments on perquisites for named executive officers

•

No repricing of stock options and no buy-out of underwater options

•

No excessive or unusual perquisites

•

No dividends or dividend equivalents paid on unvested performance shares

•

No above-market returns provided for in deferred compensation plans

•

No guaranteed equity or bonuses for named executive officers

For a description of the duties of the Compensation Committee and its use of an independent compensation consultant, see "Board of Directors Information—Compensation Committee" on page 6 of this Proxy Statement.

Compensation Comparison Group

The Compensation Comparison Group includes (1) our key competitors in the property and casualty insurance industry and (2) general financial services and life and health insurance companies that in general are of relatively similar size and complexity. We regard these general financial services and life and health insurance companies as potential competition for executive talent. The Compensation Comparison Group has not changed since 2009; however, the Compensation Committee reviews the composition of our peer group annually to ensure that the companies constituting the peer group continue to provide meaningful and relevant compensation comparisons.

The Compensation Comparison Group consisted of the following companies in the property and casualty insurance business:

•
ACE Ltd.*

•
Allstate Corporation

•
Chubb Corporation*
•
Hartford Financial Services Group

•
Progressive Corporation

*In July 2015, ACE Ltd. announced that it would acquire Chubb Corporation. The acquisition was completed on January 14, 2016, and shortly after, ACE Ltd. changed its name to Chubb Ltd. The Compensation Committee included ACE Ltd. and Chubb Corporation compensation data separately in the peer group for purposes of analyzing fiscal 2015 compensation decisions, as the Committee considered peer group compensation data for the 2014 performance year, the most recent year for which compensation data is publicly available. Comparisons of financial performance to the Compensation Comparison Group contained in this Compensation Discussion and Analysis include legacy ACE Ltd. (now known as Chubb Ltd.) but do not include financial or other information for the former Chubb Corporation.

COMPENSATION DISCUSSION AND ANALYSIS

The Compensation Comparison Group also included the following general financial services and life and health insurance companies:

•
Aetna, Inc.

•
American Express

•
CIGNA Corporation

•
Manulife Financial Corporation
•
MetLife Inc.

•
Prudential Financial Inc.

As of December 31, 2015, the Company was in approximately the 30th percentile of the Compensation Comparison Group based on assets, the 40th percentile based on revenues and the 40th percentile based on market capitalization.

Compensation Elements

We deliver annual executive compensation through a combination of:

•
base salary, and

•
performance-based compensation consisting of:

  •
  an annual cash bonus and

  •
  stock-based, long-term incentive awards.

We also provide benefits and modest perquisites. Finally, in addition, from time to time, the Compensation Committee may make special cash or equity awards to one or more of our named executive officers.

Consistent with recent years, the Compensation Committee has determined that the allocation of compensation between performance-based annual cash bonus and stock-based long-term incentives should be somewhat more heavily weighted towards cash bonus as compared to our Compensation Comparison Group. The Compensation Committee believes that this allocation is appropriate in light of the fact that a higher percentage of the named executive officers' total compensation (and total direct compensation) is performance-based as compared to the peer average and peer median of the Compensation Comparison Group. In particular, unlike a number of other companies in our Compensation Comparison Group, annual equity awards made to the named executive officers are typically all performance-based. Annual awards of stock-based compensation are typically in the form of stock options and performance shares. Because our performance shares only vest if adjusted return on equity thresholds are met, and because options provide value only if our stock price appreciates, the Compensation Committee believes that such compensation is all performance-based; that is, the compensation typically awarded annually to our CEO, Executive Chairman of the Board and other named executive officers does not include awards, such as restricted stock, where compensation is earned solely due to the passage of time without regard to performance. In recognition of special circumstances, as discussed below, in February 2016 the Compensation Committee made a one-time special equity grant of restricted stock units to Mr. MacLean.

The following chart illustrates the mix of performance-based compensation to non-performance-based compensation of Mr. Fishman, our CEO through November 2015, compared to the CEOs of our Compensation Comparison Group.

(1)
Travelers CEO Pay Mix reflects the pay mix of total direct compensation for Mr. Fishman for the 2015 performance year, as reported in the Supplemental Table on page 48 of this Proxy Statement.

(2)
Peer Average CEO Pay Mix reflects the pay mix of total direct compensation for our Compensation Comparison Group for their 2014 performance year (the most recent year for which data was publicly available) and was calculated for the Compensation Committee by its independent compensation consultant. As part of that calculation, the independent compensation consultant annualized special non-recurring long-term incentive grants (for example, new hire, retention and promotion awards) to reflect an estimate of "per year" value.

COMPENSATION DISCUSSION AND ANALYSIS

Total Direct Compensation

The following table sets forth the composition of total direct compensation for Mr. Schnitzer and Mr. Fishman, both of whom served as CEO during 2015, and our other named executive officers for the 2015 performance year:

Compensation Element	Percentage of Total Direct Compensation of Mr. Schnitzer	Percentage of Total Direct Compensation of Mr. Fishman	Percentage of Average Total Direct Compensation of Other NEOs

Base Salary Earned	9%	5%	11%

Annual Cash Bonus	36%	37%	45%

Long-Term Stock Incentives	55%	58%	44%

Base Salary

The Compensation Committee generally sets base salary for executive officers other than the CEO at a level that is intended to be on average at, or near, approximately the 50th percentile for equivalent positions in our Compensation Comparison Group. This positioning is targeted because, among other things, it helps us to attract and retain high-quality talent and enables us to grant the substantial majority of our named executive officers' compensation in the form of variable performance-based compensation.

Individual salaries may range above or below the median based on a variety of factors, including the potential impact of the executive's role at the Company, the terms of the executive's employment agreement, if any, the experience the executive brings to the position and the performance and potential of the executive in his or her role. Base salaries are reviewed annually, and adjustments are made from time to time as the Compensation Committee deems appropriate to recognize performance, changes in duties and/or changes in the competitive marketplace.

Further, because salaries for executive officers are typically changed infrequently, at the time the Compensation Committee increases the salaries of executives who have not received an increase in several years, such salaries on average may, initially and for a period of time following such increases, be higher than the 50th percentile of our Compensation Comparison Group indicated by the most recently available data on the basis that over time the average is expected to be at, or near, approximately the 50th percentile.

The current base salaries for Messrs. MacLean, Benet and Heyman are slightly above the 75th percentile of our Compensation Comparison Group based on the most recently available data as provided by the Compensation Committee's independent compensation consultant in consideration of their long tenure in their positions, considerable expertise, and outstanding performance over time.

The Compensation Committee made the following changes to base salaries in fiscal 2015 and the first few months of fiscal 2016:

•
In connection with his appointment as CEO, the Compensation Committee increased Mr. Schnitzer's base salary by $250,000 to $1 million.

•
In consideration of his change in role to Executive Chairman of the Board, the Compensation Committee decreased Mr. Fishman's base salary by $150,000 to $850,000.

•
The Compensation Committee increased the base salary of Mr. MacLean by $50,000 to $975,000 and increased the base salary of each of Messrs. Benet and Heyman by $100,000 to $850,000. The Compensation Committee last changed Mr. MacLean's base salary in 2012 and last changed Mr. Benet's and Mr. Heyman's base salaries in 2013.

Mr. Schnitzer's current base salary as CEO and Mr. Fishman's 2015 base salary while CEO are each at approximately the 10th percentile when compared to other CEO's in our Compensation Comparison Group.

Annual Cash Bonus

The named executive officers are eligible to earn performance-based annual cash bonuses under the Senior Executive Performance Plan, a plan approved by our shareholders. The annual bonuses are based upon the individual performance of each executive as well as that of the Company as a whole. The annual cash bonuses are designed to further our goals described under "Objectives of Our Executive Compensation Program", including motivating and

COMPENSATION DISCUSSION AND ANALYSIS

promoting the achievement of our short-term and long-term financial and strategic objectives.

Description of Senior Executive Performance Plan and Maximum Pool

The Senior Executive Performance Plan is designed to comply with the "qualified performance-based compensation" requirements of Section 162(m) of the Internal Revenue Code so that the annual bonus payments to named executive officers could be fully tax deductible. The Senior Executive Performance Plan contains a multi-metric formula that was approved by shareholders and that is used to determine the maximum amount of the annual bonus pool. The formula in the Senior Executive Performance Plan provides generally that, if our return on equity (determined by dividing (1) "after-tax operating earnings", as defined in the Senior Executive Performance Plan, by (2) total common shareholders' equity as of the beginning of the fiscal year, adjusted to exclude net unrealized appreciation or depreciation of investments) is greater than 8%, then the pool available to pay as "qualified performance-based compensation" under Section 162(m) will equal 1.5% of our "after-tax operating earnings".

Because the amount of our after-tax operating earnings can generate a larger bonus pool than necessary for awarding bonuses consistent with the Compensation Committee's objectives, the Compensation Committee can exercise (and in the past has always exercised) its discretion to award less than the maximum amount that could have been awarded under the Plan as "qualified performance-based compensation".

Performance-Year 2015 Bonuses Payable under the Senior Executive Performance Plan

As it has done in prior years, the Compensation Committee exercised its discretion to award less than the maximum amount that could have been awarded under the Plan as "qualified performance-based compensation". Our return on equity for the 2015 performance period, calculated as defined in the Senior Executive Performance Plan, was 16.43%, and resulted in a maximum amount available under the Senior Executive Performance Plan of $56.36 million. As discussed below, the Compensation Committee awarded a total of $20.65 million in bonuses (being approximately 37% of the bonus pool under the Plan) to the five named executive officers who were participants in the Senior Executive Performance Plan for the 2015 performance period.

Factors Considered in Awarding 2015 Bonuses

In determining the actual annual bonuses awarded, the Compensation Committee applied its business judgment and considered a number of factors, including:

•
the strong financial performance and other significant achievements described above under "2015 Performance—Building on a Decade of Success";

•
Company, business segment and/or investment results relative to the various financial measures set forth in our 2015 business plan that was established and approved by the Board at the end of 2014;

•
the performance of the executive;

•
compensation market practices as reflected by the Compensation Comparison Group in the most recent publicly available data;

•
our performance relative to the companies in our Compensation Comparison Group along with other companies in the property and casualty industry, with a particular emphasis on operating return on equity;

•
past awards to the executive; and

•
changes in the executive's responsibilities during the course of the year in connection with the CEO succession.

In determining these bonuses, the Compensation Committee also considered additional qualitative factors, such as:

•
the strategic positioning of the Company and the applicable business unit;

•
the progress made on strategic initiatives, solid underlying underwriting profitability across the business segments and increasing the competitiveness of the Company's personal auto business;

•
the effective management of expenses;

•
the effective management of risk; and

COMPENSATION DISCUSSION AND ANALYSIS

•
the demonstration of leadership, teamwork and innovation.

As discussed below, the Compensation Committee generally weighs financial performance measures (particularly operating return on equity) and comparable compensation information more heavily than other factors. In particular, when assessing results, the Compensation Committee considers the Company's overall financial performance relative to prior years' performance, the business plan and the performance of industry peers.

The achievement, or inability to achieve, any particular financial or operational measure in a given year neither guarantees nor precludes the payment of an award but is considered by the Compensation Committee as one of several factors in light of the other factors noted and any additional information available to it at the time, including market conditions in general. The Compensation Committee does not use a formula or assign any particular relative weighting to any performance measure. As discussed under "Use of Operating Return on Equity and Other Metrics" on page 29, the Compensation Committee believes that a formulaic approach to compensation is not appropriate in the property and casualty industry and is not an appropriate substitute for the Compensation Committee's thorough deliberation and business judgment as it would not allow the Compensation Committee to assess the quality of the performance results and could result in negative unintended consequences. For example, a formulaic bonus plan tied to revenue growth (a common metric used in formulaic bonus plans) could create an incentive for management to relax the Company's underwriting or investment standards to increase revenue and reported profit on a short-term basis, thereby driving higher short-term bonuses, but create excessive risk for shareholders over the longer term. This is of particular concern in the property casualty insurance industry due to the fact that the "cost of goods sold" (i.e., the amount of insured losses) is not known at the time of sale and develops over time, in some cases many years.

2015 Financial Metrics, Including Operating Return on Equity Target

In evaluating the foregoing factors, the Compensation Committee reviewed management's progress in meeting a broad range of financial and operational metrics included in the 2015 financial plan approved by the Board in December 2014. Of the various financial metrics evaluated by the Compensation Committee, the Compensation Committee considered operating return on equity to be the most important metric in its evaluation of the Company's performance, and it reviewed other metrics in light of their contribution to the Company's return on equity goals.

Operating Return on Equity Target.    The Compensation Committee established in February 2015 specific targets for both: (1) operating return on equity; and (2) adjusted operating return on equity, which excludes catastrophes and prior year reserve development, if any, related to asbestos and environmental coverages. In particular, the 2015 financial plan targeted: (1) an operating return on equity of 11.8% and (2) an adjusted operating return on equity of 14.4%.

One of management's important responsibilities is to produce an appropriate return on equity for our shareholders and to develop and execute financial and operational plans consistent with our financial goal of achieving a mid-teens operating return on equity over time. The Compensation Committee also recognizes, however, the historic cyclicality of our business and that there may be times when the operating return on equity achievable in a given year is greater than, or less than, a mid-teens level. The targeted returns for 2015 reflected the expectation that interest rates would remain at historically low levels. In addition, in evaluating the appropriateness of the targets set for return on equity, the Compensation Committee considers our return on equity relative to the Compensation Comparison Group and to the U.S. property and casualty industry generally and relative to our estimated cost of equity. This relationship to industry returns, over time, is described in the chart on page 26. As a result, when the Board approved our 2015 business plan, both management and the Board believed the plan to be reasonably difficult to achieve.

Notably, the Company's financial plan—and thus its targets—does not include any planned reserve development, positive or negative. The Company's actuarial estimates always reflect management's best estimates of ultimate loss as of the relevant date. As a result, when developing financial plans, the Company does not budget for, or target, prior year reserve development. Adjustments to actual adjusted operating return on equity for prior year reserve development related to asbestos and environmental coverages are made because, to a significant degree, those items relate to policies that were written decades

COMPENSATION DISCUSSION AND ANALYSIS

ago and, particularly in the case of asbestos, arise to a significant extent as a result of court decisions and other trends that have attempted to expand insurance coverage far beyond what we believe to be the intent of the original parties. Accordingly, the financial impact is largely beyond the control of current management. The 2015 plan also assumed catastrophes at normalized levels and lower net investment income attributable to the persistently low interest rate environment. As a result, the targets in the 2015 plan were similar to the targets in the 2014 plan and somewhat lower than the 2014 actual results. The 2014 actual results included positive prior year reserve development of $941 million ($616 million after tax) and benefited from a relatively low level of catastrophes.

For 2015, our results compared to our targets were as follows:

•
Our operating return on equity was 15.2%, which was significantly higher than our target of 11.8%.

•
Our adjusted operating return on equity, excluding catastrophes and prior year reserve development related to asbestos and environmental coverages, was 17.3%, which was significantly higher than our target of 14.4%.

Other Financial Metrics.    The Senior Executive Performance Plan is a multiple metric plan. In determining annual cash bonuses to be paid to the named executive officers, the Compensation Committee evaluates the Company's performance with respect to not only operating return on equity, but also a broad range of other financial metrics including, among other things, operating income and operating income per diluted share and other metrics that contribute to those amounts, such as written and earned premiums, investment income, insurance losses and expense management. No one of these other financial metrics was individually material to 2015 compensation decisions.

The relevant targets for these other financial metrics were included in the 2015 financial plan approved by the Board at the end of 2014. The following table shows 2015 operating income and operating income per diluted share compared to the corresponding metrics contained in the Company's 2015 financial plan and to 2014 actual results.

For the metrics below, 2015 actual results were higher than target, while operating income was slightly below prior year, and operating income per diluted share was 3% higher than the prior year.

Metric	2015 Actual	2015 Target*	2014 Actual

Operating Income	$3.44B	$2.70B	$3.64B

Operating Income Per Diluted Share	$10.87	$8.48	$10.55

*
As discussed above, the 2015 targets do not include any planned reserve development, either positive or negative, reflect lower net investment income attributable to the persistently low interest rate environment and assume catastrophes at normalized levels.

Reasons for Performance in Excess of Financial Targets.    The Compensation Committee believes that the Company's performance in 2015, which was substantially in excess of applicable targets, reflected among other things:

•
solid underlying underwriting performance, including as the result of the Company's strategic actions, beginning in 2010 and continuing through 2015, to improve that profitability;

•
catastrophe losses that were significantly below the historically high levels of a number of recent years and lower than amounts assumed in the 2015 financial plan;

•
favorable prior year reserve development not related to asbestos and environmental matters;

•
the favorable impact of the Company's capital management, particularly its share repurchase program; and

•
investment results that, while solid, were impacted by the continued low interest rate environment and more challenging capital market conditions.

In addition, the Compensation Committee believes the results reflect strong performance relative to the U.S. property and casualty industry as a whole. In particular, the Company's return on equity of 14.2% in 2015 meaningfully exceeded the average return on equity for domestic property and casualty insurance companies, of approximately 7.6%, as estimated by the Insurance Information Institute.

COMPENSATION DISCUSSION AND ANALYSIS

Amount of 2015 Annual Cash Bonuses

At its February 2016 meeting, the Compensation Committee considered the quantitative and qualitative factors described above and the substantial contributions made by the named executive officers in exceeding the 2015 targets described above, including operating income of $3.4 billion, which while significantly exceeding the goal in the Company's financial plan was down slightly from a very strong level in 2014 due primarily to a decline in net investment income including the impact of the persistently low interest rate environment, significantly offset by higher underwriting margins.

The Compensation Committee believed that all of the named executive officers individually performed at superior levels and contributed substantially to our results. The Compensation Committee also placed significant weight on the fact that the executive officers, including the named executive officers, were highly effective working as a team not only in driving the business but particularly with respect to successfully managing the CEO transition.

With regard to Mr. Schnitzer, the Compensation Committee also considered the change in his roles and responsibilities as a result of his promotion to CEO in 2015. With regard to Mr. Fishman, the Compensation Committee also considered his leadership in developing executive management strength and depth over many years and successfully executing the Company's succession plan. With regard to Mr. MacLean, the Compensation Committee also considered Mr. MacLean's assumption of direct leadership of the Business and International Insurance segment and his commitment, support and guidance throughout the leadership transition in 2015, which he was uniquely positioned to provide as President and COO.

In light of the foregoing, the Compensation Committee determined in its judgment to award:

•
a cash bonus of $3.25 million to Mr. Schnitzer, which is $250,000 or 8.3% higher than that awarded for performance year 2014;

•
a cash bonus of $7.1 million to Mr. Fishman, which is $400,000 or 5.3% lower than that awarded for performance year 2014; and

•
a cash bonus of $4.0 million to Mr. MacLean, which was the same as 2014, and aggregate cash bonuses of $9.1 million to the other named executive officers, which is $600,000 or 6.2% lower than the bonuses awarded for performance year 2014.

Given the Company's superior performance relative to its peers, the bonuses were also intended to position total direct compensation for the named executive officers significantly above the median (in the top quartile) of the Compensation Comparison Group (based on 2014 compensation data, the most recent data publicly available).

COMPENSATION DISCUSSION AND ANALYSIS

Long-Term Stock Incentives

As described below, 2015 long-term compensation was awarded to the named executive officers in the form of stock options, performance shares and, with regard to a special one-time grant to Mr. MacLean, restricted stock units. Our stock-based long-term incentive awards are designed to further our goals described under "Objectives of Our Executive Compensation Program", including ensuring that our executive officers have a continuing stake in our long-term success and manage the business with a long-term, risk-adjusted perspective.

At its February 2016 meeting, the Compensation Committee granted Mr. Schnitzer stock-based long-term incentive awards with a grant date fair value of $5 million, an increase of $2.4 million in recognition of the change in his roles and responsibilities as a result of his promotion to CEO in 2015. The Compensation Committee granted Mr. Fishman stock-based long-term incentive awards with a grant date fair value of $11 million, an amount equal to his grant in the prior year. At the same meeting, the Compensation Committee granted Mr. MacLean stock-based long-term incentive awards with a grant date fair value of $5 million, an increase of $1.8 million in recognition of his assumption of direct leadership of the Business and International Insurance segment and his commitment, support and guidance throughout the leadership transition in 2015, which he was uniquely positioned to provide as President and COO. The $1.8 million increase was in the form of stock options and restricted stock units. The Compensation Committee granted each of the other named executive officers stock-based incentive awards with a grant date fair value of $2.625 million. The awards for these named executive officers were 3.5 times the base salary for those officers at the end of 2015, the same multiple as in the prior year. The Compensation Committee set the amounts of such incentive grants in order to position the Total Direct Compensation for the named executive officers at slightly lower compensation for fiscal 2015 performance as compared to 2014, while at the same time repositioning certain executive compensation levels in connection with the CEO succession. Given the Company's superior performance, these equity awards were also intended to position total direct compensation for the named executive officers significantly above the median (in the top quartile) of the Compensation Comparison Group (based on 2014 compensation data, the most recent data publicly available at the time of grant). These equity awards will be included in the Summary

Compensation Table in our Proxy Statement for our 2017 Annual Meeting.

At its February 2015 meeting, the Compensation Committee granted Mr. Fishman stock-based long-term incentive awards with a grant date fair value of $11 million. At the same meeting, the Compensation Committee granted the other named executive officers stock-based long-term incentive awards ranging from $2.6 million to $3.2 million. The awards for the named executive officers were 3.5 times the base salary for those officers in effect at the end of 2014. The Compensation Committee set the amounts of such incentive grants in order to position the total direct compensation of Mr. Fishman and other named executive officers as a group at levels that were consistent with 2013 levels. Given the Company's superior performance, these equity awards were also intended to position total direct compensation for Mr. Fishman and the named executive officers as a group significantly above the median (in the top quartile) of the Compensation Comparison Group (based on 2013 compensation data, the most recent data publicly available at the time of grant).

The ultimate value of stock-based long-term incentive awards at the time of vesting or, in the case of stock options, exercise may be greater than or less than the grant date fair value, depending upon our operating performance and changes in the value of our stock price. The grant date fair values of long-term incentive awards are computed in accordance with the accounting standards described in footnote (2) to the Summary Compensation Table on page 49.

The Compensation Committee, with advice from its independent compensation consultant, developed guidelines for the allocation of annual grants of equity compensation between performance shares and stock options. These allocations are intended to result in a mix of annual long-term incentives that is sufficiently performance-based and will result in: (1) a large component of total compensation being tied to the achievement of specific, multi-year operating performance objectives and changes in shareholder value (performance shares); and (2) an appropriate portion being tied solely to changes in shareholder value (options). Under the guidelines, the mix of long-term incentives for the named executive officers is approximately 60% performance shares and 40% stock options, based on the grant date fair value of the awards. The mix of annual long-term incentive compensation reflects the Compensation Committee's judgment as to the appropriate balance of these

COMPENSATION DISCUSSION AND ANALYSIS

incentives to achieve its objectives. While the aggregate grant date fair values of equity awards granted to the named executive officers take into account both individual and Company performance, the mix of equity incentives is fixed and generally does not vary from year to year. For a description of the equity awards granted in calendar year 2015, refer to the "Tabular Executive Compensation Disclosure—Grants of Plan-Based Awards in 2015" on page 51.

Performance Shares

Under our program for granting performance shares, we may grant performance shares to certain of our employees who hold positions of vice president (or its equivalent) or above, including the named executive officers. These awards provide the recipient with the right to receive a variable number of shares of our common stock based upon our attainment of specified performance goals discussed below. The performance goals for performance share awards granted in 2015 and 2016 are based upon our attaining various adjusted returns on equity over three-year performance periods commencing January 1, 2015 and ending December 31, 2017 and commencing January 1, 2016 and ending December 31, 2018, respectively (in each case, "Performance Period Return on Equity"). Performance Period Return on Equity represents the average of the "Adjusted Return on Equity" for each of the three calendar years in the Performance Period Return on Equity. The "Adjusted Return on Equity" for each calendar year is determined by dividing "Adjusted Operating Income" by "Adjusted Shareholders' Equity" for the year, as defined below.

"Adjusted Operating Income", as defined in the Performance Share Awards Program, excludes the after-tax effects of:

•
specified losses from officially designated catastrophes,

•
asbestos and environmental reserve charges or releases,

•
net realized investment gains or losses in the fixed maturities and real estate portfolios,

•
extraordinary items, and

•
the cumulative effect of accounting changes and federal income tax rate changes, and restructuring charges each as defined by GAAP, and each as reported in our financial statements (including accompanying footnotes and in management's discussion and analysis);

and is then reduced by the after-tax dollar amount for expected "normal" catastrophe losses. In the first year of the performance period, such expected "normal" catastrophe losses are represented by a fixed amount set forth in the terms of the performance shares ($625 million and $620 million for 2015 and 2016, respectively). In the two subsequent years of the performance period, such fixed amount for catastrophes is adjusted up or down by formula to reflect any increases or decreases, as the case may be, in written premiums in certain catastrophe-exposed commercial and personal lines.

"Adjusted Operating Income" is also reduced by an amount reflecting the historical level of credit losses (on an after-tax basis) associated with our fixed income investments. The Compensation Committee believes this reduction of "Adjusted Operating Income" is appropriate because credit losses in our fixed income portfolio are part of reported net income but not operating income and thus, absent making this reduction, would not be reflected in "Adjusted Operating Income". Specifically, for performance share awards granted in February 2015 and February 2016, the annual reduction is determined by multiplying a fixed factor (expressed as 2.25 basis points) by the amortized cost of the fixed maturity investment portfolio at the beginning of each quarter during the relevant year in the performance period and adding such amounts (on an after-tax basis) for each year in the performance period.

"Adjusted Shareholders' Equity" for each year in the performance period is defined in the Performance Share Awards Program as the sum of our total common shareholders' equity, as reported on our balance sheet as of the beginning and end of the year (excluding net unrealized appreciation or depreciation of investments and adjusted as set forth in the immediately following sentence), divided by two. In calculating Adjusted Shareholders' Equity, our total common shareholders' equity as of the beginning and end of the year is adjusted to remove the cumulative after-tax impact of the following items during the performance period: (1) discontinued operations and (2) the adjustments and reductions made in calculating Adjusted Operating Income.

The Compensation Committee selected Performance Period Return on Equity as the performance measure

COMPENSATION DISCUSSION AND ANALYSIS

in the Performance Share Plan because the Compensation Committee believes it is the best measure of return to shareholders and efficient use of capital over a multi-year period, as described further above under "Link Between Pay and Performance Over Time".

The Compensation Committee seeks to establish the Performance Period Return on Equity standards such that 100% vesting requires a level of performance over the performance period that is expected to be in the top tier of the industry. In considering what would constitute such top tier performance over a future three-year period, the Compensation Committee considers recent and historical trends in operating return on equity of the United States property and casualty insurance industry, our Compensation Comparison Group and the Company, as well as current and expected underwriting and investment market conditions, our business plan and the Company's cost of equity. For example, the Compensation Committee noted in respect of the performance shares granted in 2016 that the Performance Period Return on Equity of 10% that is required for 100% vesting would meaningfully exceed the average return on equity for the domestic property and casualty industry of 7.6%, as estimated by the Insurance Information Institute for 2015, a year in which there were relatively low catastrophe levels. Accordingly, while the Compensation Committee decided not to implement a formulaic calculation based on relative performance, which it believed could result in over or under compensation, it did set the Performance Period Return on Equity standards after considering the level of historical and expected performance that would constitute superior returns. See the chart on page 26, which shows historical returns on equity for the Company and the United States property and casualty insurance industry. In addition, in establishing the Performance Period Return on Equity standards shown in the chart below, the Compensation Committee also considered our financial goal of achieving an operating return on equity in the mid-teens over time and that such an operating return on equity would, in its view, be reasonably difficult to achieve over the next three-year period. The Compensation Committee also considered that, because the Company's actuarial estimates always reflect management's best estimates of ultimate loss as of the relevant date, the Company's future financial plans do not include any prior year reserve development, positive or negative.

For performance shares granted in 2015 and 2016, actual distributions are contingent upon our attaining Performance Period Return on Equity as indicated on the following chart. Performance falling between any of the identified points in the applicable chart below will result in an interpolated vesting (for example, a Performance Period Return on Equity of 14% will yield a vesting of 115%).

Performance Shares Granted in 2015 and 2016: Performance Period Return on Equity Standards

	Vesting Percentage	Performance Period Return on Equity for Performance Shares Granted in 2015 and 2016
Maximum	150%	≥16.0%
	140%	15.5%
	130%	15.0%
	120%	14.5%
	110%	13.5%
	100%	10.0%
	75%	8.5%
Threshold	50%	8.0%
	0%	<8.0%

The performance shares are a long-term incentive intended to align a significant portion of our executives' compensation with return on equity objectives over time. The Compensation Committee from time to time makes adjustments to the Performance Period Return on Equity standards for a year's awards when, at the time of grant, it determines that there have been significant changes in the returns that it expects should constitute top tier performance.

For performance shares granted in 2016, the Compensation Committee decided not to make any changes to the Performance Period Return on Equity standards. This decision reflected the fact that, as in 2015, the Compensation Committee believes that returns that qualify as top tier performance over the next several years will continue to be somewhat lower than longer-term historical levels. As in 2015, the Compensation Committee noted in 2016 that:

•
interest rates were at or near historically low levels and, going forward, are expected to remain at very low levels for an extended period of time; and

•
the Performance Period Return on Equity required for 100% vesting meaningfully exceeds the Company's estimated cost of equity as of the beginning of the performance period.

COMPENSATION DISCUSSION AND ANALYSIS

The Committee also observed that the Performance Period Return on Equity required for 100% vesting exceeds the actual average return on equity for the domestic property and casualty industry for each of the last eight years as estimated by the Insurance Information Institute.

In granting future awards, the Compensation Committee intends to continue to review Performance Period Return on Equity standards in light of the then current operating environment and will consider further adjustments if, among other reasons, investment yields increase to more normal levels by historical standards.

To support our recruitment and retention objectives and to encourage a long-term focus on our operations, the performance shares vest subject to the satisfaction of the requisite performance goals and the participant meeting certain service period criteria. The program generally does not provide for accelerated vesting due to a change in control of the Company. However, the program provides for accelerated vesting and/or waiver of service requirements in the event of death or disability or qualifying "retirement", as defined in the awards. Further, Mr. Schnitzer is entitled to conversion of his performance shares into time-vesting awards upon a change in control and he is entitled to accelerated vesting of all of his equity awards in the event that his equity awards are not assumed by the surviving entity following a change in control or in the event of a voluntary termination for "good reason" or an involuntary termination without "cause" (as defined in his employment letter) within 24 months following a change in control of the Company. Mr. Fishman is entitled to accelerated vesting of his equity awards in the event of a voluntary termination for "good reason" or an involuntary termination without "cause" (as defined in his employment agreement). These provisions are included to minimize the potential influence of the treatment of these equity awards in connection with a change-in-control on Mr. Schnitzer's and Mr. Fishman's decision making process. The Compensation Committee believes that these provisions will enhance Mr. Schnitzer's and Mr. Fishman's independence and objectivity when considering a potential transaction. These provisions are described in more detail under "Tabular Executive Compensation Disclosure—Potential Payments to Named Executive Officers Upon Termination of Employment or Change in Control—Summary of Key Agreements—Mr. Schnitzer's Employment Letter" and "—Mr. Fishman's Employment Agreement".

New performance share cycles commence annually and overlap one another, helping to foster retention and reduce the impact of the volatility in compensation associated with changes in our annual return on equity performance.

Dividend equivalent shares are paid only when and if performance shares vest and are paid, in shares, at the same vesting percentage as the underlying performance shares.

The Compensation Committee awarded performance shares with the following grant date fair values:

•
Mr. Schnitzer $1.575 million in performance shares in February 2015 (prior to his appointment as CEO) and $3.0 million in performance shares in February 2016.

•
Mr. Fishman $6.6 million in performance shares in each of February 2015 and February 2016.

•
Each of the other named executive officers performance shares ranging from approximately $1.6 million to $1.9 million in each of 2015 and 2016.

The number of performance shares granted is determined by dividing the grant date fair values by the closing price of our common stock on the date of grant ($106.04 and $106.03 in 2015 and 2016, respectively).

Payment of Performance Shares Granted for the 2013-2015 Period

At its February 2016 meeting, the Compensation Committee reviewed and certified the results for the performance shares granted to the named executive officers in 2013. Payout of shares under these performance share awards was subject to attaining certain adjusted returns on equity over the three year performance period commencing on January 1, 2013 and ending on December 31, 2015. The adjusted operating return on equity for such performance period was 15.4%, which resulted in the vesting of the performance shares at the maximum amount of 130%.

Stock Options

All stock options are granted with an exercise price equal to the closing price of the underlying shares on the date of grant. Our annual award of stock options generally vests 100% three years after the date of

COMPENSATION DISCUSSION AND ANALYSIS

grant and has a maximum expiration date of ten years from the date of grant. The stock option awards generally do not accelerate upon a change of control, but Messrs. Schnitzer and Fishman are entitled to accelerated vesting of their stock options under the corresponding situations described above with respect to their performance shares. Under the 2014 Stock Incentive Plan, stock options cannot be "repriced" unless such repricing is approved by our shareholders.

The Compensation Committee awarded:

•
Mr. Schnitzer stock options with a grant date fair value of $1.05 million for the February 2015 award (prior to his appointment as CEO) and $2.0 million for the February 2016 award.

•
Mr. Fishman stock options with a grant date fair value of $4.4 million for each of the February 2015 and February 2016 award.

•
Each of the other named executive officers stock options with grant date fair values ranging from approximately $1.1 million to $1.3 million and $1.1 million to $2.0 million, for each of the February 2015 and February 2016 awards, respectively.
Other Compensation
Pension Plans

The Company provides retirement benefits as part of a competitive pay package to retain its employees. Specifically, we currently offer all of our U.S. employees a tax-qualified defined benefit plan with a cash-balance formula, with some grandfathered participants accruing benefits under a final average pay formula. Also, a number of employees and executives participate or have accrued benefits in other pension plans which are frozen as to new participants and/or new accruals. Under the cash balance formula, each enrolled employee has a hypothetical account balance that grows with interest and pay credits each year.

In addition, we sponsor a non-qualified excess benefit retirement plan that covers all U.S. employees whose tax-qualified plan benefit is limited by the Internal Revenue Code with respect to the amount of compensation that can be taken into account under a tax-qualified plan. The non-qualified plan makes up for the benefits that cannot be provided by the qualified plan as a result of those Internal Revenue Code limits by using the same cash-balance pension formula that applies under the qualified plan. The purpose of this plan is to ensure that employees who receive retirement benefits only through the qualified cash balance plan and employees whose qualified plan benefit is limited by the Internal Revenue Code are treated substantially the same. The details of the existing plans are described more fully under "Tabular Executive Compensation Disclosure—Post-

Employment Compensation—Pension Benefits for 2015" on page 56 of this Proxy Statement.

Deferred Compensation

In the United States, we offer a tax-qualified 401(k) plan to all of our employees and a non-qualified deferred compensation plan to employees who hold positions of vice president or above. Both plans are available to the named executive officers.

The non-qualified deferred compensation plan allows an eligible employee to defer receipt of a portion of his or her salary and/or annual bonus until a future date or dates elected by the employee. This plan provides an additional vehicle for employees to save for retirement on a tax deferred basis. The deferred compensation plan is not funded by us and does not provide preferential rates of return. Participants have only an unsecured contractual commitment by us to pay amounts owed under that plan.

For further details, see "Tabular Executive Compensation Disclosure—Post-Employment Compensation—Non-Qualified Deferred Compensation for 2015" on page 59 of this Proxy Statement.

Other Benefits

We also provide specified other benefits described below to our named executive officers, which are not tied to any performance criteria. Rather, these benefits are intended to support objectives related to the attraction and retention of highly skilled executives and to ensure that they remain appropriately focused

COMPENSATION DISCUSSION AND ANALYSIS

on their job responsibilities without unnecessary distraction.

Personal Security

We have established a security policy in response to a study prepared by an outside consultant that analyzed security risks to our CEO and Executive Chairman of the Board based on a number of factors, including travel patterns and past security threats. This security policy is periodically reviewed by an outside security consultant. Under this security policy, a Company car and driver or other ground transportation arrangements are provided to our CEO and Executive Chairman of the Board for business and personal travel. The methodologies that we use to value the personal use of a dedicated Company car and driver and other ground transportation arrangements as a perquisite are described in footnote (6) to the Summary Compensation Table. In 2015, the total incremental cost for personal use of a Company car and driver and other ground transportation provided pursuant to our security policy was $11,641 for Mr. Schnitzer and $70,265 for Mr. Fishman.

In accordance with the security policy, our CEO and Executive Chairman of the Board use our aircraft for business and personal air travel. Each of our CEO and Executive Chairman of the Board reimburses us for personal travel on our aircraft in an amount equal to the incremental cost to the Company associated with such personal travel provided that the amount doesn't exceed the maximum amount legally payable under FAA regulations, in which case the executive reimburses such maximum amount.

Each of our CEO and Executive Chairman of the Board is responsible for all taxes due on any income imputed to him in connection with his personal use of Company-provided transportation.

In addition, under the security policy described above, we provide each of our CEO and Executive Chairman of the Board with additional home security enhancements and other protections. The methodology that we use to value the incremental costs of providing additional home security enhancements and other protections to our CEO and Executive Chairman of the Board is the actual cost to us relating to the installation of home security and other equipment and the incremental cost to us with respect to monitoring and other related expenses. In 2015, the total incremental cost of the additional home security enhancements and other protections was $27,016 for Mr. Schnitzer and $111,921 for Mr. Fishman.

Other Transportation on Company Aircraft

We also on occasion provide transportation on Company aircraft for spouses or others, although under SEC rules, such spousal or other travel may not always be considered to be directly and integrally related to our business. Consistent with past practice, however, we reimburse the named executive officers for any tax liabilities incurred with respect to travel by spouses or others only if such travel is considered directly and integrally related to business. In 2015, there was no incremental cost to us associated with travel by spouses or others on Company aircraft that was not directly and integrally related to business.

Health Benefits; Treatment of Higher Paid and Lower Paid Employees

We subsidize health benefits more heavily for lower paid employees as compared to higher paid employees, such as the named executive officers. Accordingly, our higher paid employees pay a significantly higher percentage of the cost of their health benefits than our lower paid employees.

Severance and Change in Control Agreements

The Compensation Committee believes that severance and, in certain circumstances, change in control arrangements are necessary to attract and retain the talent necessary for our long-term success. The Compensation Committee believes that our severance programs allow our executives to focus on duties at hand and provide security should their employment be terminated as a result of an involuntary termination without cause or a constructive discharge. Currently, all of our senior executives, other than Mr. Schnitzer and Mr. Fishman, are covered by our severance plan.

Each of the named executive officers, other than Mr. Schnitzer and Mr. Fishman, has entered into an agreement with us pursuant to which the named executive officer is granted enhanced severance benefits in exchange for agreeing to non-solicitation and non-disclosure provisions. Under the terms of such agreements, these named executive officers are eligible to receive a severance benefit if they are involuntarily terminated due to a reduction in force or for reasons other than cause or if they are asked to take a substantial demotion. The terms of these

COMPENSATION DISCUSSION AND ANALYSIS

agreements are described more fully under "Tabular Executive Compensation Disclosure—Potential Payments to Named Executive Officers Upon Termination of Employment or Change in Control—Summary of Key Agreements—Severance Under Non-Solicitation and Non-Disclosure Agreements".

Each of Mr. Schnitzer's letter agreement and Mr. Fishman's employment agreement, discussed at greater length below under "Tabular Executive Compensation Disclosure—Potential Payments to Named Executive Officers Upon Termination of Employment or Change in Control—Summary of Key

Agreements", contains severance benefits that are triggered under some circumstances, including some circumstances related to a change in control of the Company. The Compensation Committee believes that these arrangements are appropriate and consistent with similar provisions agreed to by members of our Compensation Comparison Group and their chief executive officers.

None of the severance and change in control agreements with the named executive officers include excise tax gross-up protections.

Non-Competition Agreements

All members of our Management Committee, including the named executive officers, have signed non-competition agreements.

The agreements provide that, upon an executive's termination of employment, we may elect to, and in the event of Mr. Schnitzer's voluntary termination for "good reason" or involuntary termination without "cause" within the 24-month period following a change in control, we have elected to, impose a six-month non-competition obligation upon the executive that would preclude the executive, subject to limited exceptions, from (1) performing services for or having any ownership interest in any entity or business unit that is primarily engaged in the property and casualty insurance business or (2) otherwise engaging in the property and casualty insurance business. This restriction will apply in the United States and any other country where we are physically present and engaged in the property and casualty insurance business as of the executive's termination date.

If we elect to enforce the non-competition terms, and the executive complies with all of the obligations under the agreement, then the executive will be entitled to:

•
receive a lump sum payment at the end of the six-month restricted period equal to the sum of (1) six months base salary plus (2) 50% of the executive's average annual bonus for the prior two years plus (3) 50% of the aggregate grant date fair value of the executive's average annual equity awards for the prior two years; and

•
reimbursement for the cost of continuing health benefits on similar economic terms as in place immediately prior to the executive's termination date during the six-month non-competition period or payment of an equivalent amount, payable at the end of the six-month restricted period.
Stock Ownership Guidelines, Anti-Hedging and Pledging Policies, and Other Trading Restrictions

We maintain an executive stock ownership policy pursuant to which executives are expected to accumulate and retain specified levels of ownership of our equity securities until termination of employment, so as to further align the interests of management and shareholders. The Compensation Committee developed this policy based in part on an analysis of policies instituted at our peer competitors. Under the policy, each of the CEO and the Executive Chairman of the Board has a target ownership level established as the lesser of 150,000 shares or the equivalent value of 500% of base salary. Vice chairmen and executive vice presidents have target ownership levels established as the lesser of 30,000 shares or the equivalent value of 300% of base salary, and senior vice presidents have target ownership levels established as the lesser of 5,000 shares or the equivalent value of 100% of base salary. Executives who have not achieved these levels of stock ownership are expected to retain the shares acquired upon exercising stock options or upon the vesting of restricted stock, restricted stock units or performance shares (other than shares used to pay the exercise price of options and withholding taxes) until the requirements are met.

The stock ownership levels of all persons subject to this policy are calculated on a quarterly basis. In

COMPENSATION DISCUSSION AND ANALYSIS

determining an executive's share ownership level, the following are included:

•
100% of shares held directly by the executive;

•
100% of shares held indirectly through our 401(k) plan or deferred compensation plan;

•
50% of unvested performance shares (assuming 100% of the performance shares will vest); and

•
a number of shares with a market value equal to 50% of any unrealized appreciation in stock options, whether vested or unvested.

As of December 31, 2015, each named executive officer had achieved a stock ownership level in excess of the applicable level set forth above.

We have a securities trading policy that sets forth guidelines and restrictions applicable to employees' and directors' transactions involving our stock. Among other things, this policy prohibits our employees and directors from engaging in short-term or speculative transactions involving our stock, including purchasing our stock on margin, short sales of our stock (that is, selling stock that is not owned and borrowing shares to make delivery), buying or selling puts, calls or other derivatives related to our stock and arbitrage trading or day trading of our stock. Directors and executive officers are not allowed to pledge Company stock without the consent of the Company, and no shares beneficially owned by them are pledged.

Recapture/Forfeiture Provisions

Our Board has adopted a policy requiring the reimbursement and/or cancellation of all or a portion of any incentive cash bonus or equity-based incentive compensation awarded to members of our Management Committee or other Section 16 officers after February 1, 2010 when the Compensation Committee has determined that all of the following factors are present: (1) the award and/or payout of our award was predicated upon the achievement of financial results that were subsequently the subject of a restatement, (2) the employee engaged in fraud or willful misconduct that was a significant contributing factor in causing the restatement and (3) a lower award and/or payout of our award would have been made to the employee based upon the restated financial results.

Incentive compensation will be granted subject to the policy that, in each such instance described above, the Company will, to the extent permitted by applicable law and subject to the discretion and approval of the Compensation Committee, taking into account such facts and circumstances as it deems appropriate, including the costs and benefits of doing so, seek to recover the employee's cash incentive bonus award and/or equity-based incentive compensation paid or issued to the employee in excess of the amount that would have been paid or issued based on the restated financial results. If the Compensation Committee determines, however, that, after recovery of an excess amount from an employee, the employee is nonetheless unjustly enriched, it may seek recovery of more than such excess amount up to the entire amount of the bonus or other incentive compensation.

In addition, under the terms of our executive performance share and stock option award agreements, in the event that the employment of an executive, including the named executive officers, is terminated for gross misconduct or for cause, as determined by the Compensation Committee, all outstanding vested and unvested awards are cancelled upon his or her termination.

Further, in connection with equity awards, the named executive officers and other recipients of equity awards are parties to an agreement that provides for the forfeiture of unexercised or unvested awards and the recapture by us of any compensatory value, including any amount included as compensation in his or her taxable income, that the former executive received or realized by way of payment, exercise or vesting during the period beginning 12 months prior to the date of termination of employment with us, and ending 12 months after the date of the termination of employment with us, if during the 12-month period following his or her termination, the executive:

(1)
fails to keep all confidential information strictly confidential;

(2)
uses confidential information to solicit or encourage any person or entity that is a client, customer, policyholder, vendor, consultant or

COMPENSATION DISCUSSION AND ANALYSIS

agent of ours to discontinue business with us after accepting a position with a direct competitor;

(3)
is directly and personally involved in the negotiation or solicitation of the transfer of business away from us; or
(4)
solicits, hires or otherwise attempts to affect the employment of any person employed by us at any time during the last three months of the executive's employment or thereafter, without our consent.
Timing and Pricing of Equity Grants

The Compensation Committee typically makes annual awards of equity at its meeting held in early February, which is set in advance as part of the Board's annual calendar of scheduled meetings. The Compensation Committee has in the past, and may in the future, make limited grants of equity on other dates in order to retain key employees, to compensate an employee in connection with a promotion or to compensate newly hired executives for equity or other benefits lost upon termination of their previous employment or to otherwise induce them to join us. Under our Governance Guidelines, the Compensation Committee may make off-cycle equity grants only on previously determined dates in each calendar month, which will be either (1) the date of a regularly scheduled Board or Compensation Committee meeting, (2) the 15th day of the calendar month (or if the 15th is not a business day, the business day immediately preceding the 15th) or (3) in the case of grants in connection with new hires and/or promotions, on, or within 15 days of, the first day of employment or other personnel change. The grant date of equity grants to executives is the date of Compensation Committee approval. As discussed above, the exercise price of option grants is the closing market price of our common stock on the date of grant.

As discussed under "Board of Directors Information—Compensation Committee" on page 6, the Compensation Committee has delegated to the CEO, subject to the prior written consent of our Executive Vice President and General Counsel, the authority to make limited "off-cycle" grants to employees who are not Compensation Committee Approved Officers on pre-established grant dates, as determined by the Compensation Committee. For these grants, as discussed above, the grant date is the date of such approval, and the exercise price of all stock options is the closing market price of our common stock on the date of grant.

Under the 2014 Stock Incentive Plan, stock options cannot be "repriced" unless such repricing is approved by our shareholders. See "Governance of Your Company—Dating and Pricing of Equity Grants" on page 15 of this Proxy Statement.

We monitor and periodically review our equity grant policies to ensure compliance with plan rules and applicable law. We do not have a program, plan or practice to time our equity grants in coordination with the release of material, non-public information.

2015 Shareholder Advisory Vote on Executive Compensation

The Compensation Committee reviewed the results of the shareholder advisory vote on executive compensation taken at the Company's 2015 Annual Meeting of Shareholders. Approximately 80% of the shares voting "FOR" or "AGAINST" at the meeting voted in favor of the compensation paid to our named executive officers. The Compensation Committee has considered and discussed the results of the vote. In addition, management has had numerous conversations with investors about compensation and governance practices, and management has reported on those conversations to the Compensation Committee. Specifically, during 2015, management contacted the Company's largest shareholders and received feedback from beneficial owners of shares aggregating approximately 35% of the Company's outstanding shares in which shareholders were generally supportive of the Company's compensation program. After considering the voting results from 2015, as well as management's conversations with investors, the Compensation Committee concluded that the Company's executive compensation programs are performing as intended and determined, based on the advice of its independent compensation consultant, not to make changes to the core structure of the Company's executive compensation programs.

COMPENSATION DISCUSSION AND ANALYSIS

Total Direct Compensation for 2013-2015 (Supplemental Table)

The following table shows the base salary actually earned during each of the last three years as well as annual cash bonuses paid and equity awards granted to our named executive officers in February in respect of the immediately preceding performance year.

Name	Salary ($)	Bonus ($)	Equity Awards ($)	Total ($)	Change from Prior Year (%)
A.D. Schnitzer
2015	853,448	3,250,000	5,000,000	9,103,448	43
2014	750,000	3,000,000	2,625,000	6,375,000	3
2013	737,739	2,800,000	2,625,000	6,162,739	15
J.S. Fishman
2015	1,000,000	7,100,000	11,000,000	19,100,000	(2)
2014	1,000,000	7,500,000	11,000,000	19,500,000	0
2013	1,000,000	7,500,000	11,000,000	19,500,000	18
J.S. Benet
2015	750,000	3,000,000	2,625,000	6,375,000	(3)
2014	750,000	3,200,000	2,625,000	6,575,000	0
2013	737,739	3,200,000	2,625,000	6,562,739	18
B.W. MacLean
2015	925,000	4,000,000	5,000,000	9,925,000	22
2014	925,000	4,000,000	3,237,500	8,162,500	0
2013	925,000	4,000,000	3,237,500	8,162,500	10
W.H. Heyman
2015	750,000	3,300,000	2,625,000	6,675,000	(3)
2014	750,000	3,500,000	2,625,000	6,875,000	0
2013	737,739	3,500,000	2,625,000	6,862,739	13
D. Spadorcia
2015	750,000	2,800,000	2,625,000	6,175,000	(3)

This supplemental information has been included to provide investors with additional compensation information for the last three performance years. As part of reaching its compensation decisions for a performance year, the Compensation Committee refers to this data. Accordingly, this supplemental information will enable investors to better understand the actions of the Compensation Committee with respect to total direct compensation for a performance year. However, this supplemental information is not intended to be a substitute for the information provided in the Summary Compensation Table on page 49, which has been prepared in accordance with the SEC's disclosure rules.

Differences Between this Supplemental Table and the Summary Compensation Table

The information contained in this Supplemental Table differs substantially from the total direct compensation information contained in the Summary Compensation Table for the relevant year because the stock awards and option awards columns for a particular year in the Summary Compensation Table on page 49 report awards actually granted in that calendar year (not equity awards granted in respect of that performance year). For example, for 2015, the Summary Compensation Table on page 49 includes awards made in February 2015 in respect of the 2014 performance year, but does not include awards made in February 2016 in respect of the 2015 performance year. On the other hand, the "2015" rows in the Supplemental Table presented above include equity grants made in February 2016 in respect of the 2015 performance year and not the equity grants made in February 2015 in respect of the 2014 performance year.

COMPENSATION COMMITTEE REPORT

The Compensation Committee has discussed and reviewed the foregoing Compensation Discussion and Analysis with management. Based upon this review and discussion, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement and incorporated by reference into our Annual Report on Form 10-K.

Submitted by the Compensation Committee of the Company's Board of Directors:

Donald J. Shepard (Chair)
Kenneth M. Duberstein
Cleve L. Killingsworth Jr.
Laurie J. Thomsen

TABULAR EXECUTIVE COMPENSATION DISCLOSURE

TABULAR EXECUTIVE COMPENSATION DISCLOSURE
Summary Compensation Table

The following table provides summary information concerning compensation paid or accrued by us to or on behalf of our Chief Executive Officer, our Executive Chairman of the Board (our Chief Executive Officer through November 2015), our Vice Chairman and Chief Financial Officer and each of our three other most highly compensated executive officers who served in such capacities at December 31, 2015. We refer to these individuals collectively as the named executive officers.

Name and Principal Position	Year	Salary ($)	Bonus ($)(1)	Stock Awards ($)(2)	Option Awards ($)(3)	Non-Equity Incentive Plan Compensation ($)(4)	Change in Pension Value and Non-Qualified Deferred Compensation Earnings ($)(5)	All Other Compensation ($)(6)	Total ($)
Alan D. Schnitzer	2015	853,448	0	1,575,012	1,049,991	3,250,000	146,295	70,205	6,944,951
Chief Executive Officer	2014	750,000	0	1,575,021	1,050,206	3,000,000	248,155	6,000	6,629,382
	2013	737,739	0	1,364,971	910,184	2,800,000	66,134	27,561	5,906,589
Jay S. Fishman	2015	1,000,000	0	6,600,036	4,399,979	7,100,000	703,069	210,349	20,013,433
Executive Chairman	2014	1,000,000	0	6,600,029	4,400,878	7,500,000	848,456	86,018	20,435,381
of the Board	2013	1,000,000	0	5,400,030	3,600,701	7,500,000	481,256	106,007	18,087,994
Jay S. Benet	2015	750,000	0	1,575,012	1,049,991	3,000,000	332,979	6,000	6,713,982
Vice Chairman and	2014	750,000	0	1,575,021	1,050,206	3,200,000	399,713	10,392	6,985,332
Chief Financial Officer	2013	737,739	0	1,364,971	910,184	3,200,000	220,885	10,923	6,444,702
Brian W. MacLean	2015	925,000	0	1,942,547	1,294,992	4,000,000	396,461	13,673	8,572,673
President and Chief	2014	925,000	0	1,942,461	1,295,263	4,000,000	511,741	10,622	8,685,087
Operating Officer	2013	925,000	0	1,803,759	1,202,729	4,000,000	263,303	12,588	8,207,379
William H. Heyman	2015	750,000	0	1,575,012	1,049,991	3,300,000	355,060	6,000	7,036,063
Vice Chairman and	2014	750,000	0	1,575,021	1,050,206	3,500,000	341,172	6,000	7,222,399
Chief Investment Officer	2013	737,739	0	1,364,971	910,184	3,500,000	304,719	6,000	6,823,613
Doreen Spadorcia Vice Chairman, Technology, Claim Services, Operations and Risk Control and Chief Executive Officer, Personal Insurance and Bond & Specialty Insurance	2015	750,000	0	1,575,012	1,049,991	2,800,000	251,973	9,563	6,436,539
(1)
Performance-based annual cash bonuses are reported in the "Non-Equity Incentive Plan Compensation" column.

(2)
The dollar amounts represent the aggregate grant date fair value of performance shares granted during each of the years presented. The grant date fair value of an award is measured in accordance with Financial Accounting Standards Board ("FASB") Accounting Standards Codification Topic 718, Compensation—Stock Compensation ("ASC Topic 718") utilizing the assumptions discussed in Note 13 to our financial statements for the fiscal year ended December 31, 2015, without taking into account estimated forfeitures. With respect to the performance shares, the estimate of the grant date fair value determined in accordance with FASB ASC Topic 718 assumes the vesting of 100% of the performance shares awarded. Assuming the highest level of performance is achieved (which would result in the vesting of 130% of performance shares granted in 2013 and 150% of performance shares granted in 2014 and 2015), the aggregate grant date fair value of the stock awards set forth in the table above would be:

Alan D. Schnitzer	2015	$2,362,571
	2014	$2,362,531
	2013	$1,774,501
Jay S. Fishman	2015	$9,900,106
	2014	$9,900,084
	2013	$7,020,063
Jay S. Benet	2015	$2,362,571
	2014	$2,362,531
	2013	$1,774,501
Brian W. MacLean	2015	$2,913,873
	2014	$2,913,732
	2013	$2,344,871
William H. Heyman	2015	$2,362,571
	2014	$2,362,531
	2013	$1,774,501
Doreen Spadorcia	2015	$2,362,571

TABULAR EXECUTIVE COMPENSATION DISCLOSURE

  The dividend equivalents attributable to performance shares are deemed "reinvested" in additional performance shares and will only be distributed upon the vesting, if any, of the performance shares in accordance with the performance share award terms. In accordance with the SEC's rules, dividend equivalents are not required to be reported because the amounts of future dividends are factored into the grant date fair value of the awards.

  For a discussion of specific stock awards granted during 2015, see "Grants of Plan-Based Awards in 2015" below and the narrative discussion that follows.

(3)
The dollar amounts represent the aggregate grant date fair value of stock option awards granted during each of the years presented. The grant date fair value of an option award is measured in accordance with FASB ASC Topic 718 utilizing the assumptions discussed in Note 13 to our financial statements for the fiscal year ended December 31, 2015, without taking into account estimated forfeitures. For a discussion of specific stock option awards granted during 2015, see "Grants of Plan-Based Awards in 2015" below and the narrative discussion that follows.

(4)
Reflects annual cash incentive compensation paid in 2016 for performance year 2015, incentive compensation paid in 2015 for performance year 2014 and incentive compensation paid in 2014 for performance year 2013, respectively. For a discussion of the Company's Senior Executive Performance Plan, see "Compensation Discussion and Analysis—Total Direct Compensation—Annual Cash Bonus".

(5)
These amounts represent the aggregate change in actuarial present value of accumulated pension benefits for each of the years presented, using the same pension plan measurement date used for financial statement reporting purposes. We do not provide any of our executives with any above-market or preferential earnings on non-qualified deferred compensation.

(6)
For 2015, "All Other Compensation" for Mr. Schnitzer and Mr. Fishman includes $11,641 and $70,265, respectively, for personal use of a Company car and driver and other ground transportation arrangements, in each case calculated as described below, and $27,016 and $111,921, respectively, of personal security expenses incurred on their behalf pursuant to the Company's executive security program.

  Pursuant to our security policy, we provide a car and driver or other ground transportation arrangements to Mr. Schnitzer and Mr. Fishman for business and personal travel. In 2015, we calculated the incremental cost to us of the personal use of a dedicated Company car and driver (including commuting and business travel not considered directly and integrally related to the performance of the executive's duties) (a) as a percentage of costs relating to the car, including, among other items, depreciation, fuel, parking and insurance; and (b) incremental costs for employee and contract drivers. That percentage is based on the portion of car use that relates to personal travel. We calculated the incremental cost to us for the personal use of any other Company car and driver (including commuting and business travel not considered directly and integrally related to the performance of the executive's duties) based on the operating costs, such as fuel and overtime, related to such travel. Compensation and benefits for the employee drivers, other than overtime charges, if any, are not included in the calculation of incremental cost because the employee drivers are members of our security staff and, consistent with our executive security policy, we would have otherwise incurred such costs for business purposes, whether or not the car and driver were available to Mr. Schnitzer or Mr. Fishman for personal travel. The incremental costs of personal trips using other ground transportation arrangements, such as car services, are valued at the actual incremental cost to us.

  In accordance with our security policy, Mr. Schnitzer and Mr. Fishman use Company aircraft for business and personal air travel. Each of Mr. Schnitzer and Mr. Fishman reimburses the Company for personal travel on Company aircraft in an amount equal to the incremental cost to the Company associated with such travel provided that the amount does not exceed the maximum amount legally payable under FAA regulations, in which case the executive reimburses such maximum amount. Each of Mr. Schnitzer and Mr. Fishman fully reimbursed the Company for the incremental cost of all personal travel on the Company aircraft in 2015.

  For information about these perquisites, see "Compensation Discussion and Analysis—Other Compensation—Other Benefits".

TABULAR EXECUTIVE COMPENSATION DISCLOSURE

Grants of Plan-Based Awards in 2015

The following table provides information on stock options and performance shares granted in 2015 to each of our named executive officers.

			Estimated Future Payouts Under Non-Equity Incentive Plan Awards	Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Option Awards: Number of Securities Underlying	Exercise or Base Price of Option	Grant Date Fair Value of Stock and

Name	Grant Date		Target ($)(3)	Threshold (#)	Target (#)	Maximum (#)	Options (#)	Awards ($/Sh)	Option Awards ($)(4)
A.D. Schnitzer	2/03/2015	(1)		7,427	14,853	22,280			1,575,012
	2/03/2015	(2)					66,522	106.04	1,049,991
			N/A
J.S. Fishman	2/03/2015	(1)		31,121	62,241	93,362			6,600,036
	2/03/2015	(2)					278,760	106.04	4,399,979
			N/A
J.S. Benet	2/03/2015	(1)		7,427	14,853	22,280			1,575,012
	2/03/2015	(2)					66,522	106.04	1,049,991
			N/A
B.W. MacLean	2/03/2015	(1)		9,160	18,319	27,479			1,942,547
	2/03/2015	(2)					82,044	106.04	1,294,992
			N/A
W.H. Heyman	2/03/2015	(1)		7,427	14,853	22,280			1,575,012
	2/03/2015	(2)					66,522	106.04	1,049,991
			N/A
D. Spadorcia	2/03/2015	(1)		7,427	14,853	22,280			1,575,012
	2/03/2015	(2)					66,522	106.04	1,049,991
			N/A
(1)
Represents performance share awards granted in February 2015 as part of the annual long-term equity grant with respect to performance year 2014. All performance share awards were granted under the Company's 2014 Stock Incentive Plan.

  Performance shares represent the right to earn shares of our common stock based on our attainment of specified performance goals, as described above under "Compensation Discussion and Analysis—Total Direct Compensation—Long-Term Stock Incentives—Performance Shares". As described in more detail in that section, for awards granted in 2015, if our return on equity (as defined in the award agreement) over the three-year performance period meets the minimum threshold of 8%, then 50% of the number of performance shares awarded and accumulated dividend equivalents will vest. If our return on equity over the three-year performance period is 10%, then 100% of the number of shares awarded and accumulated dividend equivalents will vest. If our return on equity over the three-year performance period equals or exceeds 16%, then a maximum of 150% of the number of shares awarded and accumulated dividend equivalents will vest. The estimated future payouts of performance shares in the table above do not include additional shares that may be allocated to recipients of performance shares as a result of the phantom reinvestment of dividend equivalents on unvested performance shares, but the value of such additional shares is factored into the grant date fair values of the performance shares in the table above.

(2)
Represents stock option awards granted as part of the annual long-term equity grant with respect to performance year 2014. All option awards were granted under the Company's 2014 Stock Incentive Plan.

(3)
Our annual Senior Executive Performance Plan does not include thresholds, targets or maximums that are determinable at the beginning of the performance year. For additional information on our Senior Executive Performance Plan, see "Compensation Discussion and Analysis—Total Direct Compensation—Annual Cash Bonus" above. The actual cash bonuses paid to our named executive officers under our Senior Executive Performance Plan are disclosed in the Summary Compensation Table in the "Non-Equity Incentive Plan Compensation" column.

(4)
Amount represents the grant date fair value of stock and option awards measured in accordance with the guidance in FASB ASC Topic 718, utilizing the assumptions discussed in Note 13 to our financial statements for the fiscal year ended December 31, 2015, without taking into account estimated forfeitures. With respect to the performance shares, the estimate of the grant date fair value determined in accordance with FASB ASC Topic 718 assumes the vesting of 100% of the performance shares awarded.

TABULAR EXECUTIVE COMPENSATION DISCLOSURE

Narrative Supplement to Summary Compensation Table and Grants of Plan-Based Awards in 2015 Table
Employment Arrangements

On August 4, 2015, the Company entered into an employment letter with Mr. Schnitzer pursuant to which he is now serving as our Chief Executive Officer with an annual base salary of $1 million. As described more fully in "Potential Payments to Named Executive Officers Upon Termination of Employment or Change in Control—Summary of Key Agreements—Mr. Schnitzer's Employment Letter", if Mr. Schnitzer's employment is terminated by us without "Cause" or he resigns for "Good Reason" (each as defined in his agreement), he would become entitled to receive specified additional benefits. Additionally, Mr. Schnitzer would be entitled to specified special protections with respect to his equity awards following a "Change in Control".

On August 4, 2015, the Company also amended Mr. Fishman's existing employment agreement pursuant to which he is now serving as our Executive Chairman of the Board. While Mr. Fishman's agreement provides for an annual base salary of $1 million, in February 2016, the Compensation Committee and Mr. Fishman agreed to a decrease in his base salary to $850,000 in consideration of Mr. Fishman's change from CEO to Executive Chairman of the Board.

As described more fully in "Potential Payments to Named Executive Officers Upon Termination of Employment or Change in Control—Summary of Key Agreements—Mr. Fishman's Employment Agreement", upon Mr. Fishman's termination of employment other than for "Cause" (as defined in the agreement), Mr. Fishman would become entitled to receive specified additional benefits.

In accordance with the security policy, each of Mr. Schnitzer and Mr. Fishman uses our corporate aircraft for business and personal travel. See the detailed discussion regarding Mr. Schnitzer's and Mr. Fishman's use of the corporate aircraft on page 44 in the "Compensation Discussion and Analysis—Other Compensation—Other Benefits—Personal Security" section.

Terms of Equity-Based Awards

Vesting Schedule

Option awards vest in full three years after the date of grant. Performance shares, other than Mr. Fishman's 2015 and 2016 performance share grants described below, reflected in the tables, and accumulated dividend equivalents thereon, vest at the end of a three-year performance period, if and to the extent performance goals are attained, as more fully described above in "Compensation Discussion and Analysis—Total Direct Compensation—Long-Term Stock Incentives—Performance Shares".

Under the terms of the Mr. Fishman's employment agreement (as amended to date), each long-term incentive grant that Mr. Fishman receives is to be subject to vesting in equal annual installments over a four-year period and is to provide for full vesting on an accelerated basis in the event of earlier termination of employment for specified reasons, including termination of employment by us without "Cause" in connection with or following a "Change in Control" or by Mr. Fishman's resignation for "Good Reason" (each as defined in the employment agreement and discussed under "Potential Payments to Named Executive Officers Upon Termination of Employment or Change in Control—Summary of Key Agreements—Mr. Fishman's Employment Agreement" below) or termination of employment by reason of his death or "disability" (as defined in the agreement). With respect to all of his equity awards that remain outstanding other than the performance share grants that Mr. Fishman received in 2015 and 2016, Mr. Fishman waived the four-year pro-rata vesting schedule provided for in his employment agreement in exchange for vesting of those equity awards on terms consistent with the awards of the other executives of the Company. Mr. Fishman's 2015 and 2016 performance share grants are subject to regular performance thresholds over a three-year performance period, but the service vesting component of Mr. Fishman's 2015 and 2016 performance share grants will be satisfied on a pro-rata basis over four years, as contemplated by Mr. Fishman's employment agreement.

TABULAR EXECUTIVE COMPENSATION DISCLOSURE

Forfeiture and Post-Employment Treatment

Unvested shares underlying option and performance share awards are generally forfeited upon termination of employment except in specific cases (death, disability and retirement) in which different treatment is afforded (see footnote 2 to the Potential Payments upon Termination of Employment or Change in Control table on page 62 for a discussion regarding such treatment).

Option Exercise Price

Options granted under the Company's stock plans have an exercise price equal to the closing price on the NYSE of our common stock on the date of grant.

Dividends

Dividend equivalents attributable to performance shares are deemed "reinvested" in additional performance shares. The additional shares allocated to recipients of performance shares as a result of the phantom reinvestment of dividend equivalents on unvested performance shares will only be distributed upon the vesting, if any, of such performance shares in accordance with the performance share award terms.

TABULAR EXECUTIVE COMPENSATION DISCLOSURE

Outstanding Equity Awards at December 31, 2015

The following table provides information with respect to the option awards and stock awards held by the named executive officers at December 31, 2015.

	Option Awards					Stock Awards

Name	Option Award Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable(1)	Number of Securities Underlying Unexercised Options (#) Unexercisable(1)	Option Exercise Price ($)	Option Expiration Date	Stock Award Grant Date	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(2)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(3)
A.D. Schnitzer	2/05/2008	81,636	0	47.23	2/05/2018
	2/02/2010	75,121	0	51.09	2/02/2020
	2/01/2011	69,575	0	56.81	2/01/2021
	2/07/2012	66,228	0	59.74	2/07/2022
	2/05/2013	0	53,246	78.65	2/05/2023
	2/04/2014	0	60,979	80.35	2/04/2024
						2/04/2014	30,774		3,473,153
	2/03/2015	0	66,522	106.04	2/03/2025
						2/03/2015	22,795		2,572,620
J.S. Fishman	2/05/2008	313,984	0	47.23	2/05/2018
	2/03/2009	263,711	0	39.19	2/03/2019
	2/02/2010	367,260	0	51.09	2/02/2020
	2/01/2011	278,301	0	56.81	2/01/2021
	2/07/2012	248,356	0	59.74	2/07/2022
	2/05/2013	0	210,642	78.65	2/05/2023
	2/04/2014	0	255,532	80.35	2/04/2024
						2/04/2014	128,957		14,554,038
	2/03/2015	0	278,760	106.04	2/03/2025
						2/03/2015	95,521	(4)	10,780,478
J.S. Benet	2/01/2011	69,575	0	56.81	2/01/2021
	2/07/2012	66,228	0	59.74	2/07/2022
	2/05/2013	0	53,246	78.65	2/05/2023
	2/04/2014	0	60,979	80.35	2/04/2024
						2/04/2014	30,774		3,473,153
	2/03/2015	0	66,522	106.04	2/03/2025
						2/03/2015	22,795		2,572,620
B.W. MacLean	2/06/2007	38,507	0	52.76	2/06/2017
	2/05/2008	87,916	0	47.23	2/05/2018
	2/03/2009	88,607	0	39.19	2/03/2019
	2/02/2010	83,468	0	51.09	2/02/2020
	2/01/2011	77,306	0	56.81	2/01/2021
	2/07/2012	74,507	0	59.74	2/07/2022
	2/05/2013	0	70,360	78.65	2/05/2023
	2/04/2014	0	75,208	80.35	2/04/2024
						2/04/2014	37,953		4,283,414
	2/03/2015	0	82,044	106.04	2/03/2025
						2/03/2015	28,114		3,172,950
W.H. Heyman	2/07/2012	8,228	0	59.74	2/07/2022
	2/05/2013	0	53,246	78.65	2/05/2023
	2/04/2014	0	60,979	80.35	2/04/2024
						2/04/2014	30,774		3,473,153
	2/03/2015	0	66,522	106.04	2/03/2025
						2/03/2015	22,795		2,572,620
D. Spadorcia	2/07/2012	47,705	0	59.74	2/07/2022
	2/05/2013	0	49,442	78.65	2/05/2023
	2/04/2014	0	52,849	80.35	2/04/2024
						2/04/2014	26,670		3,009,995
	2/03/2015	0	66,522	106.04	2/03/2025
						2/03/2015	22,795		2,572,620
(1)
Options are exercisable 100% on the third anniversary of the option award grant date.

(2)
The number of shares reflected for each of the named executive officers represents the sum of (a) the maximum number of performance shares and (b) the additional shares that have been allocated to the named executive officer through December 31, 2015 as a result of the phantom reinvestment of dividend equivalents on the maximum number of performance shares. We have reflected the maximum number of performance shares for each named executive officer because (a) results for 2014 and 2015, the first and second year of the three-year performance period for the February 4, 2014 award, were above target, and (b) results for 2015, the first year of the three-year performance period for the February 3, 2015 awards were also above target. The actual numbers of shares that will be distributed with respect to the 2014 and 2015 awards are not yet determinable. The awards granted on February 4, 2014 vest in proportion to actual performance over the three-year performance period ending on December 31, 2016 and the awards granted on February 3, 2015 vest in proportion to actual

TABULAR EXECUTIVE COMPENSATION DISCLOSURE

  performance over the three-year performance period ending on December 31, 2017. For purposes of this column, fractional shares have been rounded to the nearest whole share. See the description of performance shares in the "Compensation Discussion and Analysis—Total Direct Compensation—Long-Term Stock Incentives—Performance Shares" section.

(3)
The market value is based on the closing price on the NYSE of our common stock on December 31, 2015 ($112.86) multiplied by the number of outstanding shares.

(4)
Mr. Fishman's performance shares award granted on February 3, 2015 is subject to regular performance thresholds over a three-year performance period, but the service vesting component will be satisfied on a pro-rata basis over four years.
Option Exercises and Stock Vested in 2015

The following table provides information regarding the values realized by our named executive officers upon the exercise of stock options and the vesting of stock awards in 2015.

	Option Awards		Stock Awards

Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)	Number of Shares Acquired on Vesting (#)(2)	Value Realized on Vesting ($)(3)
A.D. Schnitzer	121,560	6,307,651	24,164	2,727,226
J.S. Fishman	203,276	10,533,071	95,599	10,789,317
J.S. Benet	157,399	9,987,687	24,164	2,727,226
B.W. MacLean	43,600	2,658,778	31,932	3,603,930
W.H. Heyman	116,348	6,157,656	24,164	2,727,226
D. Spadorcia	77,826	3,794,001	22,439	2,532,526
(1)
Value realized on exercise is based on the gain, if any, equal to the difference between the fair market value of the stock acquired upon exercise on the exercise date less the exercise price, multiplied by the number of options exercised.

(2)
The shares acquired upon vesting represent performance shares that are treated as vested on December 31, 2015, the last day of the relevant three-year performance period, including the following shares in respect of phantom dividend equivalents thereon: Mr. Schnitzer (1,603 shares), Mr. Fishman (6,342 shares), Mr. Benet (1,603 shares), Mr. MacLean (2,118 shares), Mr. Heyman (1,603 shares) and Ms. Spadorcia (1,488 shares).

(3)
The value realized on vesting is based on the closing price on the NYSE of our common stock on the vesting date. If vesting occurs on a day on which the NYSE is closed, the value realized on vesting is based on the closing price on the last trading day prior to the vesting date.

TABULAR EXECUTIVE COMPENSATION DISCLOSURE

Post-Employment Compensation

The Company has four active retirement plans:

•
A qualified 401(k) Plan;

•
A qualified pension plan—the "Pension Plan";

•
A non-qualified pension restoration plan—the "Pension Restoration Plan" (which is a component of the Benefit Equalization Plan described below); and

•
A non-qualified deferred compensation plan—the "Deferred Compensation Plan".

The Company has three inactive retirement plans from which benefits are still payable but under which no additional benefits are being earned (other than earnings credits as described below):

•
A non-qualified pension plan maintained by TPC prior to the Merger—the "TPC Benefit Equalization Plan" (which is a component of the Benefit Equalization Plan);
•
A non-qualified deferred compensation plan maintained by TPC prior to the Merger—the "TPC Deferred Compensation Plan"; and

•
A non-qualified deferred compensation plan maintained by St. Paul prior to the Merger—the "Executive Savings Plan" (which is a component of the Benefit Equalization Plan).

Information regarding the Pension Plan, the Pension Restoration Plan and the TPC Benefit Equalization Plan is provided under "Pension Benefits for 2015" below. Information regarding the Deferred Compensation Plan, the TPC Deferred Compensation Plan and the Executive Savings Plan is provided under "Non-Qualified Deferred Compensation for 2015" below (see the "Compensation Discussion and Analysis—Other Compensation" section on page 43 for information about the Company's 401(k) Plan).

Pension Benefits for 2015

The following table provides information regarding the pension benefits for our named executive officers under the Company's pension plans. The material terms of the plans are described following the table.

Name	Plan Name	Number of Years Credited Service(1)	Present Value of Accumulated Benefit ($)(2)	Payments During Last Fiscal Year ($)
A.D. Schnitzer	Pension Plan	8	77,070	0
	Pension Restoration Plan	8	865,353	0
J.S. Fishman	Pension Plan	28	280,265	0
	Pension Restoration Plan	32	5,797,298	0
J.S. Benet	Pension Plan	25	575,983	0
	Pension Restoration Plan	25	2,147,108	0
	TPC Benefit Equalization Plan(3)	11	252,918	0
B.W. MacLean	Pension Plan	28	545,373	0
	Pension Restoration Plan	28	2,852,969	0
	TPC Benefit Equalization Plan(3)	14	107,763	0
W.H. Heyman	Pension Plan	25	253,044	0
	Pension Restoration Plan	25	2,560,077	0
D. Spadorcia	Pension Plan	18	229,018	0
	Pension Restoration Plan	18	1,412,700	0
	TPC Benefit Equalization Plan(3)	4	29,634	0
(1)
Credited service includes (as applicable) service for time worked at the Company plus TPC, Citigroup and certain of its affiliates and predecessors (prior to August 20, 2002) and St. Paul. Number of years of credited service represents actual years of service. We do not have a policy with respect to granting extra years of credited service except that Mr. Fishman has four extra years of service in the Pension Restoration Plan pursuant to his employment agreement, which has never increased and will not increase the amount of his accumulated benefit under the plan.

(2)
Present value of accumulated benefit is calculated by projecting the qualified and non-qualified cash-balance accounts reflected in the tables below forward to age 65 by applying a 4.01% interest rate (except for some sub-accounts which use a 6.00% rate) and then discounting back to December 31, 2015 using a discount rate of 4.50% for the Pension Plan and 4.37% for the Pension Restoration Plan and the TPC Benefit Equalization Plan. These are the same assumptions the Company uses for financial reporting purposes. See Note 14 to our financial statements for the fiscal year ended December 31, 2015.

(3)
Service under the TPC Benefit Equalization Plan was frozen as of January 1, 2002, and the plan was merged into the Benefit Equalization Plan as of January 1, 2009.

TABULAR EXECUTIVE COMPENSATION DISCLOSURE

The Company's Pension Plan

The Company's Pension Plan is a qualified defined benefit pension plan with a cash-balance formula or, for certain grandfathered participants, traditional final average pay formulas or grandfathered frozen cash-balance formulas. Each named executive officer participates in the cash-balance formula, pursuant to which the named executive officer has a hypothetical account balance that grows with interest and pay credits each year. As of December 31, 2015, the named executive officers' qualified pension account balances were as follows:

Name	12/31/2015 Qualified Account Balance(1) ($)
A.D. Schnitzer	82,672
J.S. Fishman	282,704
J.S. Benet	573,547
B.W. MacLean	541,014
W.H. Heyman	253,044
D. Spadorcia	236,247
(1)
These dollar amounts represent the participant's account balance rather than the present value of the accumulated benefit, which is set forth in the Pension Benefits for 2015 table on page 56 and calculated as described in footnote (2) to that table.

Interest credits are applied quarterly to the prior quarter's cash-balance pension account balance. These interest credits are generally based on the yield on 10-year treasury bonds, subject to a minimum annual interest rate of 4.01%. Pay credits are calculated on an annual basis as a percentage of compensation, with the percentage determined based on the sum of age plus service at the end of the year under the following schedule:

Age + Service	Pay Credit %
< 30	2.00
30 - 39	2.50
40 - 49	3.00
50 - 59	4.00
60 - 69	5.00
> 69	6.00

Service is calculated based on elapsed time with the Company plus any service with TPC, Citigroup and certain of its affiliates and predecessors (prior to

August 20, 2002) and St. Paul. Pay credits are calculated by multiplying the appropriate pay credit percentage by the named executive officer's compensation for the year, including base salary and bonus up to the qualified plan compensation limit (which for 2015 was $265,000). The plan's normal retirement age is 65. However, under the cash-balance formula, participants are eligible to receive a distribution from the plan any time after they vest (currently after three years of service) and they separate from us. Once separated from us, participants may elect to receive a lump sum payment, life annuity, 50% joint and survivor annuity, 75% joint and survivor annuity, 100% joint and survivor annuity or a ten-year certain and life annuity. All payment forms are actuarially equivalent. For 2016, eligible part-time employees who are at least age 62 can apply for an in-service distribution from the plan, calculated as if they separated from us. There are no special early retirement benefits under the cash balance formula, even in the case of an in-service distribution.

Under the plan, the benefits of some participants may be determined in whole or in part under transition benefit rules, that is, grandfathered benefit provisions.

The Company's Benefit Equalization Plan (Non-Qualified Pension Plan Components)

The Benefit Equalization Plan consists of three components: (1) the Pension Restoration Plan (which is currently active); (2) the TPC Benefit Equalization Plan (currently inactive); and (3) the Executive Savings Plan (currently inactive). The Executive Savings Plan is described under "Non-Qualified Deferred Compensation for 2015" below. The Benefit Equalization Plan is not funded, and plan participants have only an unsecured contractual commitment by the Company to pay amounts owed under the plan.

  Pension Restoration Plan (Non-Qualified Pension Plan)

The Pension Restoration Plan is a non-qualified pension restoration plan, which provides non-qualified pension benefits on compensation in excess of the qualified plan compensation limit and the benefit limit (if applicable) under Internal Revenue Code income tax provisions. Benefits under the plan accrue in the same manner as described above for the Company's Pension Plan for pay in excess of the compensation limit. As of December 31, 2015, the named executive

TABULAR EXECUTIVE COMPENSATION DISCLOSURE

officers' non-qualified pension account balances were as follows:

Name	12/31/2015 Non-Qualified Account Balance(1) ($)
A.D. Schnitzer	911,166
J.S. Fishman	5,834,339
J.S. Benet	2,158,967
B.W. MacLean	2,880,828
W.H. Heyman	2,560,077
D. Spadorcia	1,445,349
(1)
These dollar amounts represent the participant's account balance rather than the present value of the accumulated benefit, which is set forth in the Pension Benefits for 2015 table on page 56 and calculated as described in footnote (2) to that table.

The plan's normal retirement age is 65. However, participants are eligible to receive a distribution from the plan any time after they vest (currently after three years of service) and they separate from us, subject to a six-month delayed payment requirement following separation. Once separated from us, participants will receive their benefit in ten annual installment payments (for account balances greater than $50,000) or a single lump sum payment (for balances equal to or less than $50,000). There are no special early retirement benefits. To the extent that a participant's qualified plan benefits are determined under grandfathered benefit provisions, those provisions can affect the benefits payable under the Pension Restoration Plan.

  TPC Benefit Equalization Plan (Non-Qualified Pension Plan)

The TPC Benefit Equalization Plan is a non-qualified pension plan. Benefit accruals were frozen as of January 1, 2002. As of January 1, 2009, the TPC

Benefit Equalization Plan was merged into the Benefit Equalization Plan. Participants in the plan have cash balance accounts that accrue interest credits but no pay credits. As of December 31, 2015, the named executive officers' non-qualified account balances were as follows:

Name	12/31/2015 Non-Qualified Account Balance(1) ($)
J.S. Benet	250,622
B.W. MacLean	107,578
D. Spadorcia	30,319
(1)
These dollar amounts represent the participant's account balance rather than the present value of the accumulated benefit, which is set forth in the Pension Benefits for 2015 table on page 56 and calculated as described in footnote (2) to that table.

Interest credits are applied quarterly to the prior quarter's account balance. These interest credits are generally based on the yield on 10-year treasury bonds, subject to a minimum annual interest rate of 4.01%. A portion of each named executive officer's benefit is determined under a prior grandfathered formula which includes an embedded interest credit rate of 6.00%. The plan's normal retirement age is 65. However, participants (all of whom are vested) are eligible to receive a distribution from the plan any time after becoming vested, attaining age 55 and separating from us. Participants may elect to receive a lump sum payment, life annuity, 50% joint and survivor annuity, 75% joint and survivor annuity or 100% joint and survivor annuity. All payment forms are actuarially equivalent. There are no special early retirement benefits. To the extent that a participant's qualified plan benefits are determined under grandfathered benefit provisions, those provisions can affect the benefits payable under the TPC Benefit Equalization Plan.

TABULAR EXECUTIVE COMPENSATION DISCLOSURE

Non-Qualified Deferred Compensation for 2015

The following table provides information regarding contributions, earnings and balances for our named executive officers under the active Deferred Compensation Plan, as well as under the TPC Deferred Compensation Plan and the Executive Savings Plan, which are closed to new deferrals. Under each of the plans, no Company "match" is currently made on amounts deferred, account balances are fully vested at all times, and the Company does not provide any opportunity for above-market or preferential earnings, nor does it provide any minimum internal rate of return. Additionally, the Deferred Compensation Plan and the Executive Savings Plan do not permit "hardship" withdrawals. Each of these plans is further described below.

Name(1)	Non-Qualified Deferred Compensation Plan Name	Executive Contributions in 2015 ($)	Company Contributions in 2015 ($)	Aggregate Earnings in 2015 ($)	Aggregate Withdrawals/ Distributions in 2015 ($)	Aggregate Balance at 12/31/15 ($)(2)
A.D. Schnitzer	Deferred Compensation Plan	0	0	139,471	0	5,470,901
J.S. Fishman	Executive Savings Plan	0	0	34,458	0	1,867,391
B.W. MacLean	Deferred Compensation Plan	0	0	277	0	255,937
	TPC Deferred Compensation Plan	0	0	5,524	0	363,806
W.H. Heyman	Executive Savings Plan	0	0	13,871	0	373,935
D. Spadorcia	Deferred Compensation Plan	0	0	80	0	5,221
(1)
Mr. Benet did not have any non-qualified deferred compensation for 2015, and, accordingly, Mr. Benet is not included in the table.

(2)
Of the totals in this column, the following amounts have been reported in the Summary Compensation Table for this year and for previous years.

Name	2015 ($)	Previous Years ($)	Total ($)
A.D. Schnitzer	0	4,000,000	4,000,000
J.S. Fishman	0	570,660	570,660
B.W. MacLean	0	315,000	315,000
W.H. Heyman	0	214,220	214,220
D. Spadorcia	0	0	0

Deferred Compensation Plan

The Company's Deferred Compensation Plan is a non-qualified plan that, in 2015, allowed each U.S. employee who is at the Vice President level or above to defer receipt of up to 50% of his or her salary and/or up to 100% of his or her annual bonus until a date or dates elected by the employee. Employees participating in the Deferred Compensation Plan elect the time and form of payout prior to the year in which the deferred amounts are earned. These elections are irrevocable.

Participants in the plan may receive distributions of deferred accounts in three situations: when the participant terminates employment or retires (in which case, payment will be made or commence six months after the date of the termination or retirement) or upon a distribution date the participant specifies in advance and that occurs while the participant is still an employee of the Company. If the participant's balance is greater than $10,000, the participant may elect to receive retirement distributions and in-service distributions as a lump sum or in up to ten annual installments. All other distributions will be paid in a lump sum, unless distributions in installments have already begun.

Deferrals may be allocated among hypothetical investment options that mirror the investment options available under our qualified 401(k) Plan. As of December 31, 2015, Mr. MacLean, Mr. Schnitzer and Ms. Spadorcia were the only named executive officers with account balances under the Deferred Compensation Plan, with balances as shown above.

The Deferred Compensation Plan is not funded, and plan participants have only an unsecured contractual commitment by the Company to pay amounts owed under the plan.

TPC Deferred Compensation Plan

The TPC Deferred Compensation Plan is a grandfathered non-qualified deferred compensation plan. Under the TPC Deferred Compensation Plan, no Company "match" was made on amounts deferred. The plan was closed to any new deferrals beginning January 1, 2005. Deferrals may be allocated among

TABULAR EXECUTIVE COMPENSATION DISCLOSURE

hypothetical investment options that mirror our qualified 401(k) Plan investment options.

"Hardship" withdrawals are available under the TPC Deferred Compensation Plan. Based upon deferral elections made prior to the year in which the compensation was earned, executives can receive payments in either a lump sum or in annual installments over a 5, 10 or 15-year period commencing in the month following retirement or age 65, with certain accounts subject to a six-month delayed payment requirement following retirement.

As of December 31, 2015, Mr. MacLean was the only named executive officer with an account balance under this inactive TPC Deferred Compensation Plan with a balance as shown above.

The TPC Deferred Compensation Plan is not funded, and plan participants have only an unsecured contractual commitment by the Company to pay amounts owed under the plan.

Executive Savings Plan

The Executive Savings Plan is a grandfathered non-qualified excess deferral plan that has been a component of the Benefit Equalization Plan since it was established by St. Paul in 1976. It includes salary deferrals and Company matching contributions made to the plan prior to the closing of the plan to any new deferrals as of January 1, 2005. Executives will receive distribution of their vested accounts upon termination of employment from the Company, subject to a six-month delayed payment requirement following separation. Once separated from us, executives will receive their benefits in ten annual installment payments (for account balances greater than $50,000) or a single lump sum (for balances of $50,000 or less). Balances remaining at the time of the executive's death will be paid in a lump sum, except that installment payments that have already begun will continue.

Deferrals may be allocated among hypothetical investment options that mirror the investment options available under our qualified 401(k) Plan.

As of December 31, 2015, Mr. Fishman and Mr. Heyman were the only named executive officers with account balances under this inactive Executive Savings Plan, with balances as shown above.

The Executive Savings Plan is not funded, and plan participants have only an unsecured contractual commitment by the Company to pay amounts owed under the plan.

Potential Payments to Named Executive Officers Upon Termination of Employment or Change in Control

The following table describes the potential payments and benefits under the Company's compensation and benefit plans and contractual agreements to which the named executive officers would have been entitled if a termination of employment or change in control occurred on the last business day of 2015. The only agreements, arrangements or plans that entitle executive officers to severance, perquisites or other enhanced benefits upon termination of their employment are (1) Mr. Schnitzer's employment letter; (2) Mr. Fishman's employment agreement; (3) the individual non-solicitation and non-disclosure agreements executed by members of our Management Committee (other than Mr. Schnitzer and Mr. Fishman), as described below; (4) the non-competition agreements executed by all members of the Management Committee, as described below; (5) the Company's Executive Severance Plan; and (6) the terms of performance share and option awards.

The amounts shown in the table below do not include:

•
payments and benefits to the extent they are provided generally to all salaried employees upon termination of employment and do not discriminate in scope, terms or operation in favor of the named executive officers (including welfare benefits that are provided to all U.S. retirees of the Company);

•
regular pension benefits under our Pension Plan or the Benefit Equalization Plan (see "Post-Employment Compensation—Pension Benefits for 2015" above); and

•
distributions of plan balances under our 401(k) Plan, the Deferred Compensation Plan, the Executive Savings Plan and the TPC Deferred Compensation Plan (see the "Compensation Discussion and Analysis—Other Compensation—Deferred Compensation" section on page 43 and "Post-Employment Compensation—Non-Qualified Deferred Compensation for 2015" above for information about the Deferred Compensation Plan, the Executive Savings Plan and the TPC Deferred Compensation Plan).

TABULAR EXECUTIVE COMPENSATION DISCLOSURE

Potential Payments Upon Termination of Employment or Change in Control

Named Executive Officer	Involuntary Termination without "Cause" or, if Applicable, Voluntary Termination for "Good Reason"	Additional Value if Involuntary Termination without "Cause" or, if Applicable, Voluntary Termination for "Good Reason" Follows a Change in Control	Change in Control	Voluntary Termination without "Good Reason", including Voluntary Retirement	Disability	Death
A.D. Schnitzer
Cash Severance Payment(1)	$11,062,558	$0	$0	$3,262,558	$0	$0
Contractual Disability/Death Payments	0	0	0	0	0	0
Acceleration of Equity Awards(2)	0	9,399,667	0	0	4,257,653	6,369,376
Present Value of Continuing Benefits(3)	17,824	0	0	4,303	31,322	31,322

Total Termination Benefits	$11,080,382	$9,399,667	$0	$3,266,861	$4,288,975	$6,400,698

J.S. Fishman
Cash Severance Payment(1)	$46,311,861	$0	$0	$20,750,231	$11,000,000	$11,000,000
Contractual Disability/Death Payments	0	0	0	0	0	0
Acceleration of Equity Awards(2)	31,774,519	0	0	17,414,551	31,774,519	40,398,942
Present Value of Continuing Benefits(3)	51,425	523	0	34,447	31,322	31,322

Total Termination Benefits	$78,137,805	$523	$0	$38,199,229	$42,805,841	$51,430,264

J.S. Benet
Cash Severance Payment(1)	$11,187,558	$0	$0	$3,287,558	$0	$0
Contractual Disability/Death Payments	0	0	0	0	0	0
Acceleration of Equity Awards(2)	4,257,653	0	0	4,257,653	4,257,653	6,369,376
Present Value of Continuing Benefits(3)	40,361	0	0	34,861	31,322	31,322

Total Termination Benefits	$15,485,572	$0	$0	$7,580,072	$4,288,975	$6,400,698

B.W. MacLean
Cash Severance Payment(1)	$13,931,316	$0	$0	$4,081,316	$0	$0
Contractual Disability/Death Payments	0	0	0	0	0	0
Acceleration of Equity Awards(2)	5,411,568	0	0	5,411,568	5,411,568	8,015,925
Present Value of Continuing Benefits(3)	9,039	0	0	3,539	0	0

Total Termination Benefits	$19,351,923	$0	$0	$9,496,423	$5,411,568	$8,015,925

W.H. Heyman
Cash Severance Payment(1)	$11,937,558	$0	$0	$3,437,558	$0	$0
Contractual Disability/Death Payments	0	0	0	0	0	0
Acceleration of Equity Awards(2)	4,257,653	0	0	4,257,653	4,257,653	6,369,376
Present Value of Continuing Benefits(3)	9,781	0	0	4,281	0	0

Total Termination Benefits	$16,204,992	$0	$0	$7,699,492	$4,257,653	$6,369,376

D. Spadorcia
Cash Severance Payment(1)	$10,287,544	$0	$0	$3,037,544	$0	$0
Contractual Disability/Death Payments	0	0	0	0	0	0
Acceleration of Equity Awards(2)	3,863,212	0	0	3,863,212	3,863,212	5,769,304
Present Value of Continuing Benefits(3)	39,785	0	0	34,285	31,322	31,322

Total Termination Benefits	$14,190,541	$0	$0	$6,935,041	$3,894,534	$5,800,626

(1)
Cash Severance Payments:

•
Under the terms of Mr. Schnitzer's employment letter, severance payments in the event of an involuntary termination without "Cause" or a voluntary termination for "Good Reason" (each as defined in his agreement) are based on two times his base salary at termination plus two times the greater of: (a) the average of his two most recent annual cash bonuses; and (b) 250% of his base salary at the time of termination.

•
Under the terms of Mr. Fishman's employment agreement, severance payments in the event of a voluntary termination for "Good Reason" (as defined in his agreement) are based on three times his base salary at termination (or, if such termination occurs following a change in control, his highest base salary rate in the preceding 12-month period), plus three times the greatest of: (a) 150% of such salary; (b) his annual bonus for the immediately preceding year; and (c) if such termination occurs following a change in control, the greater of his most recent annual bonus or 150% of his base salary for the preceding year. Such severance payments would be made on the first day of the seventh month following termination, together with interest on such payment amount from the date of termination to the date of payment at the most recently issued 26-week Treasury bill rate (which is included in the table above). The same payments would also be provided in the event of an involuntary termination without "Cause" if such termination occurs following a change in control. The table above assumes

TABULAR EXECUTIVE COMPENSATION DISCLOSURE

    the voluntary termination is for "Good Reason". In addition to these payments, in the event of any termination (other than a termination by the Company for "Cause"), Mr. Fishman would be eligible to receive to a cash payment equal to any unpaid annual cash bonus and in lieu of any long-term incentive award that otherwise would have been granted in respect of the prior year and a cash payment equal to a portion of the annual cash bonus and in lieu of the long-term incentive award that otherwise would have been granted for the year in which the termination occurs, pro-rated for the portion of the year prior to such termination, in each case as determined by the Compensation Committee in its sole discretion. The termination payment amounts shown in this table for Mr. Fishman do not reflect any unpaid annual cash bonus for 2015 as Mr. Fishman's bonus for 2015 is reflected in the Summary Compensation Table under "Non-Equity Incentive Plan Compensation" but do include a cash payment of $11,000,000 that would have been due Mr. Fishman under his employment agreement in lieu of the long-term incentive awards that Mr. Fishman was granted in February 2016.

  •
  Under the terms of individual non-solicitation and non-disclosure agreements, the named executive officers (other than Mr. Schnitzer and Mr. Fishman) are eligible to receive a severance benefit if they are involuntarily terminated due to a reduction in force or for reasons other than "cause" or if they are asked to take a substantial demotion. Such benefit is equal to the executive's total monthly cash compensation for 24 months (due to each of these named executive officers having at least 10 years of service with the Company) with the total monthly cash compensation equal to, at least, 1/12th of the executive's annual base salary in effect at the time of his termination, plus the greater of (a) 1/12th of the average of the executive's two most recent cash payments under our annual incentive compensation plan or (b) 1/12th of 125% of final annual base salary.

  •
  As discussed on page 45, the named executive officers, along with other members of our Management Committee, are each subject to a Non-Competition Agreement that entitles an executive to specified post-termination payments if the Company elects, at the time of termination, including a termination due to voluntary termination without "Good Reason" to impose a six-month non-compete period. Under the Non-Competition Agreement, if the Company elects to impose a six-month non-compete period with respect to a particular executive and the executive complies with such obligations, the executive will be entitled to receive a lump sum payment at the end of the period equal to the sum of (a) six months, base salary plus (b) 50% of the executive's average annual bonus for the prior two years plus (c) 50% of the aggregate grant date fair value of the executive's average annual equity awards for the prior two years, and such amounts are included in this table. Under Mr. Schnitzer's employment letter, the Company has elected to impose the six month non-compete period and will make the corresponding payments if Mr. Schnitzer's employment is terminated without cause or by him for "Good Reason" within 24 months following a "Change of Control".

(2)
Acceleration of Equity Awards:

•
"Acceleration of Equity Awards" is presented as the sum of the values as of the last business day of 2015 of the additional benefit from the acceleration of vesting, if any, of stock options and performance shares that would have occurred as a result of termination under the different circumstances presented. Performance share awards for the 2013-2015 performance period are treated as vested as of December 31, 2015 and are not included in this amount.

•
Mr. Schnitzer was not "retirement eligible" under current provisions in the applicable equity award grants as of the last business day of 2015 and, therefore, would have forfeited these awards in the event of voluntary termination but not termination of employment due to disability or death. In this case, vested options would only remain exercisable for up to one year following the termination date due to disability or death. The terms of Mr. Schnitzer's employment letter provided for acceleration of all outstanding equity awards in the event of a termination by the Company without Cause or voluntary termination for Good Reason but only if such termination occurs within 24 months following a change in control of the Company. Mr. Schnitzer's outstanding equity awards would also become fully vested in the event of a change in control to the extent the ultimate parent or surviving entity does not assume the awards. The table above assumes the ultimate parent or surviving entity would assume the awards and therefore does not reflect an incremental value for this scenario.

•
For stock options, the additional benefit to the named executive officer resulting from the acceleration of vesting reflected in the table is the value that the named executive officer would receive if his or her employment terminated on the last business day of 2015. On the last business day of 2015, Messrs. Fishman, Benet, MacLean, and Heyman and Ms. Spadorcia were "retirement eligible". Under the current provisions in their applicable option award grants, had Messrs. Fishman, Benet, MacLean or Heyman or Ms. Spadorcia terminated their employment as a result of voluntary retirement, disability, or death on the last business day of 2015, each would have been entitled to acceleration of some or all of their outstanding unvested option awards. These vested options may be exercised for up to three years from the termination date, but no later than the original option expiration date.

•
The value of accelerated stock options, for purposes of this table, was determined by subtracting the exercise price of the original option from the closing stock price on the NYSE of $112.86 at December 31, 2015 and multiplying the result, if a positive number (in-the-money), by the number of option shares that would vest as a result of termination.

•
Under the terms of Mr. Fishman's performance share award agreements, as modified by his employment agreement, in the event of death or disability, voluntary termination for good reason or involuntary termination without cause, performance shares plus dividend equivalent shares allocated to date would no longer be subject to service-based vesting conditions for the 2014-2016 and 2015-2017 performance periods. The amount reflected for Mr. Fishman in the "Acceleration of Equity Awards" is determined as described below. In the event of a qualifying retirement (in a circumstance that does not involve one of the foregoing events), a pro-rata portion of the performance shares and dividend equivalent shares attributable thereto would vest according to their original schedule (that is, at the end of the performance period), to the extent that the goals for the applicable performance period have been met. Accordingly, no acceleration of vesting of the performance shares has been reflected under the "Voluntary Retirement" circumstance. Under the terms of Mr. Fishman's 2014 and 2015 performance share awards, special rules would apply to the vesting terms, performance period and settlement of these awards in the event of his death, his disability, his involuntary termination without Cause or his voluntary termination for "good reason" (Disability, Cause, and Good Reason, all as defined in his employment agreement). If his termination for any of the preceding reasons were to have occurred

TABULAR EXECUTIVE COMPENSATION DISCLOSURE

    on the last business day of 2015, the performance period for the 2014 award would have been the one-year period from January 1, 2014 to December 31, 2014. If his termination were to have occurred due to death on the last business day of 2015, the performance period for the 2015 award would have been the one-year period from January 1, 2015 to December 31, 2015. In the event of his disability, his involuntary termination without Cause or his voluntary termination for "Good Reason", the 2015 performance shares and dividend equivalent shares attributable thereto would vest according to their original schedule (that is, at the end of the performance period), to the extent that the goals for the applicable performance period have been met (except that in the case of a termination due to disability, Mr. Fishman will earn no less than 100% of the target number of performance shares). Accordingly, no acceleration of vesting of the 2015 performance shares award has been reflected under the "Involuntary Termination without 'Cause"' or "Voluntary Termination for 'Good Reason"' circumstance.

  •
  For all of the named executive officers (other than Mr. Schnitzer and Mr. Fishman), in the event of a termination due to death, performance shares plus dividend equivalent shares allocated to date would vest immediately at 100% for the 2014-2016 and 2015-2017 performance periods and would then be paid out on a pro-rated basis for the number of days worked in the performance period. The amounts reflected in "Acceleration of Equity Awards" is determined by multiplying the closing stock price of $112.86 on December 31, 2015 by the number of performance shares and related dividend equivalent shares that would be paid out upon death. In the event of disability or termination due to a qualifying retirement, a pro-rata portion of the performance shares and dividend equivalent shares attributable thereto would vest according to their original vesting schedule (that is, at the end of the performance period), to the extent that the goals for the applicable performance periods have been met. In the event of any other termination scenarios, the performance shares and dividend equivalent shares attributable thereto would be forfeited. Accordingly, no acceleration of vesting of the performance shares has been included under any termination circumstances other than death in the table above.

(3)
Present Value of Continuing Benefits:

•
For Mr. Schnitzer, the present value of continuing benefits as of the last business day of 2015 reflects two years of medical and dental premiums in the event of a voluntary termination for good reason, or an involuntary termination without cause; and two years of financial planning benefits upon death or disability.

•
For Mr. Fishman, the present value of continuing benefits as of the last business day of 2015 reflects three years of medical and dental premiums in the event of a voluntary termination for good reason or an involuntary termination without cause (if such termination occurs following a change in control); three years of short-term disability, basic life, and accidental death and dismemberment insurance premiums in the event of termination in connection with a change in control; and two years of financial planning benefits in the event of a voluntary termination for good reason, or involuntary termination without cause, or upon death, disability or voluntary retirement.

•
For Mr. Benet and Ms. Spadorcia, the present value of continuing benefits as of the last business day of 2015 reflects the value of up to two years of financial planning benefits in the event of death or disability or voluntary retirement, and the value of nine months of outplacement services under the Company's Executive Severance Plan in the event of voluntary termination for good reason or involuntary termination without cause. If either Mr. Benet or Ms. Spadorcia has not secured viable employment within nine months, these outplacement services may be extended, at the Company's discretion, on a month-to-month basis for an additional cost to the Company of $650 per month.

•
For Messrs. MacLean and Heyman, the present value of continuing benefits as of the last business day of 2015 reflects the cash value of nine months of outplacement services under the Company's Executive Severance Plan in the event of voluntary termination for good reason or involuntary termination without cause. If either Mr. MacLean or Heyman has not secured viable employment within nine months, these outplacement services may be extended, at the Company's discretion, on a month-to-month basis for an additional cost to the Company of $650 per month.

•
As discussed on page 45, the named executive officers, along with other members of our Management Committee, are each subject to a Non-Competition Agreement that entitles an executive to specified post-termination payments if the Company elects, at the time of termination, to impose a six-month non-compete period. Under the Non-Competition Agreements, if the Company elects to impose a six-month non-compete period with respect to a particular executive and the executive complies with such obligations, the executive will be entitled to reimbursement for the cost of continuing health benefits on similar economic terms as in place immediately prior to the executive's termination date during the six-month non-compete period or to payment of an equivalent amount, payable at the end of the period. In the case of Mr. Schnitzer and Mr. Fishman, whose employment arrangements each provide for the continuation of health benefits as explained above in this footnote (3) for a period longer than that specified in his Non-Competition Agreement, no additional benefit is reflected with respect to his Non-Competition Agreement in the case of voluntary termination for good reason or involuntary termination without cause, or upon death or disability (for Mr. Fishman only).

TABULAR EXECUTIVE COMPENSATION DISCLOSURE

Summary of Key Agreements

Mr. Schnitzer's Employment Letter

On August 4, 2015, the Company entered into an employment letter with Mr. Schnitzer, our Chief Executive Officer.

If Mr. Schnitzer's employment is terminated without "Cause" or if he were to resign for "Good Reason" (each as defined in his employment agreement and summarized below), he would be entitled to severance payments totaling two times the sum of (a) his annual base salary and (b) his average annual bonus (defined as the greater of his average bonus payments for the two preceding years or 250% of his base salary). Additionally, Mr. Schnitzer would be entitled to receive up to 24 months of continued medical benefits.

If Mr. Schnitzer's employment is terminated within 24 months following a "Change in Control" (as defined in his Non-Competition Agreement) by us other than for Cause or by him for Good Reason, Mr. Schnitzer would also be entitled to full vesting of his outstanding equity awards (subject to certain adjustments in the case of performance-based equity awards), and the Company will be deemed to have exercised its "non-competition option" under the non-competition agreement between the Company and Mr. Schnitzer, which will subject Mr. Schnitzer to a six-month covenant not to compete with the Company and require the Company to make a corresponding payment to Mr. Schnitzer as described more fully under "Compensation Discussion and Analysis-Non-Competition Agreements".

The term "Cause" is defined in his employment agreement as Mr. Schnitzer's conviction of any felony, his willful misconduct in connection with the performance of his duties or his taking illegal action in his business or personal life that harms the reputation or damages the good name of the Company.

"Good Reason" is generally defined in his agreement to include such situations as: (1) reduction in base salary, bonus opportunity or aggregate compensation opportunity; (2) a diminution in his title, duties or responsibilities; (3) a consequential, involuntary relocation of his principal place of business; or (4) a material breach by the Company or his employment agreement.

Mr. Fishman's Employment Agreement

As discussed above, Mr. Fishman, our Executive Chairman of the Board, has an employment agreement.

The following is a summary of the severance benefits that would be provided to Mr. Fishman if he were terminated without "Cause" in connection with but prior to a "Change in Control" (as defined in his agreement and summarized below) or if he were to resign for "Good Reason" at any time prior to a Change in Control (each as defined in his employment agreement and summarized below):

•
on the first day of the seventh month following such termination, a lump sum severance payment equal to three times the sum of (1) his then current annual base salary rate and (2) the greater of (x) 150% of his base salary or (y) his annual bonus for the preceding year (with interest paid on the lump-sum amount from the termination date to the payment date at the 26-week Treasury bill rate);

•
his bonus for any prior year (if previously unpaid) and a bonus payment for the year of termination, prorated through his date of termination and, in each case, as determined by the Compensation Committee in its sole discretion;

•
all unvested stock options, performance shares and other equity awards held by Mr. Fishman will fully vest (subject to special rules described below for determining the payment amount of performance share awards) and, in the case of options, become exercisable as of the date of such termination and remain exercisable for at least one year (or the maximum term, if shorter); and

•
up to three years of continued medical and dental coverage with coverage after the "COBRA" period being provided through insurance or, if insurance is not available on commercially reasonable terms, through the Company plans with Mr. Fishman paying the full premium cost with reimbursement of such amount by the Company.

TABULAR EXECUTIVE COMPENSATION DISCLOSURE

If Mr. Fishman's employment is terminated after a Change in Control by us other than for Cause or by him for Good Reason, Mr. Fishman would receive specified benefits, summarized below including:

•
on the first day of the seventh month following such termination, a lump sum payment equal to three times the sum of (1) his highest annual base salary rate payable to him during the 12-month period immediately prior to termination and (2) the greatest of (x) 150% of his then current annual base salary, (y) his annual bonus for the preceding year and (z) the greater of his annual bonus or 150% of his annual base salary for the year immediately preceding the Change in Control (with interest paid on the lump-sum amount from the termination date to the payment date at the 26-week Treasury bill rate);

•
his bonus for any prior year (if previously unpaid) and a bonus payment for the year of termination, prorated through his date of termination and, in each case, as determined by the Compensation Committee in its sole discretion;

•
all unvested stock options, performance shares and other equity awards held by Mr. Fishman will fully vest (subject to special rules described below for determining the payment amount of performance share awards) and, in the case of options, become exercisable as of the date of such termination and remain exercisable for at least one year (or the maximum term, if shorter);

•
up to three years of continued medical and dental coverage, with coverage after the "COBRA" period being provided through insurance or, if insurance is not available on commercially reasonable terms, through the Company plans with Mr. Fishman paying the full premium cost with reimbursement of such amount by the Company; and

•
up to three years of continued coverage in those accident, disability (other than long-term disability) and life insurance programs in which he participated on the date employment terminated (provided that such continued coverage will only be provided if such termination occurs within two years following a Change in Control).

If Mr. Fishman's employment ends by reason of death or disability (as defined in the agreement), he or his beneficiary, as applicable, will be eligible to receive his bonus for any prior year (if previously unpaid) and a bonus payment for the year of termination, prorated through his date of termination and, in each case, as determined by the Compensation Committee in its sole discretion. In addition, all unvested stock options, restricted stock, performance shares and other equity awards held by Mr. Fishman will fully vest (subject to special rules described below for determining the payment amount of performance share awards) and, in the case of options, will remain exercisable for at least one year in the case of death, or three years in the case of disability (or the maximum term, if shorter).

Additionally, following any termination of Mr. Fishman's employment (other than for "Cause"), he will be eligible to receive a cash payment, to be determined by the Compensation Committee in its sole discretion, in lieu of (i) the long-term incentive awards that otherwise would have been granted to him (to the extent not previously granted) in respect of the preceding calendar year and (ii) the long-term incentive awards that otherwise would have been granted to him in respect of the year during which the termination occurs (pro-rated based on the portion of the year completed prior to the termination date).

Mr. Fishman has agreed that following his termination of employment he will continue to make himself available for consultation with the Company's Chief Executive Officer and the Board with respect to historical and forward-looking strategic issues affecting the Company. Mr. Fishman will not receive a consulting fee for such services; however, he will continue to be provided with transportation and access to a personal assistant during the consulting period, in each case, subject to reimbursement by Mr. Fishman for any incremental cost for personal usage. Additionally, Mr. Fishman will be entitled to receive technical support services as provided to the Company's senior executives during his post-termination consulting period.

Mr. Fishman's agreement also subjects him to non-competition and non-solicitation covenants that are binding during the term of the agreement and for three years following any termination of his employment by us for Cause or by him without Good Reason (or, in the case of the non-solicitation covenants, for one year following a termination of his employment for any other reason).

The term "Cause" is generally defined in his employment agreement as a determination by two-thirds

TABULAR EXECUTIVE COMPENSATION DISCLOSURE

of the Board: (1) of Mr. Fishman's willful and continued failure to perform substantially his duties; (2) that Mr. Fishman has been convicted of, or entered a guilty plea or plea of nolo contendere to, a felony or crime involving moral turpitude; or (3) that Mr. Fishman has engaged in any malfeasance or fraud or dishonesty of a substantial nature in connection with his position with us or willfully engaged in conduct which materially damages our reputation.

"Good Reason" is generally defined in his agreement to include such situations as: (1) reduction in base salary or annual long-term incentive grant or specified adverse changes with respect to Mr. Fishman's annual bonus opportunity; (2) his ceasing to be Chairman of the Board or a member of the Executive Committee; (3) reduction without his consent in the scope of his duties, responsibilities, authority or reporting relationships (which, in all cases, will be deemed to occur if our stock ceases to be publicly traded or if any person or group becomes the beneficial owner of more than 40% of the voting power of our voting securities); (4) our breach of the agreement; (5) following a Change in Control, specified relocations or changes in travel obligations or failure to maintain benefits that are substantially the same as are in effect when the Change in Control occurs; or (6) our failure to extend the term of Mr. Fishman's agreement prior to his attaining age 65. Mr. Fishman has agreed that the change in his position and corresponding duties and responsibilities in connection with his transition from Chief Executive Officer to Executive Chairman (and Mr. Schnitzer's corresponding appointment to Chief Executive Officer) did not constitute a "Good Reason" event.

As generally defined in Mr. Fishman's agreement with us, a "Change in Control" occurs when: (1) the individuals on the Board (the "Incumbent Directors") as comprised on December 13, 2006 no longer constitute at least a majority of the Board; provided that, generally, any person elected or nominated to the Board by two-thirds of the Incumbent Directors after December 13, 2006 would also be an Incumbent Director; (2) any person is or becomes a "beneficial owner" of 30% or more of the combined voting power of our outstanding securities; (3) a merger, consolidation, statutory share exchange or similar form of corporate transaction is completed, unless immediately following such transaction the voting power of our shareholders is more than 60% of the total, no person becomes the beneficial owner of more than 30% of the outstanding voting securities eligible to elect directors of the Company and at least a majority of the members of the Board of the Company following the transaction were Incumbent Directors at the time of the decision to execute the transaction; or (4) our shareholders approve a plan of complete liquidation or dissolution of the Company.

Mr. Fishman's 2014, 2015 and 2016 performance share awards provide additional specificity regarding the vesting and payment of the award if his employment is terminated by us other than for Cause or by him for Good Reason, or his employment ends by reason of his death or disability:

•
The service-based vesting condition applicable to the performance share award will be deemed satisfied upon any such termination of employment.

•
Except in the case of Mr. Fishman's termination of employment due to death or disability, the performance share award will be paid (if at all) based on actual performance achievement through the end of the last completed fiscal year of the performance period preceding his termination of employment, or if his termination occurs prior to the completion of the first fiscal year of the performance period, based on actual performance achievement for the first full completed fiscal year of the performance period; provided that, in the case of Mr. Fishman's 2015 and 2016 performance share awards, the award will be paid in connection with a termination without Cause or for Good Reason (if at all) based on actual performance achievement through the end of the normal three-year performance period.

•
In the case of Mr. Fishman's death or disability, the performance share award will be paid at the greater of (a) the amount that would be payable based on the Company's actual performance achievement and (b) 100% of the number of performance shares covered by the award. For purposes of measuring actual performance achievement in the event of Mr. Fishman's death, the truncated performance period described above will apply. For purposes of measuring actual performance achievement in the event of Mr. Fishman's termination due to disability, the truncated performance period described above will apply with respect to the 2014 performance share award, and the full three-year performance period will apply with respect to the 2015 and 2016 performance share awards.

TABULAR EXECUTIVE COMPENSATION DISCLOSURE

Severance Under Non-Solicitation and Non-Disclosure Agreements

Each of the named executive officers (other than Mr. Schnitzer and Mr. Fishman) is eligible to receive a severance benefit under their respective Non-Solicitation and Non-Disclosure Agreements if asked to take a substantial demotion or if any of them is involuntarily terminated due to a reduction in force or for reasons other than "Cause" as defined in the agreements. The severance benefit payable is equal to the executive's total monthly cash compensation for 21 to 24 months, depending on his or her years of service with the Company, with the total monthly cash compensation equal to, at least, 1/12th of the executive's annual base salary in effect at the time of the executive's termination, plus the greater of (1) 1/12th of the average of the executive's two most recent cash payments under our annual incentive compensation plan or (2) 1/12th of 125% of final annual base salary for any named executive officer serving as a Vice Chairman or an Executive Vice President or equivalent.

Equity Recapture/Recoupment Provisions

The Board has adopted a policy requiring the reimbursement and/or cancellation of all or a portion of any incentive cash bonus or equity-based incentive compensation awarded to a member of the Management Committee or a Section 16 officer in specified circumstances relating to a restatement of Company financial results involving fraud or misconduct.

In addition, in connection with equity awards, each recipient accepts the terms of an agreement that provides for the recapture by us of the equity awards during a one-year period following his or her departure, under specified circumstances. For a more detailed description of these provisions, see "Compensation Discussion and Analysis—Recapture/Forfeiture Provisions" on page 46 of this Proxy Statement.

NON-EMPLOYEE DIRECTOR COMPENSATION

NON-EMPLOYEE DIRECTOR COMPENSATION

The Nominating and Governance Committee of the Board recommends to the full Board for approval the amount and composition of Board compensation for non-employee directors (the "Director Compensation Program"). Directors who are our employees are not compensated for their service on the Board. In accordance with the Company's Governance Guidelines, the Nominating and Governance Committee reviews the significance and appropriateness of each of the components of the Director Compensation Program at least once every two years. The Compensation Committee's independent consulting firm, F. W. Cook, advises the

Nominating and Governance Committee with respect to director compensation. The objectives of the Nominating and Governance Committee are to compensate directors in a manner that closely aligns the interests of directors with those of our shareholders, to attract and retain highly qualified directors and to structure and set total compensation in such a manner and at such levels that will not call into question any director's objectivity.

It is the Board's practice to provide a mix of cash and equity-based compensation to non-employee directors, as discussed below.

Annual Retainer and Committee Chair Fees

Non-employee directors were paid an annual retainer of $125,000 for their services in 2015. The chairs of certain committees are paid additional fees in cash in connection with their services over the course of the year. The relevant committees and the sums received are as follows: Audit Committee—$25,000; Compensation Committee—$20,000; Nominating and Governance Committee—$20,000; Investment and Capital Markets Committee—$20,000; and Risk Committee—$20,000.

Annual retainers and committee chair fees are paid in quarterly installments, in arrears at the end of each quarter, in cash or, if the director so elects, in common stock units to be credited to his or her deferred compensation account (discussed under "Director Deferral Plan" below) and distributed at a later date designated by the director. The Lead Director was paid an additional $25,000 annual cash retainer.

Annual Deferred Stock Award

During 2015, each non-employee director was awarded $165,000 of deferred stock units, which vest in full one day prior to the date of the annual shareholder meeting occurring in the year following the year of the date of grant so long as the non-employee director continuously serves on the Board through that date. The grant date fair value of each unit was equal to the closing price of our common stock on the date of grant. The value of deferred stock units rises or falls as the price of our common stock fluctuates in the market. Dividend equivalents (in an amount equal to the dividends payable on shares of our common stock) on the deferred stock units are deemed "reinvested" in additional deferred stock units. The accumulated deferred stock units, and dividends thereon, in a director's account are distributed in the form of shares of our common stock either in a lump sum or in annual installments, at the director's election, beginning at least six months following termination of his or her service as a director.

Directors are subject to a stock ownership target as described under "Governance of Your Company—Director Stock Ownership" on page 11 of this Proxy Statement.

Director Deferral Plan

In addition to receiving the annual deferred stock award in the form of deferred stock units, directors may elect to have all or any portion of their annual retainer and any lead director and committee chair fees paid in cash or deferred through our Deferred Compensation Plan for Non-Employee Directors. Deferrals of the annual retainer and any lead director and committee chair fees are notionally "invested" in common stock units. Any director who elects to have any of his or her fees credited to his or her deferred compensation plan account as common stock units will be deemed to have purchased shares on the date the fees would otherwise have been paid in cash, based on the closing market price of our common stock on such

NON-EMPLOYEE DIRECTOR COMPENSATION

date. The value of common stock units rises or falls as the price of our common stock fluctuates in the market. In addition, dividend equivalents (in an amount equal to the dividends payable on shares of our common stock) on the units are "reinvested" in additional common stock units. The accumulated common stock units, and dividends thereon, in a director's account are distributed in the form of shares of our common stock on pre-designated dates, usually following termination of service as a director. Shares of common stock issued in payment of the deferred fees are awarded under our 2014 Stock Incentive Plan.

Legacy Directors' Charitable Award Program

Prior to the Merger, most directors of St. Paul participated in a Directors' Charitable Award Program, pursuant to which each participating director could designate up to four tax-exempt charitable, educational or other organizations to receive contributions from St. Paul over a period of ten years following the death of the director, in an aggregate amount over such period of up to $1 million per director. All participating St. Paul directors on April 1, 2004 became fully vested in this program upon the consummation of the Merger. This program has been discontinued for new participants; however, it continues to be actively administered with respect to the vested interests of eligible current and former St. Paul directors, including Messrs. Dasburg, Duberstein, Fishman and Hodgson. All donations ultimately paid by us under this program should be deductible for purposes of Federal and other income taxes payable by us.

In addition to the four current directors listed above, 19 other former St. Paul directors became vested participants in the Directors' Charitable Award Program. Eighteen of the 23 directors are fully vested for the $1 million charitable contribution benefit, and the other five are vested in lesser amounts. The directors who are not fully vested retired prior to the Merger and, therefore, did not become fully vested on the Merger date. The total vested liability to us for all 23 participating current and former directors is $20,300,000.

The Company carries life insurance policies on 21 of the directors participating in the program, including each of the four current directors listed above. The face amounts of these life insurance policies total $37,596,000. Each policy covers two directors and will pay proceeds to the Company only after both directors die. The premiums in connection with this program were fully paid by the Company in 2013.

NON-EMPLOYEE DIRECTOR COMPENSATION

Director Compensation for 2015

The 2015 compensation of non-employee directors is displayed in the table below.

Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(2)	All Other Compensation ($)	Total ($)

Alan L. Beller	125,000	164,998	0	289,998
John H. Dasburg	175,000	164,998	0	339,998
Janet M. Dolan	125,000	164,998	0	289,998
Kenneth M. Duberstein	145,000	164,998	6,070	316,068
Patricia L. Higgins	125,000	164,998	0	289,998
Thomas R. Hodgson	145,000	164,998	0	309,998
William J. Kane	125,000	164,998	287	290,285
Cleve L. Killingsworth Jr.	125,000	164,998	5,704	295,702
Philip T. Ruegger III	125,000	164,998	0	289,998
Donald J. Shepard	145,000	164,998	0	309,998
Laurie J. Thomsen	145,000	164,998	0	309,998

(1)
All of the non-employee directors, other than Mr. Shepard, received all of their retainers and fees in cash. Mr. Shepard elected to receive the 2015 annual retainer and his committee chair fee in the form of 1,396 common stock units which will be accumulated in Mr. Shepard's deferred compensation plan account and distributed at a later date. The table above does not include a value for dividend equivalents attributable to the common stock units received in lieu of cash fees because they are earned at the same rate as the dividends on the Company's common stock and are not preferential. Fees earned for all directors consist of an annual retainer of $125,000 and committee chair and Lead Director fees.

(2)
The dollar amounts represent the grant date fair value of deferred stock units granted in 2015, calculated in accordance with FASB ASC Topic 718, without taking into account estimated forfeitures, based on the closing market price on the NYSE of our common stock on the grant date. The dividend equivalents attributable to the annual deferred stock unit awards are deemed "reinvested" in additional deferred stock units and are distributed, together with the underlying deferred stock units, in the form of shares of our common stock beginning at least six months following termination of service as a director. In accordance with the SEC's rules, dividend equivalents on stock awards are not required to be reported because the amounts of future dividends are factored into the grant date fair value of the awards. For a discussion of annual deferred stock awards, see "—Annual Deferred Stock Award" above.

The following table provides information with respect to aggregate holdings of common stock units and unvested and vested deferred stock units beneficially owned by our non-employee directors at December 31, 2015. The amounts below include dividend equivalents credited (in the form of additional deferred stock units or common stock units, respectively) on deferred stock units and common stock units.

Name	Unvested Deferred Stock Units (#)	Common Stock Units and Vested Deferred Stock Units (#)

Alan L. Beller	1,592	23,847
John H. Dasburg	1,592	64,809
Janet M. Dolan	1,592	35,561
Kenneth M. Duberstein	1,592	51,861
Patricia L. Higgins	1,592	23,847
Thomas R. Hodgson	1,592	50,735
William J. Kane	1,592	6,859
Cleve L. Killingsworth Jr.	1,592	23,847
Philip T. Ruegger III	1,592	2,084
Donald J. Shepard	1,592	23,594
Laurie J. Thomsen	1,592	36,554

Total	17,512	343,598

On February 3, 2015, each non-employee director nominated for re-election to the Board was granted 1,556 deferred stock units (determined by dividing $165,000 by the closing market price on the NYSE of our common stock of $106.04 on February 3, 2015). The entire award is subject to forfeiture if a director leaves the Board prior to May 18, 2016.

SHARE OWNERSHIP INFORMATION

SHARE OWNERSHIP INFORMATION
5% Owners

Based on information available to us, as of March 21, 2016, the only shareholders known to us to beneficially own more than 5% of any class of our voting securities are:

Beneficial Owner	Amount and Nature of Beneficial Ownership of Company Stock		Percent of Company Common Stock
BlackRock, Inc. 55 East 52nd Street New York, NY 10055	22,490,567	(1)	7.4%	(1)
State Street Corporation State Street Financial Center One Lincoln Street Boston, MA 02111	18,322,892	(2)	6.0%	(2)
The Vanguard Group 100 Vanguard Boulevard Malvern, PA 19355	18,557,505	(3)	6.1%	(3)
(1)
As reported on BlackRock, Inc.'s Schedule 13G/A as of December 31, 2015, BlackRock, Inc. had (1) sole voting power with respect to 19,644,692 shares of common stock and (2) sole dispositive power with respect to 22,490,567 shares of common stock held by BlackRock Japan Co Ltd, BlackRock Advisors (UK) Limited, BlackRock Asset Management Deutschland AG, BlackRock Institutional Trust Company, N.A., BlackRock Fund Advisors, BlackRock Asset Management Canada Limited, BlackRock Advisors, LLC, BlackRock Financial Management, Inc., BlackRock Investment Management, LLC, BlackRock Investment Management (Australia) Limited, BlackRock (Luxembourg) S.A., BlackRock (Netherlands) B.V., BlackRock Fund Managers Ltd, BlackRock Asset Management Ireland Limited, BlackRock International Limited, BlackRock Investment Management (UK) Ltd, BlackRock Capital Management, BlackRock Life Limited, BlackRock Asset Management North Asia Limited, BlackRock Asset Management Schweiz AG and Xulu, Inc.

(2)
As reported on State Street Corporation's Schedule 13G as of December 31, 2015, State Street Corporation had shared voting and dispositive power with respect to 18,322,892 shares of common stock held by State Street Bank and Trust Company, SSGA Funds Management, Inc., State Street Global Advisors Limited, State Street Global Advisors Ltd, State Street Global Advisors France S.A., State Street Global Advisors, Australia Limited, State Street Global Advisors (Japan) Co., Ltd. and State Street Global Advisors (Asia) Limited.

(3)
As reported on The Vanguard Group's Schedule 13G as of December 31, 2015, The Vanguard Group had (1) sole voting power with respect to 567,695 shares of common stock, (2) shared voting power with respect to 31,500 shares of common stock, (3) sole dispositive power with respect to 17,952,042 shares of common stock and (4) shared dispositive power with respect to 605,463 shares of common stock.

SHARE OWNERSHIP INFORMATION

Share Ownership of Directors and Executive Officers

The following table shows, as of March 21, 2016, the beneficial ownership of our common stock by each director and director nominee of the Company, each of the named executive officers, and all directors, director nominees and executive officers of the Company as a group.

	Number of Shares or Units Beneficially Owned as of March 21, 2016(1)

Name of Beneficial Owner	Shares Owned Directly and Indirectly(2)	Stock Options Exercisable Within 60 Days of March 21, 2016(3)	Stock Equivalent Units(4)	Total Stock-Based Ownership(5)
Alan D. Schnitzer	117,036	264,170	0	381,206
Jay S. Fishman	447,767	1,393,407	0	1,841,174
Jay S. Benet	76,810	189,049	0	265,859
Brian W. MacLean	107,116	520,671	0	627,787
William H. Heyman	231,893	61,474	0	293,367
Doreen Spadorcia	21,585	75,682	0	97,267
Alan L. Beller	0	0	0	0
John H. Dasburg	0	0	33,801	33,801
Janet M. Dolan	0	0	256	256
Kenneth M. Duberstein	3,761	0	3,266	7,027
Patricia L. Higgins	100	0	0	100
Thomas R. Hodgson	31,732	0	3,945	35,677
William J. Kane	727	0	0	727
Cleve L. Killingsworth Jr.	0	0	0	0
Philip T. Ruegger III	12,600	0	0	12,600
Todd C. Schermerhorn	0	0	0	0
Donald J. Shepard	0	0	0	0
Laurie J. Thomsen	2,912	0	1,109	4,021
All Directors and Executive Officers as a group (22 persons)(6)	1,201,966	2,676,846	42,377	3,921,189
(1)
Unless otherwise indicated, each individual and member of the group has sole voting power and sole investment power with respect to the shares owned. As of March 21, 2016, (1) no director or executive officer beneficially owned 1% or more of the outstanding common stock of the Company, and (2) the directors and executive officers of the Company as a group beneficially owned approximately 1.33% of the outstanding common stock of the Company (including common stock they can acquire within 60 days).

(2)
Included are (A) common shares owned outright; (B) common shares held in our 401(k) Savings Plan; (C) shares held by family members of the following: Mr. Schnitzer—11,857 shares held by his spouse and 93 shares held by Mr. Schnitzer as custodian for his children; Mr. Heyman—2,256 shares held by his spouse; and Ms. Thomsen—200 shares held by her spouse and 432 shares held by her children; and (D) the following shares which are held in trust: Mr. Fishman—24,288 shares held in his childrens' trusts with respect to which Mr. Fishman is the trustee; Mr. Benet—8,190 shares held in trusts; Mr. Hodgson—15,001 shared held in trust; and Ms. Thomsen—125 shares held in trust for which Ms. Thomsen is a nominal trustee. Mr. Heyman disclaims beneficial ownership of 250 shares held in trust for his stepson, and those shares are not included in the table.

(3)
The number of shares shown in this column are not currently outstanding but are deemed beneficially owned because of the right to acquire them pursuant to options exercisable within 60 days of March 21, 2016.

(4)
All non-employee directors hold deferred stock units granted under the 2004 Stock Incentive Plan, the 2014 Stock Incentive Plan, the Deferred Compensation Plan for Non-Employee Directors or the legacy deferred stock plan of either St. Paul or TPC. This column lists those deferred stock units that would be distributed to directors in the form of shares of common stock within 60 days, if any of them were to have retired as a director on March 21, 2016. In addition, as of March 21, 2016, the directors hold the following deferred stock units and common stock units which include (A) the stock equivalent units shown in the table above and (B) deferred stock units and common stock units which are not reflected in the table above because the units would be distributed to directors in the form of common stock more than 60 days following their retirement as a director:

Director	Deferred Stock and Common Stock Units
Alan L. Beller	26,995
John H. Dasburg	67,956
Janet M. Dolan	38,708
Kenneth M. Duberstein	55,009
Patricia L. Higgins	26,995
Thomas R. Hodgson	53,883
William J. Kane	10,007
Cleve L. Killingsworth Jr.	26,995
Philip T. Ruegger III	5,231
Donald J. Shepard	26,741
Laurie J. Thomsen	39,702

        See footnote (2) to the "Director Compensation for 2015" table above for detail regarding each director's common stock units and deferred stock unit holdings as of December 31, 2015.

      (5)
      These amounts are the sum of the number of shares shown in the prior columns.

      (6)
      Includes an aggregate of 79,104 shares of common stock beneficially owned by these individuals in trust, and 14,860 shares of common stock held by family members.

ITEM 4 – AMENDMENT TO 2014 STOCK INCENTIVE PLAN

ITEM 4 – AMENDMENT TO THE TRAVELERS COMPANIES, INC. 2014 STOCK INCENTIVE PLAN
Overview

On February 3, 2016, upon the recommendation of our Compensation Committee, our Board of Directors unanimously approved an amendment to the 2014 Stock Incentive Plan, subject to approval by our shareholders at this Annual Meeting. If approved by shareholders, the amendment to the 2014 Stock Incentive Plan will:

•
increase the number of shares authorized for issuance under the 2014 Stock Incentive Plan by 4,400,000 shares; and

•
prohibit payment of dividends or dividend equivalents on stock options and stock appreciation rights.

The 2014 Stock Incentive Plan was originally approved by our shareholders on May 27, 2014, and replaced our Amended and Restated 2004 Stock Incentive Plan. The 2014 Stock Incentive Plan is the Company's only equity-based compensation plan under which awards may be made. As outlined in the Compensation Discussion and Analysis section of this Proxy Statement, equity-based incentive compensation is an integral part of our compensation program, which is designed to reinforce a long-term perspective and to align the interests of our executives with those of our shareholders. The 2014 Stock Incentive Plan will permit the Company to reward the efforts of its employees and its non-employee directors and to attract new personnel by providing incentives in the form of stock-based awards, including options to purchase shares of common stock, restricted stock units, performance shares and other stock-based awards.

Importance of 2014 Stock Incentive Plan

If shareholders do not approve this amendment to the 2014 Stock Incentive Plan, the shares available for future awards under the plan will be exhausted and we will be unable to issue stock-settled equity awards and would be reliant on cash-settled awards.

An inability to grant equity-based awards would have significant negative consequences to us and our shareholders including the following:

•
Inhibit Pay for Performance and Alignment with Shareholders.  As described above, with respect to our named executive officers and other senior employees of the Company, a key element of our compensation philosophy is to pay a meaningful portion of variable compensation in the form of equity-based awards as we believe that aligns employee and shareholder interests and drives long-term value creation.

•
Result in Increased Cash Compensation.  In order to attract and retain qualified personnel, we would likely be compelled to alter our compensation programs to increase the cash-based components, which would not provide the same benefits as equity and would limit cash available for other purposes.
Features of the 2014 Stock Incentive Plan Designed to Protect Shareholder Interests

The 2014 Stock Incentive Plan, as amended by the proposed amendment (the "Amended Plan"), includes several features designed to protect shareholder interests and to reflect our compensation philosophy:

•
No "evergreen" provision (i.e., no automatic increase in the number of shares available under the plan).

•
No grants of below-market stock options or stock appreciation rights (SARs).

•
No repricing of stock options or SARs.
•
No payments of dividends or dividend equivalents on performance shares unless performance goals are satisfied and the underlying performance awards vest.

•
No payment of dividends or dividend equivalents on stock options or SARs.

•
Awards are subject to forfeiture/clawback pursuant to Company policy.

•
50% acquisition and transaction consummation in order to trigger a change in control.

ITEM 4 – AMENDMENT TO 2014 STOCK INCENTIVE PLAN

Number of Shares Subject to Plan
•
10,000,000 shares were approved by shareholders to be available for grant at the time the 2014 Stock Incentive Plan was initially adopted in 2014.

•
3,318,636 shares remain available for grant under the 2014 Stock Incentive Plan as of March 21, 2016.

•
With respect to the equity awards granted in February 2016 in consideration of the 2015 performance year:

  •
  over 6,000 employees, more than 20% of our current employees, received a portion of their annual variable compensation in the form of equity-based awards;
    •
    less than 20% of the total grant date fair value was granted to our named executive officers; and

    •
    performance-based long-term stock incentives represented over 54% of the total direct compensation for our current Chief Executive Officer and an average of approximately 50% of the total direct compensation for our other named executive officers.

•
If approved by shareholders, 4,400,000 additional shares would be made available for grant pursuant to the proposed amendment to the 2014 Stock Incentive Plan.
Share Usage Rate and Dilution
•
Our average share usage rate, sometimes referred to as unadjusted burn rate, over the three years ended December 31, 2015 (calculated as equity-based awards granted under our equity compensation plan for the relevant year, divided by average basic common shares outstanding for that year) is approximately 0.97%. Based on the average share usage rate, taking into account the 3,318,636 shares that remain available for grant under the 2014 Stock Incentive Plan as of March 21, 2016 plus the 4,400,000 additional shares, we expect to be able to continue to grant equity as a portion of employee compensation for up to two years.

•
The potential dilution (calculated as defined below) resulting from issuing all of the 4,400,000 additional shares authorized under the 2014 Stock Incentive Plan, plus the 3,318,636 shares that remain available for grant as of March 21, 2016, and taking into account outstanding awards would be 7.39% on a fully-diluted basis.

The following table provides detail regarding the potential dilution resulting from the 2014 Stock

Incentive Plan as of the Record Date (March 21, 2016):

Number of securities to be issued upon exercise of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in first column)	Number of additional shares requested to be made available for grant	Shares of common stock outstanding as of March 21, 2016	Dilution

15,630,983(1)	3,318,636(2)	4,400,000(3)	292,708,224	7.39%(4)

(1)
Consists of the following grants outstanding under our 2004 Stock Incentive Plan and 2014 Stock Incentive Plan: (a) 11,879,387 stock options, (b) 1,502,570 performance shares and dividend equivalents accrued thereon, (c) 1,869,492 restricted stock units, (d) 361,912 director deferred stock awards and dividend equivalents accrued thereon and (e) 17,622 common stock units credited to the deferred compensation accounts of certain non-employee directors in lieu of cash compensation, at the election of such directors. No right to dividends or dividend equivalents is granted on outstanding stock options.

The following table relates to the 11,879,387 stock options outstanding as of March 21, 2016.

Weighted average exercise price	Weighted average remaining term

$82.95 per share	7.26 years

(2)
Represents shares that are available for grant under the 2014 Stock Incentive Plan as of March 21, 2016.

ITEM 4 – AMENDMENT TO 2014 STOCK INCENTIVE PLAN

(3)
Represents additional shares that will be available for grant under the 2014 Stock Incentive Plan if the proposed amendment to the 2014 Stock Incentive Plan is approved by shareholders.

(4)
Dilution is calculated by dividing (a) the sum of (1) the number of securities to be issued upon exercise of outstanding options,

warrants and rights, (2) the 3,318,636 shares remaining available for grant under the 2014 Stock Incentive Plan as of March 21, 2016 and (3) the 4,400,000 additional shares requested to be made available for grant if this proposal is approved by shareholders by (b) the sum of (1), (2) and (3) above and the number of shares of common stock outstanding as of March 21, 2016.
Stock Awards Granted under the 2014 Stock Incentive Plan

No awards made under the 2014 Stock Incentive Plan prior to the date of the Annual Meeting were granted subject to shareholder approval. The number and types of awards that will be granted under the 2014 Stock Incentive Plan in the future are not determinable, as the Compensation Committee will make these determinations in its sole discretion. The following table sets forth information with respect to the number of outstanding stock options, restricted stock units, performance shares, director deferred stock units and common stock units that have been granted to the named executive officers and the specified groups set forth below under the 2014 Stock Incentive Plan as of March 21, 2016. On March 21, 2016, the closing price of the underlying shares of our common stock traded on the NYSE was $116.03 per share.

Name and Principal Position	Stock Options	Restricted Stock Units	Performance Shares(1)	Director Deferred Stock Awards and Common Stock Units(2)

Alan D. Schnitzer Chief Executive Officer	217,351	—	43,491	—

Jay S. Fishman Executive Chairman of the Board	610,585	—	125,928	—

Jay S. Benet Vice Chairman and Chief Financial Officer	145,707	—	30,051	—

Brian W. MacLean President and Chief Operating Officer	232,873	9,974	37,063	—

William H. Heyman Vice Chairman and Chief Investment Officer	145,707	—	30,051	—

Doreen Spadorcia Vice Chairman, Technology, Claim Services, Operations and Risk Control and Chief Executive Officer, Personal Insurance and Bond & Specialty Insurance	145,707	—	30,051	—

All executive officers as a group (10 persons)	1,706,431	9,974	339,634	—

All non-executive directors as a group (11 persons)	—	—	—	37,156

Each associate of the above-mentioned directors or executive officers	—	—	—	—

Each other person who received or is to receive 5% of such options, warrants or rights	—	—	—	—

All employees (other than executive officers) as a group (7,456 persons)	3,301,891	1,157,716	585,950	—

(1)
The number of shares represents the target number of shares that could be issued underlying the performance-based performance share awards. Please see the "Compensation Discussion and Analysis" section of this Proxy Statement for additional details on the performance share awards.

(2)
Please see the "Non-Employee Director Compensation" section of this Proxy Statement for additional details regarding the non-employee director deferred stock awards and common stock units.

ITEM 4 – AMENDMENT TO 2014 STOCK INCENTIVE PLAN

Summary of Material Terms of the Amended Plan

The following summary of the material terms of the Amended Plan is qualified in its entirety by reference to the complete text of the Amended Plan, which is attached hereto as Annex A.

Purpose

The purposes of the Amended Plan are to: (1) attract and retain employees, non-employee directors, consultants and other service providers of the Company and its affiliates ("Eligible Persons"), (2) provide Eligible Persons with incentive-based compensation in the form of Company common stock, (3) attract and compensate non-employee directors for service as Board and committee members, (4) encourage decision making based upon long-term goals, and (5) align the interest of Eligible Persons with that of the Company's shareholders by encouraging such person to acquire a greater ownership position in the Company.

Types of Awards

The Amended Plan provides for grants of the following specific types of awards, and also permits other equity-based or equity-related awards (each, an "Award" and, collectively, "Awards"). Each Award will be evidenced by an award agreement (an "Award Agreement"), which will govern that Award's terms and conditions.

Options and Stock Appreciation Rights (SARs).

An option entitles the recipient to purchase a share of Common Stock at an exercise price specified in the Award Agreement (including through net settlement or a cashless exercise through a broker facility, to the extent permitted by the Compensation Committee). The Amended Plan permits grants of options that qualify as "incentive stock options" under Section 422 of the Code (ISOs) and nonqualified stock options. A SAR may entitle the recipient to receive shares of Common stock, cash or other property on the exercise date having a value equal to the excess of the market value of the underlying shares of Common Stock on the exercise date over the exercise price specified in the Award Agreement. Options and SARs will become exercisable as and when specified in the Award Agreement but not later than 10 years after the date of grant. Vested and exercisable options and SARs that are in-the-money will generally be exercised automatically (through net settlement in the case of options) if they remain unexercised as of the Award expiration date. The Amended Plan provides that we may not reset the exercise price for previously granted options and SARs without obtaining shareholder approval and that we generally may not issue any options or SARs with an exercise price less than the closing trading price of a share of Common Stock on the NYSE on the date of grant. Grants of options and SARs are subject to the individual limits described below.

Restricted Stock and Restricted Stock Units (RSUs)

Grants of restricted stock are shares of Common Stock that have been registered in the recipient's name, but that are subject to transfer restrictions and may be subject to forfeiture or vesting conditions for a period of time as specified in the Award Agreement. The recipient of restricted stock has the rights of a shareholder, including voting and dividend rights, subject to any restrictions and conditions specified in the Award Agreement. An RSU represents an unfunded, unsecured obligation by the Company to deliver a share of Common Stock (or cash or other securities or property) at a future date upon satisfaction of the conditions specified in the Award Agreement. The conditions, vesting and forfeiture provisions for awards of restricted stock and RSUs are within the discretion of the Compensation Committee.

Performance Awards

Performance Awards entitle a recipient to future payments of Common Stock or other property (including cash) based upon the attainment of performance conditions established in writing by the Compensation Committee. Payment is made in cash, shares of common stock or any combination thereof, as determined by the Compensation Committee. The Award Agreement establishing a performance award may establish that a portion of an Award will be paid for performance that exceeds the minimum target but falls below the maximum target available to the Award. The relevant Award Agreement will also provide for the timing of payment as determined by the Compensation Committee. Grants of performance awards are subject to the individual limits described below.

The performance conditions upon which performance Awards may be based include one or more of the following: earnings per share; earnings before interest and tax; net income; adjusted net income; operating

ITEM 4 – AMENDMENT TO 2014 STOCK INCENTIVE PLAN

income; stock price; total shareholder return; market share; return on equity; cash return on equity; achievement of profit, loss and/or expense ratio; revenue targets; cash flows; book value; return on assets; return on capital; improvements in capital structure; revenues or sales; working capital; credit rating; improvement in workforce diversity; employee retention; closing of corporate transactions; customer satisfaction; or implementation, completion or attainment of products or projects. For purposes of defining performance conditions, the Compensation Committee may elect to exclude the impact of extraordinary or non-recurring items.

Other Stock-Based Awards

The Compensation Committee may issue unrestricted shares of common stock, or other awards denominated in common stock (including but not limited to phantom stock and deferred stock units), alone or in tandem with other Awards, in such amounts and subject to such terms and conditions as the Committee shall from time to time in its sole discretion determine.

Dividends and Dividend Equivalent Rights

An Award may, if determined by the Compensation Committee, provide for the right to receive dividend payments or dividend equivalent payments with respect to Common Stock subject to the Award, which payments may be made either currently or credited to an account for the Award recipient and may be settled in cash or Common Stock. Under the Amended Plan, no payments will be made in respect of dividends or dividend equivalent rights on any performance-based Awards unless and until the corresponding portion of the underlying Award is earned, and no dividends or dividend equivalent rights may be granted with respect to stock options or SARs.

Administration

Awards may be granted by the Compensation Committee of the Board or a subcommittee of the Compensation Committee, or such other committee of the Board or the full Board. Unless otherwise determined by the Board, any such committee will consist of no less than two directors who are intended to qualify as "independent directors" within the meaning of Rule 303A of the NYSE's Listed Company Manual, as "outside directors" within the meaning of Section 162(m) of the Internal Revenue Code, and as "non-employee directors" within the meaning of Rule 16b-3 under the Exchange Act. The Compensation Committee may at any time delegate to a committee of the Board or one or more officers of the Company some or all of the Committee's authority over the administration of the Amended Plan, subject to certain exceptions.

The number of employees selected to receive Awards will likely vary from year to year. The Compensation Committee has the authority to determine the type and timing of Awards, to select the Award recipients and to determine the terms of each Award, including, among other things, any modifications of the Award, applicable restrictions, termination and vesting conditions. The Compensation Committee has the authority to establish terms of Awards relating to a recipient's retirement, death, disability, leave of absence or termination of employment. The Compensation Committee also has the full and exclusive power to administer and interpret the Amended Plan and to adopt such administrative rules, regulations, procedures and guidelines governing the Amended Plan and the Awards as it may deem necessary in its discretion, from time to time.

Eligibility

Awards under the Amended Plan may be granted to employees, non-employee directors, consultants or other service providers with respect to the Company or its affiliates. As of December 31, 2015, there were approximately 17,000 such persons eligible based on established criteria utilized by the Compensation Committee in determining awards. The Compensation Committee may also grant stock options, SARs, restricted stock, performance awards or other Awards under the Amended Plan in substitution for, or in connection with the assumption of, existing options, SARs, restricted stock, performance awards or other awards granted, awarded or issued by another entity and assumed or otherwise agreed to be provided for by the Company pursuant to or by reason of a transaction involving a merger, consolidation, plan of exchange, acquisition of property or stock, separation, reorganization or liquidation to which the Company or any subsidiary is a party. The terms and conditions of the substitute Awards may vary from the terms and conditions set forth in the Amended Plan to the extent the Compensation Committee at the time of the grant may deem appropriate.

Number of Shares Available for Issuance

The number of shares of Common Stock available and reserved for grant of Awards under the Amended Plan is 14,400,000, which may consist of shares that are authorized but unissued, or previously issued shares reacquired by the Company, or both. In addition, any

ITEM 4 – AMENDMENT TO 2014 STOCK INCENTIVE PLAN

shares subject to awards under the 2004 Stock Incentive Plan that were outstanding as of May 27, 2014 (the date the 2014 Stock Incentive Plan was initially approved by shareholders) and subsequently expire, are cancelled, settled in cash or otherwise terminate without the issuance of shares of Common Stock in respect thereof will be available for award grants under the Amended Plan.

The Amended Plan provides that the following are not counted towards the maximum number of shares and are available for future grants under the Amended Plan:

•
shares of common stock subject to an Award that expires unexercised, that is forfeited, terminated or canceled, that is settled in cash or other forms of property, or otherwise does not result in the issuance of shares of common stock, in whole or in part;

•
shares that are used by an Award recipient (whether delivered by the recipient or retained by the Company pursuant to the recipient's authorization) to pay the exercise price of stock options and shares used to pay withholding taxes on Awards generally; and

•
shares purchased by the Company in the open market using Option Proceeds (as defined in the Amended Plan); provided, however, that the increase in the number of shares of common stock available for grant pursuant to such market purchases shall not be greater than the number that could be repurchased at fair market value on the date of exercise of the stock option giving rise to such Option Proceeds.

In addition, the number of shares of common stock available for grant under the Amended Plan will not be reduced by shares subject to Awards granted under the Amended Plan upon the assumption of or in substitution for awards granted by a business or entity that is merged into or acquired by the Company.

Limitations of Number of Shares Granted; Adjustments

No person may, in any three calendar year period, be granted Awards of stock options and SARs with respect to more than 3,000,000 shares of common stock under the Amended Plan, subject to adjustment as provided below.

No person may be granted, in any calendar year, performance Awards (1) in respect of more than

1,000,000 shares of Common Stock (if the Award is denominated in shares of Common Stock) or (2) having a maximum payment with a value greater than $15,000,000 (if the Award is not denominated in shares of Common Stock).

In the event of any share dividend or split, reorganization, recapitalization, merger, consolidation, spin-off, combination or transaction or exchange of shares or other corporate exchange, equity restructuring, distribution to shareholders other than regular cash dividends, or any similar transaction, the Compensation Committee is to make equitable adjustments to:

•
the maximum number and kind of shares available for issuance under the Amended Plan;

•
the maximum number of shares for which Awards may be granted during a specified period to any recipient; and

•
any other affected terms of Awards.
Repricing Prohibited

The Committee may not amend any stock option or SAR granted under the Amended Plan to decrease the exercise price or strike price thereof, or cancel an option or SAR (1) in exchange for a cash payment exceeding the fair market value of the shares covered by the Award over the corresponding exercise or strike price for such Award; or (2) in conjunction with the grant of any new stock option or SAR or other Award with a lower exercise price or strike price, or otherwise take any such action that would be treated under the rules of the NYSE as a "repricing" of such stock option or stock appreciation right, unless such amendment, cancellation or action is approved by the Company's shareholders in accordance with applicable law and rules of the NYSE.

Forfeiture/Clawback

Any Awards may be subject to reduction, cancellation, forfeiture or recoupment to the extent required by applicable law, NYSE rules or as provided in the relevant Award Agreement.

Change of Control

Upon a Change of Control (as defined in the Amended Plan), the Amended Plan does not provide for automatic vesting or acceleration; however, the Compensation Committee may, in its discretion, at the time an Award is made or at any time prior to,

ITEM 4 – AMENDMENT TO 2014 STOCK INCENTIVE PLAN

coincident with or after the time of a Change of Control:

•
provide for the purchase or cancellation of such Awards, for an amount of cash (if any) equal to the amount which could have been obtained upon the exercise or realization of such rights had such Awards been currently exercisable or payable;

•
make such adjustment to the Awards then outstanding as the Committee deems appropriate to reflect such transaction or change (including acceleration of vesting); and/or

•
cause the Awards then outstanding to be assumed, or new rights substituted therefor, by the surviving corporation in such Change of Control.

The Compensation Committee may, in its discretion, include such further provisions and limitations in any Award document as it may deem equitable and in the best interests of the Company.

Transferability; Deferrals

The Compensation Committee may permit (on such terms, conditions and limitations as it determines) an Award to be transferred or transferable to family members, charities or estate planning vehicles for no consideration and only to the extent permissible by law and, in the case of an ISO, to the extent permissible under Section 422 of the Internal Revenue Code. Other than as stated in the preceding sentence, no Award may be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered by a recipient otherwise than by will or by the laws of descent and distribution.

The Compensation Committee may require or permit award recipients to elect to defer the issuance of shares or the settlement of Awards in cash under such rules and procedures as it may establish under the Amended Plan. It may also provide that deferred settlements include the payment or crediting of interest or dividend equivalents on the deferral amounts.

Amendment and Termination

The Board may amend, suspend or terminate the Amended Plan or any portion thereof at any time, provided that, (1) no amendment shall be made without shareholder approval if such approval is necessary in order for the Amended Plan to continue to comply with the rules of the NYSE or if such approval is necessary in order for the Company to avoid being denied a tax deduction under Section 162(m) of the Internal Revenue Code, and (2) no amendment, suspension or termination may materially adversely affect any outstanding Award without the consent of the person to whom such Award was made. The Amended Plan will terminate on February 5, 2024, unless terminated prior to that date.

U.S. Federal Income Tax Treatment of Plan Awards

The following is a brief summary of the principal U.S. federal income tax consequences of transactions under the Amended Plan based on current U.S. federal income tax laws. This summary is not intended to be exhaustive, does not constitute tax advice and, among other things, does not describe state, local or foreign tax consequences.

Non-Qualified Options.    No taxable income is realized by a participant upon the grant of an option. Upon the exercise of a non-qualified option, the participant will recognize ordinary compensation income in an amount equal to the excess, if any, of the fair market value of the shares of Common Stock exercised over the aggregate option exercise price. Income and payroll taxes are required to be withheld by the participant's employer on the amount of ordinary income resulting to the participant from the exercise of an option. The amount recognized as income by the participant is generally deductible by the participant's employer for federal income tax purposes, subject to the possible limitations on deductibility of compensation paid to some executives under Section 162(m) of the Internal Revenue Code. The participant's tax basis in shares of common stock acquired by exercise of an option will be equal to the exercise price plus the amount taxable as ordinary income to the participant.

Upon a sale of the shares of common stock received by the participant upon exercise of the option, any gain or loss will generally be treated for federal income tax purposes as long-term or short-term capital gain or loss, depending upon the holding period of that stock. The participant's holding period for shares acquired upon the exercise of an option begins on the date of exercise of that option.

If the participant pays the exercise price in full or in part by using shares of previously acquired common stock, the exercise will not affect the tax treatment described above, and no gain or loss generally will be recognized to the participant with respect to the previously acquired shares. The shares received upon

ITEM 4 – AMENDMENT TO 2014 STOCK INCENTIVE PLAN

exercise which are equal in number to the previously acquired shares used will have the same tax basis as the previously acquired shares surrendered to us and will have a holding period for determining capital gain or loss that includes the holding period of the shares used. The value of the remaining shares received by the participant will be taxable to the participant as compensation. The remaining shares will have a tax basis equal to the fair market value recognized by the participant as compensation income, and the holding period will commence on the exercise date.

Incentive Stock Options.    No taxable income is realized by a participant upon the grant or exercise of an ISO; however, the exercise of an ISO will give rise to an item of tax preference that may result in alternative minimum tax liability for the participant. If shares of common stock are issued to a participant after the exercise of an ISO and if no disqualifying disposition of those shares is made by that participant within two years after the date of grant or within one year after the receipt of those shares by that participant, then:

•
upon the sale of those shares, any amount realized in excess of the option exercise price will be taxed to that participant as a long-term capital gain, and

•
the Company will be allowed no deduction.

If shares of common stock acquired upon the exercise of an ISO are disposed of prior to the expiration of either holding period described above, that disposition would be a "disqualifying disposition", and generally:

•
the participant will realize ordinary income in the year of disposition in an amount equal to the excess, if any, of the fair market value of the shares on the date of exercise, or, if less, the amount realized on the disposition of the shares, over the option exercise price, and

•
the Company will be entitled to deduct that amount.

Any other gain realized by the participant on that disposition will be taxed as short-term or long-term capital gain and will not result in any deduction to us. If a participant pays the exercise price in full or in part with previously acquired shares of common stock, the exchange will not affect the tax treatment of the exercise. Upon the exchange, no gain or loss generally will be recognized upon the delivery of the previously acquired shares to us, and the shares issued in replacement of the shares used to pay the exercise price will have the same basis and holding period for capital gain purposes as the previously acquired shares. A participant, however, would not be able to utilize the holding period for the previously acquired shares for purposes of satisfying the ISO statutory holding period requirements. Additional shares of common stock will have a basis of zero and a holding period that commences on the date the common stock is issued to the participant upon exercise of the ISO. If this exercise is effected using shares of common stock previously acquired through the exercise of an ISO, the exchange of the previously acquired shares may be a disqualifying disposition of that common stock if the holding periods discussed above have not been met.

If an ISO is exercised at a time when it no longer qualifies as an ISO, the option will be treated as a nonqualified option. Subject to some exceptions for disability or death, an ISO generally will not be eligible for the federal income tax treatment described above if it is exercised more than three months following a termination of employment.

Stock Appreciation Rights.    Upon the exercise of a SAR, the participant will recognize compensation income in an amount equal to the cash received plus the fair market value of any Common Stock received from the exercise. The participant's tax basis in the shares of Common Stock received on exercise of the SAR will be equal to the compensation income recognized with respect to the Common Stock. The participant's holding period for shares acquired after the exercise of a SAR begins on the exercise date. Income and payroll taxes are required to be withheld on the amount of compensation attributable to the exercise of the SAR, whether the income is paid in cash or shares. Upon the exercise of a SAR, the participant's employer will generally be entitled to a deduction in the amount of the compensation income recognized by the participant, subject to the requirements of Section 162(m) of the Internal Revenue Code, if applicable.

Restricted Stock, Restricted Stock Units and Other Stock-Based Awards.    Restricted stock that is subject to a substantial risk of forfeiture generally results in income recognition by the participant in an amount equal to the excess of the fair market value of the shares of stock over the purchase price, if any, of the restricted stock at the time the restrictions lapse. However, if permitted by the Company, a recipient of restricted stock may make an election under Section 83(b) of the Internal Revenue Code to instead be taxed on the excess of the fair market value of the

ITEM 4 – AMENDMENT TO 2014 STOCK INCENTIVE PLAN

shares granted, measured at the time of grant and determined without regard to any applicable risk of forfeiture or transfer restrictions, over the purchase price, if any, of such restricted stock. A participant who has been granted shares of Common Stock that are not subject to a substantial risk of forfeiture for federal income tax purposes will realize ordinary income in an amount equal to the fair market value of the shares at the time of grant. A recipient of RSUs, performance awards or other stock based awards

(other than restricted stock) will generally recognize ordinary income at the time that the award is settled in an amount equal to the cash and/or fair market value of the shares received at settlement. In each of the foregoing cases, the Company will have a corresponding deduction at the same time the participant recognizes such income, subject to the requirements of Section 162(m) of the Internal Revenue Code, if applicable.

Performance Based Compensation Under Section 162(m)

Approval by shareholders of the proposed amendment to the 2014 Stock Incentive Plan will also constitute re-approval by shareholders of the permissible performance goals under which compensation may be paid for purposes of certain awards intended to qualify as "performance-based compensation" under Section 162(m) of the Internal Revenue Code. Under Section 162(m) of the Internal Revenue Code, the Company may not deduct certain compensation over $1,000,000 in any year to the Chief Executive Officer or any of the three other most highly compensated executive officers of the Company, other than the Chief Financial Officer, unless, among other things, this compensation qualifies as "performance-based compensation" under Section 162(m) of the Internal Revenue Code, and the material terms of the plan related to such compensation are approved by shareholders. For purposes of Section 162(m) of the Internal Revenue Code, the materials terms include (1) the employees eligible to receive compensation, (2) a description of the business criteria on which performance goals are based, and (3) the maximum amount of compensation that can be paid to an employee during a specified period. Each of these aspects is discussed in the summary above.

Registration with the SEC

If the amendment described in this Item 4 is approved by shareholders, the Company will file a Registration Statement on Form S-8 with the Securities and Exchange Commission with respect to the shares of the Company's common stock to be registered pursuant to the amended plan as soon as reasonably practicable following shareholder approval.

FOR THE ABOVE REASONS, THE BOARD OF DIRECTORS RECOMMENDS
THAT YOU VOTE "FOR" THIS PROPOSAL.

ITEM 5 – SHAREHOLDER PROPOSAL

ITEM 5 – SHAREHOLDER PROPOSAL RELATING TO POLITICAL CONTRIBUTIONS AND EXPENDITURES

The Office of the Comptroller of the State of New York, located at 59 Maiden Lane—30th Floor, New York, New York, 10038, in its capacity as the Trustee of the New York State Common Retirement Fund (the "Fund") and the administrative head of the New York State and Local Retirement System, has advised us that it plans to introduce the following resolution. The Fund is the beneficial holder of 1,012,517 shares of our common stock.

Resolved, that the shareholders of Travelers Cos Inc ("Company") hereby request that the Company provide a report, updated semiannually, disclosing the Company's:

1.
Policies and procedures for making, with corporate funds or assets, contributions and expenditures (direct or indirect) to (a) participate or intervene in any political campaign on behalf of (or in opposition to) any candidate for public office, or (b) influence the general public, or any segment thereof, with respect to an election or referendum.

2.
Monetary and non-monetary contributions and expenditures (direct and indirect) used in the manner described in section 1 above, including:

a.
The identity of the recipient as well as the amount paid to each; and

b.
The title(s) of the person(s) in the Company responsible decision-making.

The report shall be presented to the board of directors or relevant board committee and posted on the Company's website.

Stockholder Supporting Statement

As long-term shareholders of Travelers, we support transparency and accountability in corporate spending on political activities. These include any activities considered intervention in any political campaign under the Internal Revenue Code, such as direct and indirect political contributions to candidates, political parties, or political organizations; independent expenditures; or electioneering communications on behalf of federal, state or local candidates.

Disclosure is consistent with public policy, in the best interest of the company and its shareholders, and critical for compliance with federal ethics laws. Moreover, the Supreme Court's Citizens United decision recognized the importance of political spending disclosure for shareholders when it said "[D]isclosure permits citizens and shareholders to react to the speech of corporate entities in a proper way. This transparency enables the electorate to make informed decisions and give proper weight to different speakers and messages." Gaps in transparency and accountability may expose the company to reputational and business risks that could threaten long-term shareholder value.

Travelers contributed at least $1,777,089 in corporate funds since the 2003 election cycle. (CQ:http://moneyline.cq.com and National Institute on Money in State Politics: http://www.followthemoney.org)

However, relying on publicly available data does not provide a complete picture of the Company's political spending. For example, the Company's payments to trade associations used for political activities are undisclosed and unknown. In some cases, even management does not know how trade associations use their company's money politically. The proposal asks the Company to disclose all of its political spending, including payments to trade associations and other tax exempt organizations used for political purposes. This would bring our Company in line with a growing number of leading companies, including Exelon, Merck and Microsoft that support political disclosure and accountability and present this information on their websites.

The Company's Board and its shareholders need comprehensive disclosure to be able to fully evaluate the political use of corporate assets. We urge your support for this critical governance reform.

ITEM 5 – SHAREHOLDER PROPOSAL

Your Company's Response

The Board of Directors unanimously recommends that shareholders vote AGAINST this proposal for the following reasons:

The Board reached its decision to oppose the shareholder proposal after considering (1) the Company's current policies and disclosures that already address many of the items requested by this proposal and that led to a significant vote against similar proposals submitted for shareholder approval at each of the Company's 2015, 2014, 2013 and 2012 annual shareholders' meetings, (2) feedback from numerous conversations between management and investors during the past few years and (3) the Board's judgment that greater disclosure than the Company already makes would not be in the best interests of shareholders, since it would include proprietary information that may be misleading and could place the Company at a competitive disadvantage.

As a company that operates in a highly regulated and competitive industry, it is important for the Company to evaluate and appropriately engage in the public policy-making process, including, from time to time, political campaigns. We believe the vast majority of our shareholders recognize this fact, as demonstrated by the outcome of similar proposals submitted by the same shareholder proponent for consideration at each of the Company's 2015, 2014, 2013 and 2012 annual shareholders' meetings. At each of those meetings, approximately 70% of the shares voting at the meeting did not support the proposal.

The Board Believes the Proposal is Unnecessary in Light of Travelers' Current Policies.    The Board believes that the Company's current policies and practices with regard to political campaign contributions and expenditures, together with applicable federal and state reporting requirements, appropriately balance the Company's interests in political participation and the public interest in disclosure.

•
The Company Conducts its Political Activities under the Oversight of an Independent Board Committee, Pursuant to a Publicly Disclosed Policy and in Compliance with Law.  The Company is committed to participation in the political process in a thoughtful and responsible manner, and it does so under the oversight of the Nominating and Governance Committee of the Board, which is composed solely of independent directors. The corporate policy governing political activity, including the expenditure of corporate funds for political purposes, is available on the corporate governance page of the Company's website, www.travelers.com, which can be accessed by clicking on the "For Investors" link, and then the "Corporate Governance" link. All corporate political campaign contributions and expenditures, as well as all dues and other payments made to relevant trade associations and similar entities, are reviewed by the Company's Head of Government Relations and by the General Counsel. Further, all political contributions and expenditures made by the Company, including all dues and other payments made to relevant trade associations and similar entities, are reported to and reviewed by the Nominating and Governance Committee of the Board semi-annually. In addition, the Nominating and Governance Committee oversees the Company's policy regarding political activities and any changes to that policy.

  The Company's participation in the political process is governed by law, in addition to internal policy. The Company complies with all applicable laws and regulations pertaining to political campaign contributions at the federal, state and local levels, including those requiring specific disclosures. These extensive disclosures required by applicable laws and regulations provide further transparency and public access to information regarding the scope of the Company's political involvement.

  Furthermore, the Nominating and Governance Committee's oversight of political activities includes the Company's membership in, and other support of, trade associations and other organizations. The Company's Government Relations staff and trade association colleagues promote and advance the Company's position on issues having a direct or indirect impact on its business. The Company's membership in a particular trade association does not suggest that it agrees with such association's position on every issue, nor does it suggest that the Company joined such association primarily due to its lobbying activities.

  The Company annually reviews and, as appropriate, updates its political activity policy. Through this review process, and in part based on suggestions from shareholders, in the past, these changes have included (1) making more explicit the fact that the Nominating and Governance Committee has had, and continues to have, an oversight role with respect to relevant trade associations and similar entities and (2) expressly stating that Company decisions with respect to political expenditures and

ITEM 5 – SHAREHOLDER PROPOSAL

  contributions have been, and will continue to be, made with the objective of furthering the Company's business interests.

•
In Accordance with Applicable Law, the Company Does Not Make any Corporate Contributions to Federal Candidates or Political Party Committees.  Political contributions to federal candidates and federal political party committees may not be, and are not, made by the Company. Such contributions may be made by the Company's political action committee (PAC), which is not funded by corporate funds but rather by the personal funds given voluntarily by our employees. Decisions concerning use of those funds are made by our PAC Contributions Committee, whose objective is to advance the best interests of the Company and its shareholders. The PAC reports this spending in filings with the Federal Election Commission that are publicly available.

•
The Company Discloses All Contributions to State Candidates and, if any, to Entities Organized under IRS Code Section 527 to Advocate For or Against a Candidate.  Pursuant to its current political activity policy and based in part on shareholder input, the Company discloses, annually on its website, corporate contributions to state and local candidates, candidate campaign committees and other political entities organized under 26 USC Sec. 527 (which includes entities organized for the express purpose of advocating for the election or defeat of a candidate). In its annual report on political contributions, the Company also provides a link to the Federal Election Commission site containing reports with respect to the Company's PAC.

•
The Company Has Not Made any Direct Independent Expenditures and Does Not Have Plans to Do So.  The Company has robust policies restricting direct independent expenditures. Direct independent expenditures, if any, would consist of funds spent by the Company itself on communications in support of, or in opposition to, a candidate's campaign, without coordination with the candidate. The Company has not made any direct independent expenditures, at either the federal or state level, and does not have plans to do so during the current election cycle. The Company's political activity policy provides that the Company may not make direct independent expenditures in a candidate election unless, and only if, it believes that an exception to that policy is justified by business need and it obtains the prior approval of the Nominating and Governance Committee or its Chair. If any such direct independent expenditures are made, the Company would disclose them on its website in the same manner and at the same time as it discloses campaign contributions.

The Board Believes the Proposal is Not in the Best Interest of the Company's Shareholders.    The shareholder proposed policy would require the Company to prepare a report semi-annually and disclose all direct and indirect political contributions and expenditures. Indirect contributions and expenditures include trade association dues used by an association for a number of purposes, such as political activity spending that furthers the association's mission.

The Company believes that adopting a policy as set forth in the proposal would result in an unnecessary and unproductive use of Company resources. In addition, by requiring disclosure of certain trade association dues, the adoption of the proposed policy would require disclosure of proprietary information. This could place the Company at a disadvantage against competitors, and against special interest groups not interested in shareholder value creation, by revealing its legislative strategies and priorities.

Further, the Company believes that disclosure of dues paid to trade associations and similar organizations that may make political campaign contributions or expenditures may risk misrepresenting our political activities. Trade associations operate on an independent basis, and we do not agree with all positions taken by trade associations on issues. We join trade associations and similar organizations to further the Company's commercial interests, educate our employees or enhance our ability to serve customers. We believe that there is no way for us to track the extent to which any political campaign contributions or expenditures by such organizations might be proportionately attributable to our membership dues, and any effort to do so would be a costly diversion of management's attention from the Company's business. The Company's current practice is to deliver annually a written communication to trade associations where the Company pays in excess of $50,000 to belong (and to receive subsequent confirmation from those associations), affirming that the Company's dues must be used to pursue the Company's business interests and not to support efforts of little or no business consequence, and stating that such dues or any other financial support may not be used for independent expenditure activity without the Company's express consent.

In summary, the Board is satisfied that the Company has in place a robust system of accountability and oversight and that Company assets are used for political objectives that are in the best long-term interest of the Company and its shareholders.

FOR THE ABOVE REASONS, THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "AGAINST" THIS PROPOSAL.

ITEM 6 – SHAREHOLDER PROPOSAL

ITEM 6 – SHAREHOLDER PROPOSAL RELATING TO LOBBYING

First Affirmative Financial Network, LLC, located at 5475 Mark Dabling Boulevard, Suite 108, Colorado Springs, Colorado 80918, on behalf of its clients Brian Arbogast and Valerie Tarico who, together, are the beneficial holders of approximately 140 shares of our common stock, has advised us that they plan to introduce the following resolution.

WHEREAS:

Corporate lobbying exposes our company to risks that could adversely affect Travelers' stated goals, objectives, and ultimately shareholder value.

We rely on the information provided by our company to evaluate goals and objectives, and we, therefore, have a strong interest in full disclosure of Travelers' lobbying to assess whether our company's lobbying is consistent with its expressed goals and in the best interests of shareowners and long-term value.

RESOLVED:

The shareowners of The Travelers Companies, Inc. ("Travelers") request the preparation of a report, updated annually, disclosing:

1.
Company policy and procedures governing lobbying, both direct and indirect, and grassroots lobbying communications.

2.
Payments by Travelers used for (a) direct or indirect lobbying or (b) grassroots lobbying communications, in each case including the amount of the payment and the recipient.

3.
Travelers' membership in and payments to any tax-exempt organization that writes and endorses model legislation.

4.
Description of management's decision making process and the Board's oversight for making payments described in section 2 above.

For purposes of this proposal, a "grassroots lobbying communication" is a communication directed to the general public that (a) refers to specific legislation or regulation, (b) reflects a view on the legislation or regulation and (c) encourages the recipient of the communication to take action with respect to the legislation or regulation. "Indirect lobbying" is lobbying engaged in by a trade association or other organization of which Travelers is a member. Both "direct and indirect lobbying" and "grassroots lobbying communications" include efforts at the local, state and federal levels.

The report shall be presented to the Audit Committee or other relevant oversight committees and posted on Travelers' website.

SUPPORTING STATEMENT

As shareowners, we encourage transparency and accountability in the use of corporate funds to influence legislation and regulation, both directly and indirectly. Travelers spent $5.79 million in 2013 and 2014 on direct federal lobbying activities (opensecrets.org). This figure does not include lobbying expenditures to influence legislation in states, where Travelers also lobbies but disclosure is uneven or absent. For example, in 2014, Travelers spent $60,000 on lobbying in California.

Travelers serves on the board of the Chamber of Commerce, which spent over $124 million lobbying in 2014 and has spent more than $1 billion on lobbying since 1998. Travelers does not disclose its memberships in, or payments to, trade associations, or the portions of such amounts used for lobbying. Absent a system of accountability, company assets could be used for objectives contrary to Travelers' long-term interests. For example, as a large property and casualty insurance enterprise, Travelers is exposed to many risks from climate change, yet the Chamber is aggressively attacking the EPA on its new Clean Power Plan to address climate change ("Move to Fight Obama's Climate Plan Started Early," New York Times, Aug. 3, 2015). We question if Travelers' membership in the Chamber presents reputational risks on the issue of climate change.

ITEM 6 – SHAREHOLDER PROPOSAL

Your Company's Response

The Board of Directors unanimously recommends that shareholders vote AGAINST this proposal for the following reasons:

The Board believes that this proposal is substantially similar to that contained in Item 5. The Company's participation in the political process includes lobbying. Similar to the basis for opposing Item 5, the Board reached its decision to oppose this shareholder proposal after considering the Company's current policies and disclosures that already address many of the items requested by this proposal and the Board's judgment that greater disclosure than the Company already makes would not be in the best interests of shareholders, since, as discussed below, it would require disclosure of certain proprietary information that others may use without the applicable background or context and could place the Company at a competitive disadvantage.

As a company that operates in a highly regulated and competitive industry, it is important for the Company to evaluate and appropriately engage in the public policy-making process. The Company engages in lobbying activities in the U.S. at the federal, state and local levels to effectively promote and advance the Company's position on a variety of public policy issues, specifically those that have an impact on the availability and pricing of products and services we provide to our customers and on the performance of our business.

The Board Believes the Proposal is Unnecessary in Light of Travelers' Current Policies.    Just as it does with respect to political contributions and expenditures, the Board believes that the Company's current policies and practices with regard to lobbying, together with applicable federal and state reporting requirements, appropriately balance the Company's interests in political participation and the public interest in disclosure.

•
The Company Conducts its Political Activities, including Lobbying, under the Oversight of an Independent Board Committee, Pursuant to a Publicly Disclosed Policy and in Compliance with Law. The Company is committed to participation in the political process in a thoughtful and responsible manner, and it does so under the oversight of the Nominating and Governance Committee of the Board, which is composed solely of independent directors. The corporate policy governing political activity, including lobbying activities, is available on the corporate governance page of the Company's website, www.travelers.com, which can be accessed by clicking on the "For Investors" link and then the "Corporate Governance" link. Lobbying activities on behalf of the Company require prior approval of the Company's Government Relations professionals. Also, the Company's Head of Government Relations reports semi-annually to the Nominating and Governance Committee on political activities, including lobbying activities, and public policy issues of priority to the Company. All dues and other payments made to relevant trade associations and similar entities are reviewed by the Company's Head of Government Relations and by the General Counsel and further, are reported to and reviewed by the Nominating and Governance Committee of the Board semi-annually. In addition, the Nominating and Governance Committee oversees the Company's policy regarding political activities, including lobbying activities, and any changes to that policy.

  Furthermore, the Nominating and Governance Committee's oversight of political activities includes the Company's membership in, and other support of, trade associations and other organizations. The Company's Government Relations staff and trade association colleagues promote and advance the Company's position on issues having a direct or indirect impact on its business. The Company's membership in a particular trade association does not suggest that it agrees with such association's position on every issue, nor does it suggest that the Company joined such association primarily due to its lobbying activities.

  The Company annually reviews and, as appropriate, updates its political activity policy. Through this review process, and in part based on suggestions from shareholders, in the past, these changes have included (1) making more explicit the fact that the Nominating and Governance Committee has had, and continues to have, an oversight role with respect to relevant trade associations and similar entities and (2) expressly stating that Company decisions with respect to political expenditures and contributions have been, and will continue to be, made with the objective of furthering the Company's business interests.

  •
  The Company Complies Fully with All Requirements Regarding Lobbying Activity and Disclosure. The Company's participation in the political process is governed by law, in addition to internal policy.

ITEM 6 – SHAREHOLDER PROPOSAL

    The Company complies with all applicable laws and regulations pertaining to lobbying activities at the federal, state and local levels, including those requiring specific disclosures. These extensive disclosures required by applicable laws and regulations provide further transparency and public access to information regarding the scope of the Company's political involvement. For example, the Company makes quarterly and semi-annual filings under the Lobbying Disclosure Act. Such filings not only disclose lobbying costs but also specifically identify the issues and government entities lobbied. These filings are publicly available at www.senate.gov.

  As more fully described in the Company's Response to Item 5—Shareholder Proposal Relating to Political Contributions and Expenditures, the Company discloses, annually on its website, corporate contributions to state and local candidates, candidate campaign committees and other political entities organized under 26 USC Sec. 527 (which includes entities organized for the express purpose of advocating for the election or defeat of a candidate). In its annual report on political contributions, the Company also provides a link to the Federal Election Commission site containing reports with respect to the Company's political action committee. Furthermore, the Company has not made any direct independent expenditures, at either the federal or state level, and does not have plans to do so during the current election cycle.

The Board Believes the Proposal is Not in the Best Interest of the Company's Shareholders.    The shareholder proposed policy would require the Company to prepare a report annually and disclose payments used for direct or indirect lobbying and grassroots lobbying communications (including the amount and recipient) as well as the Company's membership in, and payments to, any tax-exempt organization that writes or endorses model legislation.

The Company believes that adopting a policy as set forth in the proposal would result in an unnecessary and unproductive use of Company resources. In addition, by requiring disclosure of information regarding lobbying and grassroots communications as well as the Company's membership in certain tax-exempt organizations, the adoption of the proposed policy would require disclosure of proprietary information. This could place the Company at a disadvantage against competitors, and against special interest groups not interested in shareholder value creation, by revealing its legislative strategies and priorities.

Further, the Company believes that disclosure of dues paid to trade associations and similar organizations that may engage in lobbying activities and make political campaign contributions or expenditures may risk misrepresenting our political activities. Trade associations operate on an independent basis and, as stated above, we do not agree with all positions taken by trade associations on issues. We join trade associations and similar organizations to further the Company's commercial interests, educate our employees or enhance our ability to serve customers. The Company's current practice is to deliver annually a written communication to trade associations where the Company pays in excess of $50,000 to belong (and to receive subsequent confirmation from those associations), affirming that the Company's dues must be used to pursue the Company's business interests and not to support efforts of little or no business consequence.

In summary, the Board is satisfied that the Company has in place a robust system of accountability and oversight and that Company assets are used for political objectives that are in the best long-term interest of the Company and its shareholders.

FOR THE ABOVE REASONS, THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "AGAINST" THIS PROPOSAL.

GENERAL INFORMATION

GENERAL INFORMATION
Why am I being provided with these materials?

We are providing this Proxy Statement to you in connection with the Board's solicitation of proxies to be voted at our Annual Meeting of Shareholders to be held on May 19, 2016, and at any postponements or adjournments of the Annual Meeting. We have either

(1) delivered to you a Notice and made these proxy materials available to you on the Internet or (2) delivered printed versions of these materials, including a proxy card, to you by mail.

Who is entitled to vote?

Shareholders as of the close of business on March 21, 2016 may vote at the Annual Meeting. You have one vote for each share of common stock held by you as of the Record Date, including shares:

•
Held directly in your name as "shareholder of record" (also referred to as "registered shareholder");
•
Held for you in an account with a broker, bank or other nominee (shares held in "street name")—street name holders generally cannot vote their shares directly and instead must instruct the broker, bank or nominee how to vote their shares; and

•
Credited to your account in the Company's 401(k) Savings Plan.
What constitutes a quorum?

A majority of the shares of common stock entitled to vote must be present or represented by proxy to constitute a quorum at the Annual Meeting. Abstentions and shares represented by "broker non-votes", as described below, are counted as present and entitled to vote for purposes of determining a quorum. On the Record Date, 292,708,224 shares of the Company's common stock were outstanding, and each share is entitled to one vote at the Annual Meeting.

What is a "broker non-vote" and how does it affect voting on each item?

A broker non-vote occurs if you hold your shares in street name and do not provide voting instructions to your broker on a proposal and your broker does not have discretionary authority to vote on such proposal.

See below for a discussion of which proposals permit discretionary voting by brokers and the effect of a broker non-vote.

GENERAL INFORMATION

What am I voting on, how many votes are required to approve each item, how are votes counted and how does the Board recommend I vote?

The table below summarizes the proposals that will be voted on, the vote required to approve each item, how votes are counted and how the Board recommends you vote:

	Vote Required	Voting Options	Board Recommendation(2)	Broker Discretionary Voting Allowed	Impact of Withhold or Abstain Vote

Item 1: Election of the 14 director nominees listed in this Proxy Statement	Majority of votes cast–"FOR" must exceed "AGAINST" votes(1)	"FOR" "AGAINST" "WITHHOLD"	"FOR"	No	None

Item 2: Ratification of the appointment of KPMG LLP as our independent registered public accounting firm for 2016		"FOR" "AGAINST" "ABSTAIN"	"FOR"	Yes(3)	"AGAINST"

Item 3: Non-binding vote to approve executive compensation		"FOR" "AGAINST" "ABSTAIN"	"FOR"	No(3)	"AGAINST"

Item 4: Approval of an amendment to the Travelers Companies, Inc. 2014 Stock Incentive Plan	Majority of votes present in person or by proxy and entitled to vote on this item of business or, if greater, the vote required is a majority of the voting power of the minimum number of shares entitled to vote that would constitute a quorum at the Annual Meeting	"FOR" "AGAINST" "ABSTAIN"	"FOR"	No(3)	"AGAINST"

Item 5: Shareholder proposal relating to political contributions and expenditures, if presented at the Annual Meeting		"FOR" "AGAINST" "ABSTAIN"	"AGAINST"	No(3)	"AGAINST"

Item 6: Shareholder proposal relating to lobbying, if presented at the Annual Meeting		"FOR" "AGAINST" "ABSTAIN"	"AGAINST"	No(3)	"AGAINST"

(1)
In an uncontested election of directors at which a quorum is present, if any nominee for director receives a greater number of votes "AGAINST" his or her election than votes "FOR" such election, our Governance Guidelines require that such person must promptly tender his or her resignation to the Board following certification of the shareholder vote. Our Governance Guidelines further provide that the Nominating and Governance Committee will then consider the tendered resignation and make a recommendation to the Board as to whether to accept or reject the tendered resignation or whether other action should be taken. The Board will act on the tendered resignation, taking into account the Nominating and Governance Committee's recommendation, and publicly disclose its decision regarding the tendered resignation and the rationale behind the decision within 90 days from the date of the certification of the election results. Cumulative voting in the election of directors is not permitted.

(2)
If you are a registered holder and you sign and submit your proxy card without indicating your voting instructions, your shares will be voted in accordance with the Board's recommendation.

(3)
A broker non-vote will have no effect unless a majority of the voting power of the minimum number of shares entitled to vote that would constitute a quorum at the Annual Meeting is required in order to approve the item as described in footnote (2) above, then a broker non-vote will have the same effect as a vote "AGAINST." A broker non-vote will not count as a vote for or against a director.
Who will count the vote?

Representatives of Broadridge Financial Solutions, Inc. will tabulate the votes. Representatives of

American Election Services, LLC will act as inspectors of election.

GENERAL INFORMATION

How do I vote my shares without attending the Annual Meeting?

If you are a shareholder of record or hold shares through our 401(k) Savings Plan, you may vote by granting a proxy. Specifically, you may vote:

•
By Internet—You may submit your proxy by going to www.proxyvote.com and following the instructions on how to complete an electronic proxy card. You will need the 16-digit number included on your Notice or proxy card in order to vote by Internet.

•
By Telephone—You may submit your proxy by using a touch-tone telephone to dial (800) 690-6903 and following the recorded instructions. You will need the 16-digit number included on your Notice or proxy card in order to vote by telephone.

•
By Mail—You may vote by mail by requesting a proxy card from us, indicating your vote by completing, signing and dating the card where indicated and by mailing or otherwise returning the card in the envelope that will be provided to you. You should sign your name exactly as it appears on the proxy card. If you are signing in a representative capacity (for example, as guardian, executor, trustee, custodian, attorney or officer of a corporation), indicate your name and title or capacity.

If you hold your shares in street name, you may vote by submitting voting instructions to your bank, broker or other nominee. In most instances, you will be able to do this on the Internet, by telephone or by mail as indicated above. Please refer to information from your bank, broker or other nominee on how to submit voting instructions.

Internet and telephone voting facilities will close at 11:59 p.m. (Eastern Daylight Time) on May 18, 2016 for the voting of shares held by shareholders of record or held in street name and at 11:59 p.m. (Eastern Daylight Time) on May 17, 2016 for the voting of shares held by current and former employees through the Company's 401(k) Savings Plan.

Mailed proxy cards with respect to shares held of record or in street name must be received no later than May 18, 2016.

Mailed proxy cards with respect to shares held by current and former employees through the Company's 401(k) Savings Plan must be received no later than May 17, 2016.

What does it mean if I receive more than one Notice or Proxy Card on or about the same time?

It generally means you hold shares registered in more than one account. To ensure that all your shares are voted, please sign and return each proxy card, or, if you vote by Internet or telephone, vote once for each Notice or proxy card you receive.

May I revoke my proxy or change my vote?

Yes. Whether you have voted by Internet, telephone or mail, if you are a shareholder of record, you may revoke your proxy or change your vote by:

•
Sending a written statement to that effect to our Corporate Secretary or to any corporate officer of the Company, provided such statement is received no later than May 18, 2016;

•
Voting again by Internet or telephone at a later time before the closing of those voting facilities at 11:59 p.m. (Eastern Daylight Time) on May 18, 2016;
•
Submitting a properly signed proxy card with a later date that is received no later than May 18, 2016; or

•
Attending the Annual Meeting, revoking your proxy and voting in person.

If you are a current or former employee and hold shares through Travelers' 401(k) Savings Plan, you may change your vote and revoke your proxy by any of the first three methods listed if you do so no later than 11:59 p.m. (Eastern Daylight Time) on May 17, 2016. You cannot, however, revoke or change your proxy with respect to shares held through the Company's 401(k) Savings Plan after that date, and you cannot vote those shares in person at the Annual Meeting.

GENERAL INFORMATION

If you hold shares in street name, you may submit new voting instructions by contacting your bank, broker or other nominee. You may also change your vote or revoke your proxy in person at the Annual Meeting if you obtain a signed proxy from the record holder (broker or other nominee) giving you the right to vote the shares.

How do I vote my shares in person at the Annual Meeting?

First, as discussed below, you must satisfy the requirements for admission to the Annual Meeting. Then, if you are a shareholder of record and prefer to vote your shares at the Annual Meeting, you must bring proof of identification along with your Notice, proxy card or proof of ownership. You may vote shares held in street name at the Annual Meeting only if you obtain a signed proxy from the record holder (broker or other nominee) giving you the right to vote the shares.

Even if you plan to attend the Annual Meeting, we encourage you to vote in advance by Internet, telephone or proxy card so that your vote will be counted if you later decide not to attend the Annual Meeting.

Shares held by current and former employees through the Company's 401(k) Savings Plan cannot be voted in person at the Annual Meeting.

What do I need to be admitted to the Annual Meeting?

You will need a form of personal identification (such as a driver's license) along with either your Notice, proxy card or proof of stock ownership to enter the Annual Meeting. If your shares are held beneficially in the name of a bank, broker or other holder of record and you wish to be admitted to the Annual Meeting, you must present proof of your ownership of The Travelers Companies, Inc. stock, such as a bank or brokerage account statement.

Are there other things I should know if I intend to attend the Annual Meeting?

Please note that no cameras, recording equipment, electronic devices, large bags, briefcases or packages will be permitted in the Annual Meeting.

Could other matters be decided at the Annual Meeting?

At the date this Proxy Statement went to press, we did not know of any matters to be raised at the Annual Meeting other than those referred to in this Proxy Statement.

If other matters are properly presented at the Annual Meeting for consideration and you are a shareholder of record and have submitted a proxy card, the persons named in your proxy card will have the discretion to vote on those matters for you.

Who will pay for the cost of this proxy solicitation?

We will pay the cost of soliciting proxies. Proxies may be solicited on our behalf by directors, officers or employees (for no additional compensation) in person or by telephone, electronic transmission and facsimile transmission. Brokers and other nominees will be requested to solicit proxies or authorizations from beneficial owners and will be reimbursed for their reasonable expenses. In addition, we have hired Morrow & Co., LLC to solicit proxies. We expect to pay Morrow & Co., LLC a fee of $15,000 plus reasonable expenses for these services.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires executive officers and directors, a company's chief accounting officer and persons who beneficially own more than 10% of a company's common stock to file initial reports of ownership and reports of changes in ownership with the SEC and the NYSE. Executive officers, directors, the chief accounting officer and beneficial owners with more than 10% of our common stock are required by SEC regulations to furnish us with copies of all Section 16(a) forms they file.

Based solely on our review of copies of such reports and on written representations from our executive officers, directors and chief accounting officer, we believe that our executive officers, directors and chief accounting officer complied with all Section 16(a) filing requirements during 2015, except as follows: a gift of shares of Travelers' stock as part of a year-end charitable contribution on behalf of Ms. Dolan was not timely reported on a Form 5. A Form 5 reporting the gift was filed promptly after the error was discovered.

SHAREHOLDER PROPOSALS FOR 2017 ANNUAL MEETING

If any shareholder wishes to propose a matter for consideration at our 2017 Annual Meeting of Shareholders, the proposal should be mailed by certified mail return receipt requested, to our Corporate Secretary, at the Company's principal executive office located at 485 Lexington Avenue, New York, New York 10017. To be eligible under the SEC's shareholder proposal rule (Rule 14a-8(e) of the Exchange Act) for inclusion in our 2017 Annual Meeting Proxy Statement and form of proxy to be made available in April 2017, a proposal must be received by our Corporate Secretary on or before December 2, 2016. Failure to deliver a proposal in accordance with this procedure may result in it not being deemed timely received.

Our bylaws require timely notice of business to be brought before a shareholders' meeting, including nominations of persons for election as directors. To be timely, notice to our Corporate Secretary must be received at our principal executive office not less than 90 days nor more than 120 days prior the first anniversary of the date of the preceding year's annual meeting of shareholders; provided, however, that in the event that the annual meeting of shareholders is more than 30 days before or 70 days after such anniversary date or, if no such meeting was held in the preceding year, notice by a shareholder shall be timely only if received (a) not earlier than 120 days prior to such annual meeting and (b) not less than 90 days before such annual meeting or, if later, within 10 days after the first public announcement of the date of such annual meeting. The bylaws, which have other informational requirements that must be followed in connection with submitting director nominations and any other business for consideration at a shareholders meeting, are posted on our website at www.travelers.com.

HOUSEHOLDING OF PROXY MATERIALS

SEC rules permit companies and intermediaries such as brokers to satisfy delivery requirements for proxy statements and notices with respect to two or more shareholders sharing the same address by delivering a single proxy statement or a single notice addressed to those shareholders. This process, which is commonly referred to as "householding", provides cost savings for companies. Some brokers household proxy materials, delivering a single proxy statement or notice to multiple shareholders sharing an address unless contrary instructions have been received from the affected shareholders. Once you have received notice from your broker that they will be householding materials to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate proxy statement or notice, or if you are receiving duplicate copies of these materials and wish to have householding apply, please notify your broker. You may also call (800) 542-1061 or write to: Householding Department, 51 Mercedes Way, Edgewood, New York 11717, and include your name, the name of your broker or other nominee, and your account number(s). You can also request prompt delivery of a copy of the proxy statement and annual report by contacting Travelers Shareholders Relations Department, One Tower Square, 6PB, Hartford, Connecticut 06183, (860) 277-0779.

RECONCILIATION OF NON-GAAP MEASURES TO GAAP MEASURES

RECONCILIATION OF NON-GAAP MEASURES TO GAAP MEASURES AND SELECTED DEFINITIONS

Operating income (loss) is net income (loss) excluding the after-tax impact of net realized investment gains (losses). Operating income per diluted share is operating income on a per diluted common share basis.

Return on equity is the ratio of net income (loss) less preferred dividends to average shareholders' equity for the periods presented. Average shareholders' equity is (a) the sum of total shareholders' equity excluding preferred stock at the beginning and end of each of the quarters for the period presented divided by (b) the number of quarters in the period presented times two. Operating return on equity is the ratio of operating income (loss) less preferred dividends to adjusted average shareholders' equity for the periods presented. Adjusted shareholders' equity is shareholders' equity excluding net unrealized investment gains (losses), net of tax, net realized investment gains (losses), net of tax, for the period presented and preferred stock.

In the opinion of the Company's management, operating income, operating income per diluted share and operating return on equity are important indicators of how well management creates value for its shareholders through its operating activities and its capital management. Financial statement users also consider operating income when analyzing the results and trends of insurance companies. These measures exclude net realized investment gains (losses), net of tax, which can be significantly impacted by both discretionary and other economic factors and are not necessarily indicative of operating trends. Internally, the Company's management uses operating income, operating income per diluted share and operating return on equity to evaluate performance against historical results and establish financial targets on a consolidated basis.

Book value per share is total common shareholders' equity divided by the number of common shares outstanding. Adjusted book value per share is total common shareholders' equity excluding the after-tax impact of net unrealized investment gains and losses, divided by the number of common shares outstanding. In the opinion of the Company's management, adjusted book value per share is useful in an analysis of a property casualty company's book value as it removes the effect of changing prices on invested assets (i.e., net unrealized investment gains (losses), net of tax), which do not have an equivalent impact on unpaid claims and claim adjustment expense reserves.

Underwriting gain (loss) is net earned premiums and fee income less claims and claim adjustment expenses and insurance-related expenses. In the opinion of the Company's management, it is important to measure profitability excluding the results of investing activities, which are managed separately from the insurance business. This measure is used to assess business performance and as a tool in making business decisions. Underwriting gain, excluding the impact of catastrophes and net favorable prior year loss reserve development, is the underwriting gain (loss) adjusted to exclude claims and claim adjustment expenses, reinstatement premiums and assessments related to catastrophes and loss reserve development related to time periods prior to the current year. In the opinion of the Company's management, this measure is meaningful to users of the financial statements to understand the Company's periodic earnings and the variability of earnings caused by the unpredictable nature (i.e., the timing and amount) of catastrophes and loss reserve development. This measure is also referred to as underlying underwriting margin or underlying underwriting gain (loss).

A catastrophe is a severe loss, resulting from natural and man-made risks such as fire, earthquake, windstorm, explosion, terrorism and other similar events. Each catastrophe has unique characteristics and catastrophes are not predictable as to timing or amount. Their effects are included in net and operating income and claims and claim adjustment expense reserves upon occurrence. A catastrophe may result in the payment of reinsurance reinstatement premiums and assessments from various pools. In the opinion of the Company's management, a discussion of the impact of catastrophes is meaningful to users of the financial statements to understand the Company's periodic earnings and the variability in periodic earnings caused by the unpredictable nature of catastrophes.

Net favorable (unfavorable) prior year loss reserve development is the increase or decrease in incurred claims and claim adjustment expenses as a result of the re-estimation of claims and claim adjustment expense reserves at successive valuation dates for a given group

RECONCILIATION OF NON-GAAP MEASURES TO GAAP MEASURES

of claims, which may be related to one or more prior years. In the opinion of the Company's management, a discussion of loss reserve development is meaningful to users of the financial statements as it allows them to assess the impact between prior and current year development on incurred claims and claim adjustment expenses, net and operating income (loss), and changes in claims and claim adjustment expense reserve levels from period to period.

We have included the following tables to provide a reconciliation of the above terms used in this Proxy Statement: (i) operating income less preferred dividends to net income, (ii) adjusted shareholders' equity to shareholders' equity, which are components of the operating return on equity and return on equity ratios, (iii) operating income per diluted share to net income per diluted share, (iv) adjusted book value per share to book value per share and (v) underwriting gain (excluding the impact of catastrophes and net favorable prior year reserve development) to net income.

	Twelve months ended December 31,
(Dollars in millions; after-tax)	2015	2014	2013	2012	2011	2010	2009

Reconciliation of operating income less preferred dividends to net income
Operating income, less preferred dividends	$3,437	$3,641	$3,567	$2,441	$1,389	$3,040	$3,597
Preferred dividends	—	—	—	—	1	3	3

Operating income	3,437	3,641	3,567	2,441	1,390	3,043	3,600
Net realized investment gains	2	51	106	32	36	173	22

Net income	$3,439	$3,692	$3,673	$2,473	$1,426	$3,216	$3,622

	As of December 31,
(Dollars in millions)	2015	2014	2013	2012	2011	2010	2009	2008

Reconciliation of adjusted shareholders' equity to shareholders' equity
Adjusted shareholders' equity	$22,307	$22,819	$23,368	$22,270	$21,570	$23,375	$25,458	$25,647
Net unrealized investment gains (losses), net of tax	1,289	1,966	1,322	3,103	2,871	1,859	1,856	(146)
Net realized investment gains (losses), net of tax	2	51	106	32	36	173	22	(271)
Preferred stock	—	—	—	—	—	68	79	89

Shareholders' equity	$23,598	$24,836	$24,796	$25,405	$24,477	$25,475	$27,415	$25,319

	Twelve Months Ended December 31,
	2015	2014

Reconciliation of operating income per diluted share to net income per diluted share
Operating income	$10.87	$10.55
Net realized investment gains	0.01	0.15

Net income	$10.88	$10.70

	As of December 31,
	2015	2014	2013	2012	2011	2010	2009	2008	2007	2006	2005

Reconciliation of adjusted book value per share to book value per share
Adjusted book value per share	$75.39	$70.98	$66.41	$59.09	$55.01	$54.19	$48.98	$43.37	$41.25	$36.21	$31.47
Net unrealized investment gains (losses), net of tax	4.36	6.10	3.74	8.22	7.31	4.28	3.56	(0.25)	0.97	0.65	0.47

Book value per share	$79.75	$77.08	$70.15	$67.31	$62.32	$58.47	$52.54	$43.12	$42.22	$36.86	$31.94

RECONCILIATION OF NON-GAAP MEASURES TO GAAP MEASURES

	Twelve months ended December 31,
(Dollars in millions; after-tax)	2015	2014	2013	2012	2011	2010

Reconciliation of underwriting gain (excluding the impact of catastrophes and net favorable prior year reserve development) to net income
Underwriting gain excluding the impact of catastrophes and net favorable prior year reserve development (underlying underwriting gain)	$1,446	$1,430	$1,277	$888	$451	$715
Impact of catastrophes	(338)	(462)	(387)	(1,214)	(1,669)	(729)
Impact of net favorable prior year reserve development	617	616	552	622	473	818

Underwriting gain (loss)	1,725	1,584	1,442	296	(745)	804
Net investment income	1,905	2,216	2,186	2,316	2,330	2,468
Other, including interest expense	(193)	(159)	(61)	(171)	(195)	(229)

Operating income	3,437	3,641	3,567	2,441	1,390	3,043
Net realized investment gains	2	51	106	32	36	173

Net income	$3,439	$3,692	$3,673	$2,473	$1,426	$3,216

The following terms are also used in this Proxy Statement and are defined as follows:

•
Book value per share growth is the percentage change in book value per share over the specified time period.

•
Adjusted book value per share growth is the percentage change in adjusted book value per share over the specified time period.
•
Total shareholder return is the percentage change in the stock price and the cumulative amount of dividends, assuming dividend reinvestment, from the stock price at the beginning of the specified period.
EQUITY COMPENSATION PLAN INFORMATION

The following table sets forth information as of December 31, 2015 regarding the Company's equity compensation plans.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights		Weighted average exercise price of outstanding options, warrants and rights		Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in the first column
Equity Compensation plans approved by security holders(1)	13,725,724	(2)	$74.50 per share	(3)	7,166,384	(4)

(1)
In addition to the Amended and Restated 2004 Stock Incentive Plan and the 2014 Stock Incentive Plan, also included are certain plans for employees in the United Kingdom and the Republic of Ireland and The Travelers Deferred Compensation Plan for Non-Employee Directors. Shares delivered under these plans are issued pursuant to the Amended and Restated 2004 Stock Incentive Plan and the 2014 Stock Incentive Plan.

(2)
Consists of the following as of December 31, 2015: (i) 9,892,037 stock options, (ii) 1,589,077 performance shares and dividend equivalents accrued thereon (assuming issuance of 100% of performance shares granted), (iii) 1,881,865 restricted stock units, (iv) 266,939 director deferred stock awards and dividend equivalents accrued thereon and (v) 95,806 common stock units credited to the deferred compensation accounts of certain non-employee directors in lieu of cash compensation, at the election of such directors. No right to dividends or dividend equivalents is granted on outstanding stock options.

(3)
The weighted average exercise price relates only to stock options and is as of December 31, 2015. The calculation of the weighted average exercise price does not include outstanding equity awards that are received or exercised for no consideration and also does not include common stock units credited to the deferred compensation accounts of certain non-employee directors at fair market value in lieu of cash compensation at the election of such directors.

(4)
Represents shares that are available for grant under the 2014 Stock Incentive Plan as of December 31, 2015.

OTHER BUSINESS

OTHER BUSINESS

The Board does not know of any other matters to be brought before the meeting. If other matters are presented, the proxyholders have discretionary authority to vote all proxies in accordance with their best judgment.

By Order of the Board of Directors,

Wendy C. Skjerven
Corporate Secretary

We make available, free of charge on our website, all of our filings that are made electronically with the SEC, including Forms 10-K, 10-Q and 8-K. To access these filings, go to our website ( www.travelers.com) and click on "SEC Filings" under the "For Investors" heading. Copies of our Annual Report on Form 10-K for the year ended December 31, 2015, including financial statements and schedules thereto, filed with the SEC, are also available without charge to shareholders upon written request addressed to:

Corporate Secretary The Travelers Companies, Inc. 485 Lexington Avenue New York, NY 10017

Annex A

THE TRAVELERS COMPANIES, INC.
AMENDED AND RESTATED 2014 STOCK INCENTIVE PLAN

1.    Purpose.    The purposes of The Travelers Companies, Inc. Amended and Restated 2014 Stock Incentive Plan (the "Plan") are (i) to attract and retain Eligible Persons by providing competitive compensation opportunities, (ii) to provide Eligible Persons with incentive-based compensation in the form of Company Common Stock, (iii) to attract and compensate non-employee directors for service as Board and committee members, (iv) to encourage decision making based upon long-term goals, and (v) to align the interest of Eligible Persons with that of the Company's shareholders by encouraging such persons to acquire a greater ownership position in the Company.

2.    Definitions.    Wherever used herein, the following terms shall have the respective meanings set forth below:

  "Award" means an award to a Participant made in accordance with the terms of the Plan.

  "Board" means the Board of Directors of the Company.

  "Code" means the Internal Revenue Code of 1986, as amended from time to time, and any successor thereto.

  "Company" means The Travelers Companies, Inc.

  "Committee" means the Compensation Committee of the Board, or a subcommittee of that committee, or such other committee of the Board (including, without limitation, the full Board) to which the Board has delegated power to act under or pursuant to the provisions of the Plan. Unless otherwise determined by the Board, the Committee shall consist of no less than two directors, all of whom shall be intended to qualify as "independent directors" within the meaning of Rule 303A of the New York Stock Exchange, as "outside directors" within the meaning of Section 162(m) of the Code, and as "non-employee directors" within the meaning of Rule 16b-3 under the Exchange Act.

  "Common Stock" means the common stock of the Company.

  "Change of Control" means the first to occur of (i) any "person" within the meaning of Section 14(d) of the Exchange Act, other than a Permitted Holder, is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of fifty percent (50%) or more of the then-outstanding Common Stock, other than pursuant to a purchase of Common Stock from the Company; (ii) individuals who constitute the Board on the effective date of this Plan, cease for any reason to constitute at least a majority thereof, provided that any person becoming a director subsequent to the effective date of this Plan, whose election, or nomination for election by the Company's shareholders, was approved by a vote of at least three quarters of the directors comprising the Board on the effective date of this Plan (either by a specific vote or by approval of the proxy statement of the Company in which such person is named as a nominee for director, without objection to such nomination) shall be, for purposes of this clause (ii), considered as though such person were a member of the Board on the effective date of this Plan; (iii) any plan or proposal for the liquidation of the Company is adopted by the shareholders of the Company; (iv) all or substantially all of the assets of the Company are sold, liquidated or distributed (in one or a series of related transactions) to any person or group other than Permitted Holders; or (v) the consummation of a reorganization, merger, consolidation or other corporate transaction involving the Company (a "Transaction"), in each case, with respect to which the shareholders of the Company immediately prior to such Transaction do not, immediately after the Transaction, own more than fifty percent (50%) of the combined voting power of the Company or other entity resulting from such Transaction in substantially the same proportion as their ownership of the voting power of the Company immediately prior to such Transaction. Notwithstanding the foregoing, for purposes of Awards hereunder that are subject to the provisions of Section 409A of the Code and the regulations promulgated thereunder ("Code Section 409A"), no Change of Control shall be deemed to have occurred upon an event described in clauses (i) through (v) above that would have the effect of changing the time of payment of such Award unless such event would also constitute a change in the ownership or effective control of, or a change in the ownership of a substantial portion of the assets of, the Company for purposes of Code Section 409A.

  "Eligible Person" means an employee, non-employee director, consultant or other service provider with respect to the Company or its affiliates.

  "Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time, and any successor thereto.

  "Fair Market Value" means, as of a specified date, unless otherwise determined by the Committee, the closing trading price of a share of Common Stock on the New York Stock Exchange or on any national securities exchange on which the shares of Common Stock are then listed, or if the shares were not traded on such date, then on the immediately preceding date on which such shares of Common Stock were traded, all as reported by such source as the Committee may select.

  "ISO" means an incentive stock option as defined in Section 422 of the Code.

  "Option Proceeds" means the cash actually received by the Company for the exercise price in connection with the exercise of a stock option granted under the Plan plus the tax benefit that could be realized by the Company as a result of such stock option exercise, which tax benefit shall be determined by multiplying (a) the amount that is deductible for federal income tax purposes as a result of such stock option exercise (currently, equal to the amount upon which the Participant's withholding tax obligation is calculated) times (b) the maximum federal corporate income tax rate for the year of exercise. To the extent a Participant pays the exercise price and/or withholding taxes with shares of Common Stock, Option Proceeds shall not be calculated with respect to the amounts so paid with shares.

  "Participant" means an Eligible Person who is selected by the Committee to participate in the Plan.

  "Permitted Holder" means (i) the Company or any of its affiliates, (ii) a trustee or other fiduciary holding securities under an employee benefit plan of the Company or any of its affiliates, (iii) an underwriter temporarily holding securities pursuant to an offering of such securities or (iv) a corporation owned, directly or indirectly, by the shareholders of the Company in substantially the same proportions as their ownership of stock of the Company.

  "Performance Conditions" may, for purposes of Awards under the Plan, include one or more of: earnings per share, earnings before interest and tax, net income, adjusted net income, operating income, stock price, total shareholder return, market share, return on equity, cash return on equity, achievement of profit, loss and/or expense ratio, revenue targets, cash flows, book value, return on assets or return on capital, improvements in capital structure, revenues or sales, working capital, credit rating, improvement in workforce diversity, employee retention, closing of corporate transactions, customer satisfaction, or implementation, completion or attainment of products or projects. Such Performance Conditions may be based on the attainment of levels set for such financial measures with respect to the Company or any subsidiary, division, business unit, or any combination thereof and may be set as an absolute measure or relative to a designated peer group or index of comparable companies. Such Performance Conditions shall be set and defined by the Committee within the time period prescribed by Section 162(m) of the Code, and for purposes of defining such Performance Conditions, the Committee may elect to exclude the impact of certain extraordinary or non-recurring items. Unless specifically determined by the Committee at the time a Performance Condition is set, the satisfaction of any Performance Condition shall be determined by eliminating the impact of any change in accounting rules which becomes effective following the time such Performance Condition is set.

  "Prior Plan" means the Company's Amended and Restated 2004 Stock Incentive Plan.

  "Prior Plan Award" means an equity award granted under the Prior Plan which remains outstanding as of the effective date of this Plan.

3.    Shares Subject to the Plan.    Subject to adjustment as provided in Section 20, the number of shares of Common Stock which shall be available and reserved for grant of Awards under the Plan shall be ~~10,000,000~~ 14,400,000. The shares of Common Stock issued under the Plan may come from authorized and unissued shares or shares purchased in the open market. No Participant may, in any consecutive three calendar year period, be granted Awards of stock options and stock appreciation rights under Sections 7 and 8 of the Plan, respectively, with respect to more than 3,000,000 shares of Common Stock, subject to adjustment as provided in Section 20.

Shares of Common Stock subject to an Award granted under this Plan or a Prior Plan Award that expires unexercised, that is forfeited, terminated or canceled, that is settled in cash or other forms of property, or otherwise does not result in the issuance of shares of Common Stock, in whole or in part, shall thereafter again be available for grant under the Plan. If the exercise price of any stock option is satisfied by delivering shares of Common Stock to the Company (by tender of such shares or attestation) or by authorizing the Company to retain shares of Common Stock, only the number of shares of Common Stock delivered to the Participant net of shares of Common Stock delivered to the Company (by tender or attestation) or retained by the Company shall be deemed delivered for purposes of determining the maximum number of shares of Common Stock available for grant under the Plan. To the extent any shares of Common Stock subject to an Award are not delivered to a Participant because such shares are used to satisfy an applicable tax or other withholding obligations, such shares shall not be deemed to have been delivered for purposes of determining the maximum number of shares of Common Stock available for grant under the Plan. Shares of Common Stock purchased by the Company on the open market using Option Proceeds shall also be available for grant under the Plan; provided, however, that the increase in the number of shares of Common Stock available for grant pursuant to such market purchases shall not be greater than the number that could be repurchased at Fair Market Value on the date of exercise of the stock option giving rise to such Option Proceeds.

In addition, the number of shares of Common Stock available for grant under the Plan shall not be reduced by shares subject to Awards granted upon the assumption of or in substitution for awards granted by a business or entity that is merged into or acquired by (or whose assets are acquired by) the Company.

4.    Administration.

  4.1
  Committee Authority. The Committee shall have full and exclusive power to administer and interpret the Plan, to grant Awards and to adopt such administrative rules, regulations, procedures and guidelines governing the Plan and the Awards as it may deem necessary in its discretion, from time to time. The Committee's authority shall include, but not be limited to, the authority to:

  (i)
  determine the type and timing of Awards to be granted under the Plan;

  (ii)
  select Award recipients and determine the extent of their participation;

  (iii)
  establish all other terms, conditions, restrictions and limitations applicable to Awards and the shares of Common Stock issued pursuant to Awards, including, but not limited to, those relating to a Participant's retirement, death, disability, leave of absence or termination of employment; and

  (iv)
  waive vesting or forfeiture conditions with respect to outstanding Awards.

    The Committee's right to make any decision, interpretation or determination under the Plan shall be in its sole and absolute discretion.

  4.2
  Administration of the Plan. The administration of the Plan shall be managed by the Committee. The Committee shall have the power to prescribe and modify, as necessary, the form of Award document, to correct any defect, supply any omission or clarify any inconsistency in the Plan and/or in any Award document and to take such actions and make such administrative determinations that the Committee deems appropriate in its discretion. Any decision of the Committee in the administration and interpretation of the Plan, as described herein, shall be final, binding and conclusive on all parties concerned, including the Company, its shareholders and subsidiaries and all Participants.

  4.3
  Delegation of Authority. To the extent permitted under applicable law, the Committee may at any time delegate to a committee of the Board or one or more officers of the Company some or all of its authority over the administration of the Plan, with respect to persons who are not subject to the reporting requirements of Section 16(a) of the Exchange Act or "covered employees" described in Section 162(m) of the Code.

5.    Eligibility.    The Committee shall determine which Eligible Persons shall be eligible to receive Awards. No Eligible Person shall have at any time the right to receive an Award, or having been selected for an Award, to receive any further Awards.

The Committee may also grant stock options, stock appreciation rights, restricted stock, performance awards or other Awards under the Plan in substitution for, or in connection with the assumption of, existing options, stock appreciation rights, restricted stock, performance awards or other awards granted, awarded or issued by another entity and assumed or otherwise agreed to be provided for by the Company pursuant to or by reason of a transaction involving a merger, consolidation, plan of exchange, acquisition of property or stock, separation, reorganization or liquidation to which the Company or any subsidiary is a party. The terms and conditions of the substitute Awards may vary from the terms and conditions set forth in the Plan to the extent the Committee at the time of the grant may deem appropriate to conform, in whole or in part, to the provisions of the awards in substitution for which they are granted.

6.    Awards.    Awards under the Plan may consist of: non-qualified stock options, ISOs, stock appreciation rights, restricted stock, performance awards and any other stock-based awards, including deferred stock units.

7.    Stock Options.

  7.1
  Types of Options. Stock options granted under the Plan may be non-qualified stock options, ISOs or any other type of stock option permitted under the Code, as determined by the Committee and evidenced by the document governing the Award.

  7.2
  ISOs. The terms and conditions of any ISO shall be subject to the provisions of Section 422 of the Code and the terms, conditions, limitations and administrative procedures established by the Committee. At the discretion of the Committee, ISOs may be granted to any employee of the Company and its subsidiaries, as such term is defined in Section 424(f) of the Code (each, a "Subsidiary"). No ISO may be granted to any Participant who, at the time of such grant, owns more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or of any Subsidiary, unless (i) the exercise price for such ISO is at least one-hundred and ten percent (110%) of the Fair Market Value of a share of Common Stock on the date the ISO is granted, and (ii) the date on which such ISO terminates is a date not later than the day preceding the fifth anniversary of the date on which the ISO is granted. Any Participant who disposes of shares acquired upon the exercise of an ISO either within two years after the date of grant of such ISO or within one year after the transfer of such shares to the Participant, shall notify the Company of such disposition and of the amount realized upon such disposition. The maximum number of shares of Common Stock available under the Plan for issuance as ISOs shall be the full number of shares reserved for issuance under Section 3 hereof.

    All stock options granted under the Plan are intended to be nonqualified stock options, unless the applicable Award document expressly states that the stock option is intended to be an ISO. If a stock option is intended to be an ISO, and if for any reason such stock option (or portion thereof) shall not qualify as an ISO, then, to the extent of such nonqualification, such stock option (or portion thereof) shall be regarded as a nonqualified stock option granted under the Plan; provided that such stock option (or portion thereof) otherwise complies with the Plan's requirements relating to nonqualified stock options.

  7.3
  Exercise Price and Period. The Committee shall establish the exercise price, which price (other than for substitute options pursuant to Section 5 or options intended to meet the requirements described under Section 26 for Eligible Persons outside of the United States) shall be no less than the Fair Market Value of a share of the Common Stock on the date of grant. Each stock option may be exercised in whole or in part on the terms provided in the Award document. The Committee also shall establish the period during which a stock option is exercisable, provided that in no event may a stock option be exercisable for a period of more than ten (10) years from the date of grant.

    When a stock option is no longer exercisable, it shall be deemed to have lapsed or expired.

  7.4
  Manner of Exercise. The exercise price of each share as to which a stock option is exercised and, if requested, the amount of any federal, state, local or foreign withholding taxes, shall be paid in full at the time of such exercise. For purposes of this Section 7.4, the exercise date of a stock option shall be the later of the date a notice of exercise is received by the Company and, if applicable, the date payment is received by the Company pursuant to clauses (i), (ii), (iii), (iv) or (v) below. The exercise of any stock option shall be contingent on and subject to such payment of the exercise price and withholding taxes, or the arrangement for the satisfaction of such payments in a manner satisfactory to the Committee. Such payment shall be made in any of the following forms:

  (i)
  in cash (including check, bank draft or money order),

  (ii)
  by delivery of shares of Common Stock owned by the Participant (by tender of such shares or by attestation) having a Fair Market Value as of the date of exercise equal to the exercise price for the total number of shares as to which the option is exercised, plus applicable taxes, if requested, subject to (A) the shares so delivered having such characteristics as are required, if necessary, in order to avoid adverse accounting consequences to the Company on account of use of such shares to pay the exercise price and (B) such other guidelines for the tender of Common Stock as the Committee may establish,

  (iii)
  if approved by the Committee in the related Award document or other action by the Committee, authorization of the Company to retain from the total number of shares of Common Stock as to which the option is exercised that number of shares of Common Stock having a Fair Market Value as of the date of exercise equal to the exercise price for the total number of shares as to which the option is exercised, plus applicable taxes, if requested (i.e., a "net settlement" arrangement),

  (iv)
  subject to such rules as may be established by the Committee, through the delivery of irrevocable instructions to a broker to sell Shares obtained upon the exercise of the stock option and to deliver promptly to the Company an amount out of the proceeds of such sale equal to the aggregate exercise price for the Shares being purchased, or

  (v)
  such other consideration as the Committee deems appropriate, or by a combination of cash, shares of Common Stock, retention of shares and such other consideration.

    The Committee may, with the consent of the Participant and subject to Section 21, cancel any outstanding stock option in consideration of a cash payment in an amount not greater than the excess, if any, of the aggregate Fair Market Value (on the date of such cancellation) of the shares subject to the stock option over the aggregate exercise price of such stock option; provided, however, that the Participant's consent is not required for such a cancellation pursuant to Section 13 hereof.

  7.5
  Automatic Exercise in Certain Circumstances. Notwithstanding Sections 7.3 and 7.4 of the Plan, to the extent that any portion of a vested and exercisable stock option remains unexercised as of the close of business on the expiration date of the stock option (either the originally scheduled expiration date or such earlier date on which the stock option would otherwise expire pursuant to the applicable Award documents in connection with a termination of employment other than due to gross misconduct or cause) (the "Automatic Exercise Date"), the entire vested and exercisable portion of such stock option will be exercised on the Automatic Exercise Date without any further action by the Participant to whom the stock option was granted (or the person or persons to whom the stock option may have been transferred in accordance with Section 15 of the Plan and any applicable Award documents), but only if (i) the Fair Market Value per share of Common Stock on the Automatic Exercise Date is at least $0.01 greater than the per share exercise price of the stock option, and (ii) no suspension of the automatic option exercise program described under this Section 7.5 is then in effect. The aggregate exercise price for any option exercise under this Section 7.5 and any related withholding taxes will be paid by the Company retaining from the total number of shares of Common Stock as to which the stock option is being exercised a number of shares having an aggregate Fair Market Value as of the Automatic Exercise Date equal to the amount of such aggregate exercise price plus the applicable withholding taxes. Consistent with Section 26 of the Plan, the Committee shall have the authority to limit or modify the applicability of this provision to Participants who are foreign nationals or employed outside of the United States, or both. Because the responsibility for exercising a stock option rests with the Participant, and because the exercise procedure described in this Section 7.5 is provided only as a convenience to Participants, neither the Committee, the Company nor any of its directors, officers, employees or agents shall incur any liability to any Participant if a stock option expires unexercised because an exercise pursuant to this Section 7.5 fails to occur for any reason.

8.    Stock Appreciation Rights.    An Award of a stock appreciation right shall entitle the Participant, subject to terms and conditions determined by the Committee, to receive upon exercise of the stock appreciation right all or a portion of the excess of the Fair Market Value of a specified number of shares of Common Stock as of the date of exercise of the stock appreciation right over a specified strike price, which price (other than for substitute stock appreciation rights pursuant to Section 5 or stock appreciation rights intended to meet the requirements described under Section 26 for Eligible Persons outside of the United States) shall be no less than the Fair Market Value of a share of the Common Stock on the date of grant of the stock appreciation right or the date of grant of a previously granted related stock option, as determined by the Committee in its discretion. A stock appreciation right may be granted in connection with a previously or contemporaneously granted stock option, or independent of any stock option. If issued in connection with a previously granted related stock option, the Committee shall impose a condition that the exercise of the stock appreciation right cancels the related stock option and exercise of the related stock option cancels the stock appreciation right, and the other terms of the stock appreciation right shall be identical in all respects to the terms of the related stock option except for the medium of payment. Each stock appreciation right may be exercised in whole or in part on the terms provided in the Award document. Stock appreciation rights granted independent of any stock option shall be exercisable for such period as specified by the Committee; provided that, in no event may a stock appreciation right be exercisable for a period of more than ten (10) years. When a stock appreciation right is no longer exercisable, it shall be deemed to have lapsed or terminated. Except as otherwise provided in the applicable agreement, upon exercise of a stock appreciation right, payment to the Participant shall be made in the form of cash, shares of Common Stock or a combination of cash and shares of Common Stock as promptly as practicable after such exercise. The Award document may provide for a limitation upon the amount or percentage of the total appreciation on which payment (whether in cash and/or shares of Common Stock) may be made in the event of the exercise of a stock appreciation right. The Committee may, with the consent of the Participant and subject to Section 21, cancel any outstanding stock appreciation right in consideration of a cash payment in an amount not in excess of the difference between the aggregate Fair Market Value (on the date of such cancellation) of any shares subject to the stock appreciation right and the aggregate strike price of such Shares; provided, however, that the Participant's consent is not required for such a cancellation in connection with the purchase of such stock appreciation right pursuant to Section 13 hereof. The automatic exercise provisions described under Section 7.5 with respect to stock options shall apply on a similar basis with respect to stock appreciation rights.

9.    Restricted Stock.    Restricted stock may be granted in the form of actual shares of Common Stock, which shall be evidenced by a certificate with an appropriate legend, or in uncertificated direct registration form, registered in the name of the Participant but held by the Company until the end of the restricted period, as determined by the Committee. As a condition to the receipt of an award of restricted stock in the form of actual shares of Common Stock, a Participant may be required to execute any stock powers, escrow agreements or other documents as may be determined by the Committee. Any conditions, limitations, restrictions, vesting and forfeiture provisions shall be established by the Committee in its discretion.

The Committee may, on behalf of the Company, approve the purchase by the Company of any shares subject to an Award of restricted stock, to the extent vested, for an amount equal to the aggregate Fair Market Value of such shares on the date of purchase. Awards of restricted stock may provide the Participant with dividends or dividend equivalents (pursuant to Section 17) and voting rights, if in the form of actual shares, prior to vesting. With respect to Awards of restricted stock intended to qualify as "performance-based compensation" under Section 162(m) of the Code, the Committee shall establish and administer Performance Conditions in the manner described in Section 162(m) and Treasury Regulations promulgated thereunder as an additional condition to the vesting or payment, as applicable, of such Awards.

10.    Performance Awards.    Performance awards may be in the form of performance shares valued with reference to a share of Common Stock or performance units valued with reference to an amount of property (including cash) other than shares of Common Stock. Performance awards may also be granted in the form of any other stock-based Award. Performance awards shall entitle a Participant to future payments based upon the attainment of Performance Conditions established in writing by the Committee. Payment shall be made in cash, shares of Common Stock or any combination thereof, as determined by the Committee. The Award document establishing a performance award may establish that a portion of a Participant's Award will be paid for performance that exceeds the minimum target but falls below the maximum target available to the Award. With respect to Awards of restricted stock intended to qualify as "performance-based compensation" under Section 162(m) of the Code, the Committee shall establish and administer Performance Conditions in the manner described in Section 162(m) and Treasury Regulations promulgated thereunder as an additional condition to the vesting or payment, as applicable, of such performance awards. The Award document shall also provide for the timing of payment.

Following the conclusion or acceleration of the period of time designated for attainment of the Performance Conditions, the Committee shall determine the extent to which the Performance Conditions have been attained and shall then cause to be delivered to the Participant (i) a number of shares of Common Stock equal to the number of performance shares or the value of such performance units determined by the Committee to have been earned, and/or (ii) cash equal to the Fair Market Value of such number of performance shares or the value of performance units, as the Committee shall elect or as shall have been stated in the applicable Award document. In no event may performance awards be granted to a single Participant in any calendar year (i) in respect of more than 1,000,000 shares of Common Stock (if the Award is denominated in shares of Common Stock) or (ii) having a maximum payment with a value greater than $15,000,000 (if the Award is denominated in other than shares of Common Stock).

11.    Other Stock-Based Awards.    The Committee may issue unrestricted shares of Common Stock, or other awards denominated in Common Stock (including but not limited to phantom stock and restricted or deferred stock units), to Participants, alone or in tandem with other Awards, in such amounts and subject to such terms and conditions as the Committee shall from time to time in its sole discretion determine. With respect to such Awards intended to qualify as "performance-based compensation" under Section 162(m) of the Code, the Committee shall establish and administer Performance Conditions in the manner described in Section 162(m) and Treasury Regulations promulgated thereunder as an additional condition to the vesting and payment of such Awards in accordance with Section 10.

12.    Award Documents.    Each Award under the Plan shall be evidenced by an Award document (which may consist of a term sheet or an agreement, and may be provided in electronic form) setting forth the terms and conditions, as determined by the Committee, which shall apply to such Award, in addition to the terms and conditions specified in the Plan. The Committee may, in its discretion, place terms in the Award documents that provide for the acceleration of any time periods relating to the exercise or realization of any Awards so that such Awards may be exercised or realized in full on or before a date fixed by the Committee, in connection with a Change of Control.

13.    Change of Control.    The Committee may, in its discretion, at the time an Award is made hereunder or at any time prior to, coincident with or after the time of a Change of Control:

  (i)
  provide for the purchase or cancellation of such Awards, for an amount of cash, if any, equal to the amount which could have been obtained upon the exercise or realization of such rights had such Awards been currently exercisable or payable;

  (ii)
  make such adjustment to the Awards then outstanding as the Committee deems appropriate to reflect such transaction or change (including the acceleration of vesting); and/or

  (iii)
  cause the Awards then outstanding to be assumed, or new rights substituted therefore, by the surviving corporation in such Change of Control.

The Committee may, in its discretion, include such further provisions and limitations in any Award document as it may deem equitable and in the best interests of the Company.

14.    Withholding.    The Company and its subsidiaries shall have the right to deduct from any payment to be made pursuant to the Plan, or to require prior to the issuance or delivery of any shares of Common Stock or the payment of cash under the Plan, any taxes (whether federal, state, local or foreign) to be withheld therefrom. The Committee may, in its discretion, permit a Participant to elect to satisfy such withholding obligation by any of the methods pursuant to which the exercise price of a stock option may be paid pursuant to Section 7. Any satisfaction of tax obligations through the withholding of shares may only be up to the statutory minimum tax rate. Any fraction of a share of Common Stock required to satisfy such obligation shall be disregarded and the amount due shall instead be paid in cash to the Participant.

15.    Transferability.    Except as provided in this Section, during the lifetime of a Participant to whom an Award is granted, only that Participant (or that Participant's legal representative in the case of disability) may exercise a stock option or stock appreciation right, or receive payment with respect to restricted stock, a performance award or any other Award. The Committee may permit (on such terms, conditions and limitations as it determines), an Award of restricted stock, stock options, stock appreciation rights, performance shares or performance units or other Awards to be transferred or transferable to family members, charities or estate planning vehicles, in each case, for no consideration and only to the extent permissible by law and, in the case of an ISO, to the extent permissible under Section 422 of the Code. Other than as stated in the preceding sentence, no Award may be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered by a Participant otherwise than by will or by the laws of descent and distribution, and any such purported assignment, alienation, pledge, attachment, sale, transfer or encumbrance shall be void and unenforceable against the Company.

16.    Deferrals and Settlements.    The Committee may require or permit Participants to elect to defer the issuance of shares or the settlement of Awards in cash under such rules and procedures as it may establish under the Plan. It may also provide that deferred settlements include the payment or crediting of interest or dividend equivalents on the deferral amounts. Any such rules or procedures shall comply with the requirements of Code Section 409A, including those with respect to the time when a deferral election may be made, the period of the deferral and the events that would result in the payment of the deferred amount.

17.    Dividends and Dividend Equivalents.    An Award (~~including without limitation~~ other than a stock option or stock appreciation right) may, if so determined by the Committee, provide the Participant with the right to receive dividend payments or dividend equivalent payments with respect to Common Stock subject to the Award (both before and after the Common Stock subject to the Award is earned, vested or acquired), which payments may be either made currently or credited to an account for the Participant, and may be settled in cash or Common Stock, as determined by the Committee; provided, however, that in the case of any performance-based Awards, any associated dividends or dividend equivalent payments will not be paid unless and until the corresponding portion of the underlying Award is earned. Any such settlements, and any such crediting of dividends or dividend equivalents or reinvestment in shares of Common Stock, may be subject to such conditions, restrictions and contingencies as the Committee shall establish, including the reinvestment of such credited amounts in Common Stock equivalents. ~~To the extent any stock option or stock appreciation right Award is intended to avoid the application of Code Section 409A, the right to any dividend equivalent payment in connection therewith shall not be contingent, directly or indirectly, upon the exercise of the related stock option or stock appreciation right. In no event shall any dividend equivalent rights be granted with respect to stock options or stock appreciation rights that were granted under one of the Company's prior equity incentive plans prior to the effective date of this Plan.~~

18.    No Right to Awards or Employment.    No person shall have any claim or right to be granted an Award, and the grant of an Award shall not be construed as giving a Participant the right to continue in the employ of the Company or its subsidiaries. Further, the Company and its subsidiaries expressly reserve the right at any time to dismiss a Participant without any liability, or any claim under the Plan, except as expressly provided herein or in any Award document entered into hereunder.

19.    Rights as a Shareholder.    Unless the Committee determines otherwise, a Participant shall not have any rights as a shareholder with respect to shares of Common Stock covered by an Award until the date the Participant becomes the holder of record with respect to such shares. No adjustment will be made for dividends or other rights for which the record date is prior to such date, except as provided in Section 17.

20.    Adjustment of and Changes in Common Stock.    Except as otherwise provided under Section 13 or as separately addressed pursuant to Section 17, in the event of any Share dividend or split, reorganization, recapitalization, merger, consolidation, spin-off, combination or transaction or exchange of Shares or other corporate exchange, equity restructuring (as defined under Financial Accounting Standards Board (FASB) Accounting Standards Codification 718), or any distribution to shareholders other than regular cash dividends or any transaction similar to the foregoing the Committee shall cause there to be made a substitution or adjustment, as it determines to be equitable in order to prevent a dilution or enlargement of rights relative to other shareholders of Common Stock, to (i) the number and kind of shares of Common Stock or other securities issued or reserved for issuance pursuant to the Plan and to outstanding Awards (including but not limited to the number and kind of shares of Common Stock or other securities to which such Awards are subject, and the exercise or strike price of such Awards) to the extent such other Awards would not otherwise automatically adjust in the equity restructuring, (ii) the maximum number of Shares for which Awards may be granted during a specified period to any Participant, and/or (iii) any other affected terms of such Awards; provided, in each case, that no such adjustment shall be authorized under this Section 20 to the extent that such adjustment would cause an Award to be subject to adverse tax consequences under Section 409A of the Code. In either case, any such substitution or adjustment shall be conclusive and binding for all purposes of the Plan. Unless otherwise determined by the Committee, the number of shares of Common Stock subject to an Award shall always be a whole number. In no event shall an outstanding stock option or stock appreciation right be amended for the sole purpose of decreasing the exercise price or strike price thereof, except in accordance with Section 21 of the Plan.

21.    Amendment; Repricing.    The Board may amend, suspend or terminate the Plan or any portion thereof at any time, provided that (i) no amendment shall be made without shareholder approval if such approval is necessary in order for the Plan to continue to comply with the rules of the New York Stock Exchange or if such approval is necessary in order for the Company to avoid being denied a tax deduction under Section 162(m) of the Code, and (ii) no amendment, suspension or termination may materially adversely affect any outstanding Award without the consent of the Participant to whom such Award was made; provided, however, that the Committee may amend the Plan in such manner as it deems necessary to permit the granting of Awards to meet the requirements of the Code or other applicable laws (including, without limitation, to avoid adverse tax or accounting consequences to the Company or to Participants). Except for adjustments pursuant to Section 20, in no event may any stock option or stock appreciation right granted under the Plan be amended to decrease the exercise price or strike price thereof, as the case may be, or be cancelled (i) in exchange for a cash payment exceeding the excess (if any) of the Fair Market Value of shares covered by such stock option or stock appreciation right over the corresponding exercise price or strike price for such Award or (ii) in conjunction with the grant of any new stock option or stock appreciation right or other Award with a lower exercise price or strike price, as the case may be, or otherwise be subject to any action that would be treated under the rules of the New York Stock Exchange as a "repricing" of such stock option or stock appreciation right, unless such amendment, cancellation or action is approved by the Company's shareholders in accordance with applicable law and rules of the New York Stock Exchange.

22.    Government and Other Regulations.    The obligation of the Company to settle Awards in Common Stock shall be subject to all applicable laws, rules, and regulations, and to such approvals by governmental agencies as may be required. Notwithstanding any terms or conditions of any Award to the contrary, the Company shall be under no obligation to offer to sell or to sell and shall be prohibited from offering to sell or selling any shares of Common Stock pursuant to an Award unless such shares have been properly registered for sale pursuant to the Securities Act of 1933 with the Securities and Exchange Commission or unless the Company has received an opinion of counsel, satisfactory to the Company, that such shares may be offered or sold without such registration pursuant to an available exemption therefrom and the terms and conditions of such exemption have been fully complied with. The Company shall be under no obligation to register for sale under the Securities Act of 1933 any of the shares of Common Stock to be offered or sold under the Plan. If the shares of Common Stock offered for sale or sold under the Plan are offered or sold pursuant to an exemption from registration under the Securities Act of 1933, the Company may restrict the transfer of such shares and may legend the Common Stock certificates representing such shares in such manner as it deems advisable to ensure the availability of any such exemption.

23.    Relationship to Other Benefits.    No payment under the Plan shall be taken into account in determining any benefits under any pension, retirement, profit sharing, group insurance or other benefit plan of the Company or any subsidiary or affiliate of the Company except as otherwise specifically provided in such other plan.

24.    Governing Law.    The Plan shall be construed and its provisions enforced and administered in accordance with the laws of the State of Minnesota applicable to contracts made and performed wholly within such state by residents thereof.

25.    Effective Date.    This Plan was approved by the Board on February 5, 2014, subject to approval by the Company's shareholders, and will become effective upon the date of such shareholder approval. Subject to earlier termination pursuant to Section 21, the Plan shall terminate on February 5, 2024. No Award may be granted under the Plan after February 5, 2024, but Awards theretofore granted may extend beyond that date.

26.    Foreign Eligible Persons.    Awards may be granted to Participants who are foreign nationals or employed outside the United States, or both, on such terms and conditions different from those applicable to Awards to Participants employed in the United States as may, in the judgment of the Committee, be necessary or desirable in order to recognize differences in local law or tax policy. The Committee also may impose conditions on the exercise or vesting of Awards in order to minimize the Company's obligation with respect to tax equalization for Eligible Persons on assignments outside their home country.

27.    Compliance with Code Section 409A.

  27.1
  Separation from Service. If any amount shall be payable with respect to any Award hereunder as a result of a Participant's termination of employment or other service and such amount is subject to the provisions of Code Section 409A, then notwithstanding any other provision of this Plan, a termination of employment or other service will be deemed to have occurred only at such time as the Participant has experienced a "separation from service" as such term is defined for purposes of Code Section 409A.

  27.2
  Timing of Payment to a Specified Employee. If any amount shall be payable with respect to any Award hereunder as a result of a Participant's "separation from service" at such time as the Participant is a "specified employee" and such amount is subject to the provisions of Code Section 409A, then notwithstanding any other provision of this Plan, no payment shall be made, except as permitted under Code Section 409A, prior to the first day of the seventh (7th) calendar month beginning after the Participant's separation from service (or the date of his or her earlier death). The Company may adopt a specified employee policy that will apply to identify the specified employees for all deferred compensation plans subject to Code Section 409A; otherwise, specified employees will be identified using the default standards contained in the regulations under Code Section 409A.

  27.3
  General Compliance with Code Section 409A. Notwithstanding other provisions of the Plan or any Award agreements thereunder, no Award shall be granted, deferred, accelerated, extended, paid out or modified under this Plan in a manner that would result in the imposition of an additional tax under Code Section 409A upon a Participant. In the event that it is reasonably determined by the Committee that, as a result of Code Section 409A, payments in respect of any Award under the Plan may not be made at the time contemplated by the terms of the Plan or the relevant Award agreement, as the case may be, without causing the Participant holding such Award to be subject to taxation under Code Section 409A, such payments or other benefits shall be deferred, if deferral will make such payment or other benefits compliant under Code Section 409A, or otherwise such payment or other benefits shall be restructured, to the minimum extent necessary, in a manner, reasonably determined by the Committee, that does not cause such an accelerated or additional tax or result in an additional cost to the Company (without any reduction in such payments or benefits ultimately paid or provided to the Participant). The Company shall use commercially reasonable efforts to implement the provisions of this Section 27 in good faith; provided that neither the Company, the Board, the Committee nor any of the Company's employees, directors or representatives shall have any liability to Participants with respect to this Section 27.

28.    Awards Subject to the Plan.    In the event of a conflict between any term or provision contained in the Plan and a term contained in any Award agreement, the applicable terms and provisions of the Plan will govern and prevail.

29.    Fractional Shares.    Notwithstanding other provisions of the Plan or any Award agreements thereunder, the Company shall not be obligated to issue or deliver fractional Shares pursuant to the Plan or any Award and the Committee shall determine whether cash, other securities, or other property shall be paid or transferred in lieu of any fractional Shares or whether such fractional Shares or any rights thereto shall be cancelled, terminated or otherwise eliminated with, or without, consideration.

30.    Severability.    If any provision of the Plan or any Award is, or becomes or is deemed to be invalid, illegal, unenforceable in any jurisdiction or as to any Participant or Award, or would disqualify the Plan or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to the applicable laws, or if it cannot be construed or deemed amended without, in the determination of the Committee, materially altering the intent of the Plan or the Award, such provision shall be stricken as to such jurisdiction, Participant or Award and the remainder of the Plan and any such Award shall remain in full force and effect.

31.    Forfeiture/Clawback.    Any Awards granted under the Plan may be subject to reduction, cancellation, forfeiture or recoupment to the extent required by applicable law or listed company rules or to the extent otherwise provided in an Award agreement at the time of grant.

YOU HAVE THREE WAYS TO VOTE: VOTE BY INTERNET - www.proxyvote.com Use the Internet to transmit your voting instructions electronically. Have your Notice of Internet Availability of Proxy Materials or proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions. Have your Notice of Internet Availability of Proxy Materials or proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign, date and return your proxy card in the postage-paid envelope that has been provided to you or return it to The Travelers Companies, Inc., c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. If you are a shareholder of record or hold shares through a broker or bank, your vote must be received by 11:59 p.m. Eastern Daylight Time on May 18, 2016. If you are a current or former employee voting shares held under Travelers' 401(k) Savings Plan, however, your vote with respect to those plan shares must be received by 11:59 p.m. Eastern Daylight Time on May 17, 2016. Please consult the separate voting instructions provided for persons holding shares through a Company employee benefit or compensation plan. ELECTRONIC DELIVERY OF FUTURE SHAREHOLDER COMMUNICATIONS If you would like to reduce the costs incurred by The Travelers Companies, Inc. in mailing proxy materials, you can consent to receiving all future Notices of Internet Availability of Proxy Materials electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access shareholder communications electronically in future years. 485 LEXINGTON AVENUE NEW YORK, NY 10017 TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: E01778-P76278-Z67433-Z67434 KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. THE TRAVELERS COMPANIES, INC. The Board of Directors recommends you vote FOR each of the Nominees listed in Proposal 1 and FOR Proposals 2, 3 and 4. 1. Election of the fourteen directors listed below. For ! ! ! ! ! ! ! ! ! ! ! ! Against Withhold Nominees: ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! 1a. Alan L. Beller For Against Withhold ! ! For ! ! Against ! ! Abstain 1m. Donald J. Shepard 1b. John H. Dasburg 1c. Janet M. Dolan 1n. Laurie J. Thomsen 1d. Kenneth M. Duberstein 2. Ratification of the appointment of KPMG LLP as The Travelers Companies, Inc. independent registered public accounting firm for 2016. ! ! ! ! ! ! ! ! ! 1e. Jay S. Fishman 1f. Patricia L. Higgins 3. Non-binding vote to approve executive compensation. 4. Approve an amendment to The Travelers Companies, Inc. 2014 Stock Incentive Plan. 1g. Thomas R. Hodgson 1h. William J. Kane The Board of Directors recommends you vote AGAINST Proposals 5 and 6. 5. Shareholder proposal relating to increased disclosure of political contributions and expenditures, if presented at the Annual Meeting of Shareholders. Shareholder proposal relating to increased disclosure of lobbying, if presented at the Annual Meeting of Shareholders. ! ! ! ! ! ! 1i. Cleve L. Killingsworth Jr. 6. 1j. Philip T. Ruegger III IF NO BOXES ARE MARKED AND THE PROXY IS SIGNED, THIS PROXY WILL BE VOTED IN THE MANNER DESCRIBED ON THE REVERSE SIDE. 1k. Todd C. Schermerhorn 1l. Alan D. Schnitzer Yes ! No ! Please indicate if you plan to attend this meeting. NOTE: Please sign exactly as the name appears herein. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, or on behalf of a corporation or other business entity, please give full title as such. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to be Held on May 19, 2016: the Notice and Proxy Statement and Annual Report are available at www.proxyvote.com. For driving directions to the Annual Meeting, please see the "Notice of Internet Availability of Proxy Materials - FAQs" posted on our website at www.travelers.com under "For Investors". E01779-P76278-Z67433-Z67434 THE TRAVELERS COMPANIES, INC. Proxy Solicited on Behalf of the Board of Directors of The Travelers Companies, Inc. for the Annual Meeting of Shareholders, May 19, 2016 The signer(s) hereby constitute(s) and appoint(s) Alan D. Schnitzer, Jay S. Fishman, Kenneth F. Spence III and Wendy C. Skjerven, and each of them, the signer(s) true and lawful agents and proxies, with full power of substitution in each, to represent the signer(s) at the Annual Meeting of Shareholders of The Travelers Companies, Inc. to be held on May 19, 2016 at 9:30 a.m. (Eastern Daylight Time) and at any adjournments or postponements thereof, and to vote as specified on this proxy all shares of stock of The Travelers Companies, Inc. held of record by the signer(s) at the close of business on March 21, 2016 as the signer(s) would be entitled to vote if personally present, on all matters properly coming before the Annual Meeting, including but not limited to the matters set forth on the reverse side of this proxy. The signer(s) hereby acknowledge(s) receipt of the Notice of Internet Availability of Proxy Materials and/or Proxy Statement. The signer(s) hereby revoke(s) all proxies heretofore given by the signer(s) to vote at the Annual Meeting and any adjournments or postponements thereof. This proxy when properly executed will be voted in the manner directed on the reverse side. If this proxy is signed but no direction given, this proxy will be voted FOR the election of each of the director nominees listed on the reverse side, FOR Proposal 2, FOR Proposal 3, FOR Proposal 4, AGAINST Proposal 5 and AGAINST Proposal 6. It will be voted in the discretion of the proxies upon such other matters as may properly come before the Annual Meeting. iF no boXes are MarKed, tHis ProXY WiLL be voted in tHe Manner described above. continued and to be signed on reverse side